UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
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(Amendment No. __ )

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Raymond James Financial, Inc.

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Proxy Statement

and Notice of 2023 Annual Meeting of Shareholders

60 YEARS

RAYMOND JAMES®

Who We Are

OUR VISION
Our vision is to be a financial services firm as unique as the people we serve, transforming lives, businesses and communities through the power of personal relationships and professional advice.

OUR MISSION
Our business is people and their financial well-being.
We are committed to helping individuals, corporations and institutions achieve their unique goals, while also developing and supporting successful professionals, and helping our
communities prosper.

OUR VALUES

We put clients first. If we do what’s right for our clients, the firm will do well and we’ll all benefit.	We act with integrity. We put others above self, and what’s right above what’s easy. We believe doing well and doing good aren’t mutually exclusive.	We value independence. We respect autonomy, celebrate individuality and welcome diverse perspectives, while encouraging collaboration and innovation.	We think long term. We act responsibly, taking a conservative approach that translates into a strong, stable firm for clients, advisors, associates and shareholders.

Letters from Leadership
January 11, 2023
Dear Fellow Shareholder,
I am pleased to invite you to our 2023 Annual Meeting of Shareholders, which will be held virtually, via webcast, on February 23, 2023, at 4:30 p.m. Eastern Standard Time (EST).
Notwithstanding the challenging and volatile market environment, Raymond James achieved record financial results in fiscal 2022, with annual net revenues of $11 billion and net income available to common shareholders of $1.5 billion, driven by record net revenues in the Private Client Group, Asset Management and Bank segments and record pre-tax income in the Private Client Group. These strong results highlight the resilience of our business model and reinforce the value of our diverse and complementary businesses.
We are once again delivering proxy materials to certain shareholders over the Internet. The Notice of Internet Availability of Proxy Materials ("Notice") contains instructions on how to access our Proxy Statement, Annual Report and other soliciting materials, and on how to vote. The Notice also contains instructions on how to request paper copies of these materials if you so desire.
During the meeting, we will consider the proposals described in this Proxy Statement, and I will provide updates on our performance and progress on strategic initiatives. Your vote is very important to us. Whether or not you plan to participate in the virtual-only meeting directly, we ask that your shares be represented and voted.
On behalf of the Board of Directors and the management of Raymond James, I extend our appreciation for your continued support.
Yours sincerely,

Paul C. Reilly Chair and Chief Executive Officer

2023 PROXY STATEMENT	3

January 11, 2023
Dear Fellow Shareholder,
It was another highly successful and eventful year for Raymond James Financial. Your company delivered value to our shareholders through several accomplishments over the fiscal year, including: record annual net revenues of $11 billion; record net revenues in our Private Client Group, Asset Management and Bank segments and record pre-tax income in the Private Client Group; strong earnings growth; and achieving a 17.0% return on common equity and 18.2% adjusted return on common equity. And we accomplished this as we also returned $437 million to shareholders through common stock dividends and share repurchases, successfully completed acquisitions of Charles Stanley Group PLC, TriState Capital Holdings, Inc., and SumRidge Partners, LLC, and all while maintaining a strong capital position with total capital to risk-weighted assets of 20.4%, well above regulatory requirements.
We also ensured that our company maintained the highest standards of integrity, transparency and culture of clients first, while ensuring our associates have an open, welcoming and diverse workplace in which each person has the opportunity to excel. Your board restructured our board committees, separating our Corporate Governance, Nominating and Compensation Committee into two separate committees—the Compensation and Talent Committee and the Corporate Governance and ESG Committee—defining even more robustly our commitment to all of our stakeholders in order to provide oversight and effectiveness at the board level and long term financial sustainability to our shareholders.
Upon completion of my tenure as both a director and as Lead Director of this incredible organization for the past six years, I would like to reflect on the priorities this company has demonstrated to me personally and indeed to all of us as shareholders.
First and foremost, this company lives its values, every day. They permeate the organization in all decisions, large and small. All decisions made by your board are consistent with the values this company has held since its founding and growth under both Tom James and Paul Reilly. Second, this company always reflects a “client-first” mindset and a commitment to its associates and the advisors who serve those clients, with a focus on independence and what is in the clients’ best interests.
As a new director during the financial crisis in 2008-2010, I saw firsthand the CEO and board do what was in the clients’ best interest for long-term financial sustainability, and that continued to what I witnessed during the COVID-19 period and all years in between. This company has always looked to the long-term regarding the needs of associates, clients, regulators, communities and investors.
So, it is with both joy and sadness that I complete my service on the board. Sadness in leaving the exciting, interesting and dynamic board and company of which I have been so honored to be a part. Joy in that I know what an amazing, committed and talented group of people lead this company—from the financial advisors and front-line associates to the Executive Committee and Board of Directors. I have seen our values consistently demonstrated from the very top, as Paul Reilly continues his exceptional leadership of this great company as CEO and Chair, and as the legend of Tom James continues as a member of the board.
And I know that Jeff Edwards, our new Lead Director, will be a strong voice of independent leadership for your board. With his tremendous experience in and knowledge of the financial services industry, along with his vast skillset and talents, he will partner with Chair Paul Reilly to lead this incredible group of directors in a way that you can depend on to represent you and your expectations.
I look forward to continuing with you as a shareholder in one of the truly great companies!
Yours sincerely,

Susan N. Story Lead Independent Director

4

Notice of 2023 Annual Meeting of Shareholders

Date and Time
Thursday, February 23, 2023, 4:30 p.m. (EST)
Place
The meeting will be a virtual-only meeting, conducted exclusively via webcast at www.virtualshareholdermeeting.com/RJF2023.
There will not be a physical location for the meeting, so you will not be able to attend the meeting in person. Shareholders will be able to attend, vote, and submit questions (both before, and during a portion of, the meeting) virtually.
Record Date
December 21, 2022 (“Record Date”)
Agenda The following proposals will be voted upon:
Proposal 1: To elect the ten (10) director nominees named in the Proxy Statement
Proposal 2: To hold an advisory vote on our executive compensation
Proposal 3: To hold an advisory vote on the frequency of advisory votes on executive compensation
Proposal 4: To approve the Amended and Restated 2012 Stock Incentive Plan
Proposal 5: To ratify our independent registered public accounting firm for fiscal 2023
Other: To act on any other business that may properly come before the meeting

Who Can Vote Shareholders of record on the Record Date
Who Can Attend
All shareholders are invited to attend the Annual Meeting.
To attend the meeting at www.virtualshareholdermeeting. com/RJF2023, you must enter the control number on your Notice of Internet Availability of Proxy Materials (“Notice”), proxy card or voting instruction form. The virtual meeting room will open at 4:15 p.m. (EST).

Date of Mailing
A Notice or the Proxy Statement, a 2022 Annual Report to Shareholders, and a form of proxy are first being sent to shareholders and participants in our Employee Stock Ownership Plan on or about January 11, 2023.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on February 23, 2023:
The Proxy Statement, the 2022 Annual Report to Shareholders and the form of proxy card are available online at www.raymondjames.com/investor-relations/news-and-events/shareholders-meeting.

Whether or not you are able to attend the virtual Annual Meeting, please complete, sign and return your proxy card by mail, or vote via the Internet or the toll-free telephone number.
By Order of the Board of Directors,
Jonathan N. Santelli,
General Counsel and Secretary
January 11, 2023

2023 PROXY STATEMENT	5

6

Company Highlights
About Raymond James
We are a different kind of financial services firm. At a time when the business of investment advice was about telling, Raymond James started with asking. We asked clients about their needs, their concerns and their long-term goals. And more importantly, we listened, providing truly personalized guidance rooted in people-first service. Nearly 60 years after our founding, we are a publicly traded, global company with distinct business units that serve clients in all 50 states, Canada and the United Kingdom. Throughout that growth, we’ve remained true to the core values that made it possible – long-term planning, independence, integrity and client-first service.
Our mission is to help individuals, corporations and institutions achieve their unique goals, while also developing and supporting successful professionals, and helping our communities prosper.
Our vision is to be a financial services firm as unique as the people we serve, transforming lives, businesses and communities through the power of personal relationships and professional advice.
Among the keys to our success, our emphasis on putting the client first is at the core of our corporate values. We also believe in maintaining a conservative, long-term approach in our decision making. We believe this disciplined approach has helped us build a strong, stable financial services firm for clients, advisors, associates and shareholders.

By the numbers*

$1.09 trillion in total client assets	Approximately 8,700 financial advisors	More than 2x required total capital ratio	139 consecutive quarters of profitability	S&P 500 & Fortune 400 company	Strong issuer and senior long term debt credit ratings: A-/Stable Outlook (Fitch), A3/Stable Outlook (Moody’s), BBB+/Positive Outlook (S&P)

Diverse and Complementary Businesses**
Total net revenues of $11.0 billion for fiscal year ended
September 30, 2022
FY 2022
*    As of September 30, 2022.
**    Chart is intended to show relative contribution of each of the firm’s four core business segments. Amounts do not add up to total net revenues due to “Other” segment and intersegment eliminations not being depicted. "Other" includes the firm’s private equity investments and interest income on certain corporate cash balances, as well as certain corporate overhead costs of Raymond James Financial, including the interest cost of our public debt, losses on extinguishment of debt, and certain acquisition-related expenses.

2023 PROXY STATEMENT	7

Company Highlights
Growth Initiatives

Drive organic growth across core businesses	Expand investments in technology	Maintain disciplined focus on strategic M&A
2022 Performance Highlights

in millions, except per share amounts	2022	2021	% Change
Net Revenues	$11,003	$9,760	13%
Net Income Available to Common Shareholders	$1,505	$1,403	7%
Earnings per Common Share (Diluted)	$6.98	$6.63	5%
Common Shareholders’ Equity Attributable to RJF	$9,338	$8,245	13%
Common Shares Outstanding(1)	215.1	205.7	5%
Book Value per Share	$43.41	$40.08	8%
(1)Excludes non-vested Restricted Stock Units ("RSUs")
All Data as of Fiscal Year Ended September 30, 2022
•Record annual net revenues of $11.0 billion, an increase of 13% over fiscal 2021
•Record net revenues in Private Client Group, Asset Management and Bank segments and record pre-tax income in the Private Client Group highlight the resilience of the business model and reinforce the value of our diverse and complementary businesses
•Record net income available to common shareholders of $1.51 billion, or $6.98 per diluted share; Record adjusted net income available to common shareholders of $1.62 billion(1), or $7.49 per diluted share(1)
•Return on common equity of 17.0% and adjusted return on common equity of 18.2%(1), both strong results, particularly given our robust capital position throughout fiscal 2022
•Completed acquisitions of Charles Stanley Group, TriState Capital Holdings, and SumRidge Partners
•Returned $437 million to shareholders through common stock dividends and share repurchases
•Maintained strong capital position with total capital to risk-weighted assets of 20.4%, well above regulatory requirements
(1)Adjusted net income available to common shareholders, adjusted earnings per diluted share, and adjusted return on common equity are each non-GAAP financial measures. Please refer to Appendix A for reconciliations of these measures to the most directly comparable GAAP measures and other important disclosures.

8

Company Highlights
ESG Highlights
Through fiscal year 2022, we maintained focus on environmental, social and governance (ESG) opportunities as we sought to build a more sustainable future for clients, associates, advisors and the communities we serve. For additional information, please reference the 2022 Corporate Responsibility Report which is available on our website.

	PEOPLE	SUSTAINABILITY

$975,000
Contributed to the Black community since 2021
On track to meet $1.5 million pledged
over three years
DIVERSITY METRICS*
Launched the Veteran Financial Advisors Network
*As of September 2022, reflective of how our U.S. associates self-identify

$14 billion
in equity raised by Raymond James Affordable
Housing Investments since inception in 1986 for
housing finance authorities and housing developers,
including nearly $1.4 billion in equity raised in
fiscal year 2022

Nearly 80% of Raymond James financial advisors utilize at least one sustainable investment fund with their clients

Measured Scope 1 and Scope 2 greenhouse gas emissions, disclosed in our inaugural Task Force on Climate-Related Financial Disclosures (TCFD)

	COMMUNITY	GOVERNANCE

RAYMOND JAMES CARES MONTH		BOARD OF DIRECTORS**

7,000 volunteer hours	120,000 people across 110 communities assisted

Split the Corporate Governance, Nominating and
Compensation Committee into two committees:
the Corporate Governance and ESG Committee
and the Compensation and Talent Committee***
**This information pertains to our non-executive director nominees.
***As of 2/24/22

$7.4 million raised in December 2022 through United Way

HURRICANE IAN RELIEF Firm and senior leadership donated over $800,000 in aid to impacted areas and relief organizations

2023 PROXY STATEMENT	9

Proxy Summary
To help you review the proposals to be voted upon at our 2023 Annual Meeting, we have summarized important information in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should carefully read the entire Proxy Statement and our other proxy materials before voting.

Proposal 1

Election of Directors

The Board recommends a vote FOR each director nominee.	See page 18

Director Nominees
The following provides summary information about each director nominee.

			Director Since	Committee Membership
Name and Primary Occupation	Independent	Age		ARC	CG&ESG	C&T	CPC
Marlene Debel Executive Vice President and Chief Risk Officer, MetLife, Inc.		56	2020
Robert M. Dutkowsky Former Chief Executive Officer and Executive Chairman, Tech Data Corporation		68	2018
Jeffrey N. Edwards Chief Operating Officer, New Vernon Advisers, LP		61	2014
Benjamin C. Esty Professor of Business Administration, Harvard University Graduate School of Business Administration		60	2014
Anne Gates Former President, MGA Entertainment, Inc.		63	2018
Thomas A. James Chair Emeritus and former Chief Executive Officer		80	1974
Gordon L. Johnson President, Highway Safety Devices, Inc.		65	2010
Roderick C. McGeary Former Chairman, Co-President and Co-Chief Executive Officer, Tegile Systems, Inc.		72	2015
Paul C. Reilly Chair and Chief Executive Officer		68	2006
Raj Seshadri President, Data and Services, Mastercard Incorporated		57	2019

ARC	Audit and Risk Committee
CG&ESG	Corporate Governance and ESG Committee

C&T	Compensation and Talent Committee
CPC	Capital Planning Committee

Chair
Member

10

Proxy Summary

Non-Executive Board Nominees Snapshot
Our non-executive (i.e. non-employee) director nominees have a diversity of experience and a variety of complementary skills, education, qualification and viewpoints that strengthen the Board’s ability to carry out its oversight role.

62.8 average age

56-72 age range

<5 years

5-10 years

>10 years

6.4 average years of service
Non-Executive Board Nominees Skills Matrix
The information below summarizes the range of selected qualifications and experiences that each non-executive director nominee brings to our Board.

Non-Executive Director Nominee	Financial Industry Experience	Chair & CEO Experience	Financial Reporting	Corporate Governance	Risk Management	Technology
Marlene Debel
Robert M. Dutkowsky
Jeffrey N. Edwards
Benjamin C. Esty
Anne Gates
Gordon L. Johnson
Roderick C. McGeary
Raj Seshadri

2023 PROXY STATEMENT	11

Proxy Summary

Governance Highlights

Board Independence and Qualifications
•Nine of our current 11 directors, and eight of our 10 director nominees, are non-executive directors who have been deemed independent under Securities and Exchange Commission ("SEC") and New York Stock Exchange ("NYSE") rules
•All of our Board committees other than the CPC are composed exclusively of independent directors
•Nominees to our Board may not serve on more than three (3) other public company boards

Board Diversity and Refreshment	•38% of our non-executive director nominees are people of color •38% of our non-executive director nominees are women •Non-executive directors are normally expected to serve for no more than 12 years
Accountability
•Directors are elected for one-year terms
•Directors must receive a majority vote of our shareholders to be re-elected
•Special meetings of shareholders may be called by holders of 10% or more of our common shares
•Our shareholders may act by written consent in lieu of a meeting
•We do not maintain a shareholder rights plan, or “poison pill”
•We maintain a Director Code of Conduct applicable to the Board
•A robust compensation recoupment (“clawback”) policy applicable to executive officers, with triggers including materially imprudent judgment causing financial or reputational harm

Lead Independent Director
•A lead independent director, selected by our independent directors, operates pursuant to a separate written charter
•Duties include presiding over executive sessions, recommending agenda topics, facilitating annual self-evaluation of Board and its committees, assisting in performance evaluation of our CEO, and CEO succession planning

Board Oversight of Risk Management
•Our Board exercises oversight of management’s responsibilities to assess and manage our key risks, including cybersecurity risks
•The Board has delegated aspects of its oversight responsibility to its principal committees
•The Board recently split its committees in order to further enhance subject matter oversight in certain focus areas

Board Practices
•Our Board and committees annually review their effectiveness with a questionnaire and confidential one-on-one interviews coordinated by the lead independent director, who reports on results in person to the Board
•Evaluation includes review of individual director contributions to Board functioning by each other director
•The Board continually adjusts its nomination criteria, with the goal that the Board continues to reflect an appropriate mix of skills and experience

Executive Sessions
•Non-executive directors hold executive sessions without management present at least four times per year
•The lead independent director presides over these executive sessions
•Each major Board committee generally holds executive sessions at regularly scheduled meetings

Share Ownership Requirements and Trading Limitations
•Robust stock ownership policy requires directors and executive officers to maintain meaningful ownership levels in our stock
•Policy restricts trading by directors and executive officers and prohibits certain types of transactions, including use of options, short sales, hedging and pledging of our stock

12

Proxy Summary

Proposal 2 Advisory Vote on Executive Compensation
The Board recommends a vote FOR this proposal.	See page 40

Overview
We are asking our shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers ("NEOs") as disclosed in this Proxy Statement in accordance with the SEC’s rules. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our NEOs’ compensation.
The following charts present the mix of compensation elements actually received for 2022 performance by our CEO and our other NEOs (average, excluding retirement plan contributions):
Components of Total Direct Compensation — 2022 Actual

2023 PROXY STATEMENT	13

Proxy Summary

Type	Pay Element	Purpose	Link to Strategy
	Base Salary	•Provides base level of pay	•Competitive salaries attract and retain key talent
	Annual Bonus - Cash	•Provides competitive incentive opportunity	•Rewards executives who achieve strategic and financial goals that are important for creating shareholder value •Attracts and retains key talent
Annual Bonus - Equity
•Aligns executives with shareholder interests
•Time-vesting awards encourage retention by vesting at end of 3-year period
•Performance vesting awards depend on company’s achievement of adjusted return on common equity ("Adjusted ROE")(1) and relative total shareholder return ("rTSR") thresholds, thus further aligning executives with long-term shareholder interests

•Time-vesting awards serve as a long-term retention tool
•Performance-vesting awards encourage executives to focus on key financial metrics where final payout is dependent on company performance and stock price growth

	Retention Awards - RSUs	•Aligns executives with shareholder interests •Encourages retention by longer vesting period	•Serves as a long-term retention tool and further aligns our executives with our shareholders
Retirement Plan Contributions
•Profit Sharing, Employee Stock Ownership Plan ("ESOP") and Long-Term Incentive Plan ("LTIP") align executives with shareholder interests since contributions are based on company financial results. 401(k) Plan facilitates retirement savings.
•Provide competitive benefits package and further aligns executives with our shareholders
(1)Adjusted ROE is a non-GAAP financial measure. Please refer to Appendix A for a reconciliation of this measure to the most directly comparable GAAP measure and other important disclosures.

14

Proxy Summary

Response to Say-on-Pay Vote
We hold an annual advisory vote by our shareholders on executive compensation. At the 2022 annual shareholders meeting, 95% of the votes cast were in favor of the “Say-on-Pay” proposal. We believe that the 2022 vote approving the Say-on-Pay proposal once again conveyed our shareholders’ strong support of the Compensation and Talent Committee’s decisions and our existing executive compensation programs. Based on this feedback, the committee determined to continue our current compensation practices as described herein.
% of votes in favor of
Say-on-Pay Proposal in 2022
Our Compensation Practices

What We Do	What We Don’t Do

Pay for performance Use deferred compensation Performance-based equity awards Long vesting periods “Clawback” policy Stock ownership guidelines “Double triggers” Limited perquisites
  No employment agreements
  No dividends on unearned performance-based or unvested U.S. time-based awards
  No “gross ups”
  No pledging by insiders
  No short selling or hedging by insiders
  No option re-pricing

Proposal 3 Advisory Vote on Frequency of Say-on-Pay Vote
The Board recommends a vote for "every year" on this proposal.	See page 71

We provide shareholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently they will provide advisory votes in the future on the compensation of our named executive officers. Shareholders may cast a vote on the preferred voting frequency by selecting the option of every year, every two years, or every three years (or abstain) when voting in response to the resolution. At the 2017 annual meeting, 88% of the shareholders expressed a preference for "every year."

2023 PROXY STATEMENT	15

Proxy Summary

Proposal 4 Approval of the Amended and Restated 2012 Stock Incentive Plan
The Board recommends a vote FOR this proposal.	See page 72

Proposal
We are asking the company’s shareholders to approve an amendment and restatement of the company’s 2012 Stock Incentive Plan (the “2012 Plan”) as the Amended and Restated 2012 Stock Incentive Plan (the “A&R Plan”) in order to increase the maximum number of shares of the company’s common stock authorized for issuance over the term of the A&R Plan by 18,000,000 shares from 78,365,916 shares to 96,365,916 shares. The amendment and restatement would also extend the term of the A&R Plan to February 23, 2033, unless terminated earlier by the Board of Directors.
As of December 15, 2022 we have a total of 9,687,057 total outstanding awards, of which 9,360,207 are full value awards and 326,850 are options with the weighted average price of $53.81 and weighted average term of 2.099 years. In addition, as of December 15, 2022, 48,410,690 shares had been issued under the 2012 Plan, 80,983,051 shares were subject to options and other awards under the 2012 Plan and only 3,419,738 shares remained available for the grant of awards under the 2012 Plan. All other provisions of the 2012 Plan will remain in full force and effect under the A&R Plan.
Purpose of the A&R Plan
The purpose of the A&R Plan is to attract, motivate and retain our directors, employees and independent contractors and to provide an incentive to increase long-term shareholder value. We believe that equity is a key element of our compensation package and that equity awards encourage employee loyalty and align employee interests directly with those of our shareholders. The A&R Plan has allowed us to provide our employees with equity-based incentive awards and non-equity based compensation that are competitive with those of companies with which we compete for talent.
Purpose of Increasing the Number of Shares Reserved
The A&R Plan is our sole plan for providing equity incentive compensation to eligible directors, employees and independent contractors. The A&R Plan is a vital component of our compensation programs, and increasing the number of shares of common stock that may be issued under equity awards ensures that we have an adequate reserve of shares available for issuance in order to attract, motivate and retain personnel and to provide an incentive to increase long-term shareholder value. The Board believes that equity and cash awards motivate high levels of performance, align the interests of our personnel and shareholders by giving directors, employees and independent contractors the perspective of an “owner” with an equity stake in the company, and provide an effective means of recognizing their contributions to our success.
How the A&R Plan Is Designed to Protect Shareholder Interests
The Board has designed the A&R Plan to include terms that it believes reinforce the alignment between equity-based compensation arrangements and the interests of the company’s shareholders. Those terms generally provide for the following:
(1)Limits on terms of stock options and stock appreciation rights ("SARs"): The maximum term of stock options and stock appreciation rights that may be granted under the A&R Plan is seven years.
(2)No discounting: Stock options and stock appreciation rights must be granted with an exercise price no lower than fair market value on the grant date.
(3)No stock option or SAR re-pricing: The A&R Plan prohibits re-pricing of stock options or stock appreciation rights without shareholder approval, whether by amending an existing award agreement, substituting a new award at a lower price, or executing a buyout of the award for cash or securities.
(4)No “evergreen” provision: The A&R Plan does not permit an automatic increase in the shares available for issuance without shareholder approval.
(5)No liberal share recycling: The number of shares available for issuance under the A&R Plan will be reduced by the number of shares tendered or withheld in payment of an option exercise price, withheld from payment of an award in connection with tax withholding, or subject to a stock appreciation right but not issued in connection with the exercise of the stock appreciation right.
(6)Performance-based vesting of dividends and dividend-equivalent rights: Dividends or dividend-equivalent rights paid on performance vesting awards of restricted stock and RSUs may not vest unless the underlying awards vest.
Please see page 72 of this Proxy Statement for more information about the A&R Plan, including a summary of the material terms and conditions of the A&R Plan.

16

Proxy Summary

Proposal 5 Ratify Appointment of Independent Registered Public Accounting Firm
The Board recommends a vote FOR this proposal.	See page 80

The ARC has appointed KPMG LLP as the independent registered public accounting firm to audit the company’s consolidated financial statements for the fiscal year ending September 30, 2023, and to audit the company’s internal control over financial reporting as of September 30, 2023. We are asking our shareholders to ratify this decision by the ARC.

2023 PROXY STATEMENT	17

Proposal 1 – Election of Directors

What is being voted on: Election to our Board of 10 director nominees.
Board recommendation: After a review of the individual qualifications and experience of each of our director nominees and his or her contributions to our Board, our Board determined unanimously to recommend that shareholders vote “FOR” all of our director nominees.

Our Directors
The Board currently consists of eleven (11) directors. The Board has nominated the ten (10) directors identified below as candidates for election at the Annual Meeting. All nominees are current directors of the company and were unanimously recommended for re-election by the Corporate Governance and ESG Committee (the “CG&ESG Committee”). The Board continually monitors evolving board refreshment best practices, including those with respect to the average tenure of directors and the mix of both non-executive and executive directors. After 14 years of service to the company, including 6 years as Lead Independent Director, Ms. Susan Story determined that she would not stand for re-election at the Annual Meeting.
Board Non-Executive Nominees - Composition and Skills
Our non-executive director nominees have a diversity of experience and a variety of complementary skills, education, qualification and viewpoints that strengthen the Board’s ability to carry out its oversight role. The Board does not consider individual directors to be responsible for particular areas of the Board’s focus or specific categories of issues that may come before it. Rather, the Board seeks to assemble a group of directors that, as a whole, represents a mix of experiences and skills that allows appropriate deliberation on all issues that the Board might be likely to consider. The following information pertains to our non-executive director nominees:

62.8 average age

56-72 age range

<5 years

5-10 years

>10 years

6.4 average years of service
Director Qualifications
The Board believes there are certain minimum qualifications that each director nominee must satisfy in order to be suitable for a position on the Board, including that such nominee:
•demonstrates high standards of integrity and character
•may not be on the boards of more than three (3) other public companies
•offers important perspectives on some aspect of the company’s business based on experience
•may not be subject to certain convictions or judgments of courts or regulatory authorities

18

Proposal 1 – Election of Directors
The table below summarizes the range of selected qualifications and experiences that each non-executive director nominee brings to our Board. The skills included in this table are evaluated against our strategy so that the table can serve as an up-to-date tool for identifying non-executive director nominees who collectively have the complementary experience and skills to guide the company. This summary is not intended to be a complete description of all of the skills and attributes possessed by each director nominee.
Additional information about each Board member’s background, business experience and other matters, as well as a description of how each individual’s experience qualifies him or her to serve as a director, is provided below under the heading "Director Biographies".

Financial Industry Experience

Chair & CEO Experience

Financial Reporting

Corporate Governance

Risk Management

Technology

2023 PROXY STATEMENT	19

Proposal 1 – Election of Directors
Director Biographies

Marlene Debel, 56 Non-Executive Director

Director Since: 2020 RJF Committees •Audit and Risk •Capital Planning Committee	Other Public Directorships •Current: None •Former (past 5 years): None

Career Highlights
•MetLife, Inc., a leading global provider of insurance, annuities, employee benefits and asset management services
▷Executive Vice President and Chief Risk Officer
(2019 – present)
▷Executive Vice President and Head of Retirement & Income Solutions (2018 – 2019)
▷Executive Vice President and Chief Financial Officer, U.S. Business (2016 – 2018)
▷Executive Vice President and Treasurer (2011 – 2016)
•Global Head of Liquidity Risk Management and Rating Agency Relations, Bank of America (2009 – 2011)
•Assistant Treasurer, Merrill Lynch & Co., Inc. (2007 – 2008)
Other Professional Experience and Community Involvement •Foundation Board Member, LaGuardia Community College •Former Board Member, Women’s Forum of New York

Key Experience and Qualifications
•Finance and risk management experience: Deep knowledge of finance and more than three decades of experience in financial, strategic and risk management
•Financial services management and leadership: Proven business leader who has helped guide organizations through periods of significant growth and change

Robert M. Dutkowsky, 68 Non-Executive Director

Director Since: 2018 RJF Committees •Compensation and Talent	Other Public Directorships •Current: U.S. Foods Holding Corp. (non-executive chair since January 5, 2023); Pitney Bowes; The Hershey Company •Former (past 5 years): Tech Data Corporation (2006 – 2020)

Career Highlights
•Tech Data Corporation, a multinational IT products and services distribution company
▷Executive Chairman (2017 – 2020)
▷Chief Executive Officer (2006 – 2018)
•President, Chief Executive Officer, and Chairman, Egenera, Inc., a multinational cloud manager and data center infrastructure automation company (2004 – 2006)
•President, Chief Executive Officer and Chairman, J.D. Edwards & Co., Inc., an enterprise resource planning (ERP) software company (2002 – 2004)
•President, Chief Executive Officer and Chairman, GenRad, Inc., a manufacturer of electronic automatic test equipment and related software (2000 – 2002)

Other Professional Experience and Community Involvement
•Board of Directors, First Tee of Tampa Bay
•Board of Directors, Moffitt Research Committee
•Advisory Board, University of South Florida Business School
•Board of Trustees, University of Tampa

Key Experience and Qualifications
•Technology and technology risks: More than 40 years of experience in the information technology industry, including senior executive positions in sales, marketing and channel distribution with leading manufacturers and software publishers
•Corporate governance and leadership: Valuable governance perspectives from substantial senior executive leadership roles and experience as a board member and chair of several public and private companies

20

Proposal 1 – Election of Directors

Jeffrey N. Edwards, 61 Non-Executive Director

Director Since: 2014 RJF Committees •Corporate Governance and ESG •Compensation and Talent •Capital Planning Committee	Other Public Directorships •Current: American Water Works Company, Inc. •Former (past 5 years): None

Career Highlights
•Chief Operating Officer, New Vernon Advisers, LP, a registered investment advisor (2009 – present)
•Merrill Lynch & Co., Inc., a global financial services company
▷Vice Chairman (2007 – 2009)
▷Chief Financial Officer (2005 – 2007)
▷Head of Investment Banking for the Americas
(2004 – 2005)
▷Head of Global Capital Markets and Financing
(2003 – 2005)
▷Co-head of Global Equities (2001 – 2003)
Other Professional Experience and Community Involvement •Director, The NASDAQ Stock Market (2004 – 2006) •Director, Medusind, Inc., a medical billing company (2012 – 2019)

Key Experience and Qualifications
•Financial services industry: More than two decades of capital markets and corporate finance experience at a global financial services firm
•Review and preparation of financial statements: Experience as CFO of large financial services company provides valuable insights to our Board

Benjamin C. Esty, 60 Non-Executive Director

Director Since: 2014 RJF Committees •Audit and Risk (Chair since 2014) •Corporate Governance and ESG	Other Public Directorships •Current: None •Former (past 5 years): None

Career Highlights
•Harvard University Graduate School of Business Administration
▷Professor of Business Administration teaching corporate finance, corporate strategy and leadership
(1993 – present)
▷Roy and Elizabeth Simmons Professor of Business Administration (with tenure, 2005 – present)
▷Head of the Finance Department (2009 – 2014)
▷Founding faculty Chairman, General Management Program (GMP), a comprehensive leadership program for senior executives

Other Professional Experience and Community Involvement
•Director and Chair of Audit and Risk Committee, Harvard Business Publishing Group, a not-for-profit education company
•Eaton Vance family of mutual funds
▷Independent Trustee (2005 – 2013)
▷Chairman, Portfolio Management Committee (2008 – 2013)
•Director, Harvard University Employees Credit Union (1995 – 2001)
▷Member, Finance Committee
•Finance and Investment Committee, Deaconess Abundant Life Communities, a not-for-profit continuing care retirement community (2017 – present)
•Member of the Advisory Board, The GEM Group (2021 – present), a private seller of promotional products

Key Experience and Qualifications
•Finance, investment and risk management: Extensive knowledge of finance and deep experience in the mutual fund / investment management business, including evaluation of fund performance, investment strategies, acquisition analysis, valuation analysis, trading, and risk management
•Financial services industry: Provides valuable insight to the company’s investment banking, commercial banking, and asset management businesses, as well as its own financing activities
•Executive leadership development: Experience in leadership development assists Board in oversight of management succession

2023 PROXY STATEMENT	21

Proposal 1 – Election of Directors

Anne Gates, 63 Non-Executive Director

Director Since: 2018 RJF Committees •Corporate Governance and ESG (Chair since 2022) •Audit and Risk	Other Public Directorships •Current: The Kroger Company; Tapestry, Inc. •Former (past 5 years): None

Career Highlights
•President, MGA Entertainment, Inc., a developer, manufacturer and marketer of toy and entertainment products for children (2014 – 2017)
•The Walt Disney Company, a diversified multinational mass media and entertainment conglomerate (1991 – 2012)
▷Executive Vice President, Chief Financial Officer—Disney Consumer Products (2000 – 2007, 2009 – 2012)
▷Managing Director—Disney Consumer Products Europe and Emerging Markets (2007 – 2009)
▷Senior Vice President of Operations, Planning and Analysis (1998 – 2000)

Other Professional Experience and Community Involvement
•Board of Directors, Cynosure (2020 – present)
•Board of Trustees, University of California, Berkeley Foundation (2016 – present)
•Board of Directors, Salzburg Global Seminar (2018 – present)
•Board of Trustees, PBS SoCal (2014 – present)
•Board of Trustees, Packard Foundation (2020 – present)
•Board of Visitors, Columbia University Engineering School  (2021 – present)

Key Experience and Qualifications
•Retail and consumer products insight: Over 25 years’ experience in retail and consumer products industry
•International business and growth markets: Broad business background in finance, marketing, strategy and business development, including growing international businesses

Thomas A. James, 80 Director, Chair Emeritus

Director Since: 1974 RJF Committees •Capital Planning Committee	Other Public Directorships •Current: None •Former (past 5 years): None

Career Highlights •Raymond James Financial, Inc. ▷Chair Emeritus (2017 – present) ▷Chair of the Board (1983 – 2017) ▷Chief Executive Officer (1974 – 2010)
Other Professional Experience and Community Involvement
•Financial Services Roundtable (2000 – present)
▷Chairman (2007)
•Former Chairman, The Florida Council of 100
•Former Chairman, Securities Industry and Financial Markets Association (SIFMA)
•Certified Financial Planner (1978 – present)
•Member, Board of Trustees, The Salvador Dalí Museum (1987 – present)
•Founder and Chairman, The James Museum of Western and Wildlife Art (2018 – present)
•Chairman, Chi Chi Rodriguez Youth Foundation (2006 – present)
•Former Director, International Tennis Hall of Fame

Key Experience and Qualifications
•Engaged and motivating leader who embodies our firm’s culture: Former Chair and Chief Executive Officer of our company, with a unique understanding of our businesses and the financial services industry
•Entrepreneurial mindset: Perspective of an entrepreneur who led the growth of the company founded by his father
•Lifelong commitment: A deep, personal commitment to our company, exemplified by more than 50 years of service
•Shareholder advocate: His large stock ownership position ensures that his interests are strongly aligned with those of our other shareholders

22

Proposal 1 – Election of Directors

Gordon L. Johnson, 65 Non-Executive Director

Director Since: 2010 RJF Committees •Compensation and Talent (Chair since 2022) •Corporate Governance and ESG	Other Public Directorships •Current: None •Former (past 5 years): None

Career Highlights
•President, Highway Safety Devices, Inc., a full-service specialty contractor (2004 – present)
•Bank of America Corporation, a multinational investment bank and financial services company
▷Various managerial and executive positions
(1992 – 2002)

Other Professional Experience and Community Involvement
•Director of TriState Capital Bank (2022 - present)
•Director of Raymond James Bank (2007 - present)
•Director, Florida Transportation Builders Association (2007 – 2016)
•Director, Santa Fe Healthcare (2008 – 2014)

Key Experience and Qualifications
•Banking and financial services: Over 23 years of experience with unaffiliated banks
•Raymond James Bank insights: Fifteen years as a director of Raymond James Bank, a significant part of our business
•Entrepreneurial experience: Perspective of an entrepreneur and consumer of business-related financial services

Roderick C. McGeary, 72 Non-Executive Director

Director Since: 2015 RJF Committees •Audit and Risk	Other Public Directorships •Current: Cisco Systems, Inc.; PACCAR Inc. •Former (past 5 years): None

Career Highlights
•Chairman, Tegile Systems, Inc., a manufacturer of flash storage arrays (2010 – 2012)
•BearingPoint, Inc., a multinational management and technology consulting firm
▷Chairman (2004 – 2009)
▷Interim Chief Executive Officer (2004 – 2005)
▷Co-President and Co-Chief Executive Officer (1999 – 2000)
•Chief Executive Officer, Brience, Inc., a provider of software that enables companies to personalize customer experiences through broadband or wireless devices
(2000 – 2002)
•Managing Director, KPMG Consulting LLC, a management consulting firm (April – June 2000)
•KPMG LLP, the U.S. member of a global network of professional firms providing audit, tax and advisory services
▷Co-Vice Chairman of Consulting (1997 – 1999)
▷Audit Partner for various technology clients (1980 – 1988)
Other Professional Experience and Community Involvement •Certified Public Accountant

Key Experience and Qualifications
•Review and preparation of financial statements: Deep accounting and auditing knowledge acquired through many years with a large public accounting firm
•Leadership and governance: Decades of board and leadership experience involving multiple industries
•Technology and technology risks: Leadership experience with global technology companies

2023 PROXY STATEMENT	23

Proposal 1 – Election of Directors

Paul C. Reilly, 68 Chair and Chief Executive Officer

Director Since: 2006 RJF Committees •Capital Planning Committee	Other Public Directorships •Current: Willis Towers Watson Public Limited Company •Former (past 5 years): None

Career Highlights
•Raymond James Financial, Inc.
▷Chair (2017 – present)
▷Chief Executive Officer (2010 – present)
▷President (2009 – 2010)
▷Non-executive Director (2006 – 2009)
▷Chair, Audit Committee (2008 – 2009)
•Korn Ferry International, a global organizational consulting firm
•Executive Chairman (2007 – 2009)
▷Chairman and Chief Executive Officer (2001 – 2007)
•Chief Executive Officer, KPMG International, a global network of professional firms providing audit, tax and advisory services (1998 – 2001)
•National Managing Partner, Financial Services, KPMG LLP, (1995 – 1998)

Other Professional Experience and Community Involvement
•Member, Board at Large, Securities Industry and Financial Markets Association (SIFMA)
•Member, Board of Directors, American Securities Association
•Member, Board of Directors, National Leadership Roundtable
•Former Member, The Florida Council of 100
•Former Member, Financial Services Roundtable
•Former Director, United Way Suncoast
•Cabinet Member and former Chairman, Tampa Heart Walk and Heart Ball for the American Heart Association
•Member, The University of Notre Dame Business Advisory Council
•Trustee, House of Prayer Foundation

Key Experience and Qualifications
•Strong leader, with prior public company CEO experience: Prior experience as chief executive officer of two complex, global organizations (one of which was a public company) brings a perspective to the Board beyond the financial services industry
•Auditing and strategic consulting perspective: Background as a certified public accountant and financial services consultant
•Leadership continuity: Previous service on our Board provides continuity with prior senior management

Raj Seshadri, 57 Non-Executive Director

Director Since: 2019 RJF Committees •Compensation and Talent	Other Public Directorships •Current: None •Former (past 5 years): None

Career Highlights
•President, Data and Services, Mastercard Incorporated, a global payments and technology company
(2020 – present)
•President, U.S. Issuers, Mastercard Incorporated (2016 – 2020)
•BlackRock, Inc., a global asset manager
▷Managing Director, Head of iShares Wealth Advisory
(2014 – 2015)
▷Managing Director, Global Chief Marketing Officer for iShares (2012 – 2013)
•Citigroup, Inc., a global financial institution
▷Managing Director, Head of CitiBusiness for Citibank
(2010 – 2012)
▷Managing Director, Global Head of Strategy
(2008 – 2009)

Other Professional Experience and Community Involvement
•Trustee, Mount Holyoke College (2017 – present)
•Member, Global Board, American India Foundation (2019 – present)
•Member, Innovation Advisory Council of the Federal Reserve Bank of New York
•Member, Management Board, Stanford Graduate School of Business (2017 – 2020)
•Adjunct Professor, Columbia University Graduate School of Business (2012 – 2017)
•David Rockefeller Fellow (2017 – 2018)

Key Experience and Qualifications
•Financial services and technology leadership: Brings a rare combination of experience from her roles at global brands in marketing, sales, business strategy, asset management, wealth management, payments, software services and business-to-business

24

Proposal 1 – Election of Directors
Election of Directors
Each director is elected by shareholders at our annual meeting for a term of one (1) year (subject to extension until a successor is duly elected and qualified and subject to such director’s earlier resignation or removal). Under our By-laws, unless the election is contested, each director nominee must receive a majority vote to be elected. A “majority vote” means that the number of votes cast in favor of a nominee exceeds the number of votes cast against the nominee. In a contested election, directors are elected by a plurality of the votes cast. A “plurality" vote means that the nominee who receives more votes than any other nominee is elected.
In addition, each director nominee must tender an irrevocable conditional resignation to the company, to be effective only upon (i) the director’s failure to receive the required shareholder vote in an uncontested election, and (ii) Board acceptance of such resignation. If any nominee fails to receive the required vote, the CG&ESG Committee will recommend that the Board accept the resignation unless it determines that the best interests of the company and its shareholders would not be served by doing so. Absent such determination, the Board will accept the resignation no later than 120 days from the certification of the shareholder vote, subject to maintaining compliance with NYSE or SEC rules. The Board will promptly disclose publicly its decision to accept or reject such resignation and the reasons therefor.
Director Independence
For a director to be considered independent under NYSE rules, the Board must affirmatively determine that the director does not have any “material relationship” with the company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the company. A material relationship can include commercial, industrial, banking, consulting, legal, accounting, charitable and family relationships.
The Board has affirmatively determined that the following eight director candidates are independent under NYSE and SEC rules: Marlene Debel, Robert M. Dutkowsky, Jeffrey N. Edwards, Benjamin C. Esty, Anne Gates, Gordon L. Johnson, Roderick C. McGeary and Raj Seshadri.
Each candidate has indicated that he or she would serve if elected. We do not anticipate that any nominee would be unable to stand for election, but if that were to happen, the Board may reduce the size of the Board, designate a substitute nominee or leave a vacancy unfilled. If a substitute is designated, proxies voting on the original director candidate will be cast for the substituted candidate.
Director Tenure
We believe that non-executive directors (those directors who are not officers or employees of the company) who have longer-term experience with the company have gained a level of familiarity with its operations that enables them to make valuable contributions to Board deliberations. Nevertheless, our Corporate Governance Principles contemplate that directors are normally expected to serve no more than 12 years on the Board. The Board reserves the right, in extraordinary circumstances, to waive this limitation to allow a director—if elected by the shareholders—to serve up to three additional one-year terms. In this connection, the Board has determined that the need for continuity of service of the Chair of the Compensation and Talent Committee, Gordon L. Johnson, constitutes a sufficient basis for waiving the above tenure limitation to permit him to serve a further one-year term.

2023 PROXY STATEMENT	25

Proposal 1 – Election of Directors
Nominating Process and Succession Planning
The CG&ESG Committee reviews the experience and qualifications of all potential nominees to the Board. In considering director candidates, the CG&ESG Committee gathers all information regarding a candidate’s background and qualifications, evaluates his or her mix of skills and qualifications, and determines the contributions that the candidate could be expected to make to the overall functioning of the Board, giving due consideration to the Board’s balance and diversity of perspectives, backgrounds and experiences. The CG&ESG Committee routinely considers diversity as a part of its deliberations, but does not have a formal policy regarding diversity. With respect to current directors, the CG&ESG Committee annually evaluates the individual’s past participation in, and contributions to, the activities of the Board. The CG&ESG Committee recommends director nominees to the Board based on its assessment of overall suitability to serve.
Illustrated below is an overview of the process used by the CG&ESG Committee to identify the desired skills and experience of candidates as well as to evaluate potential candidates for the Board.

1	Candidate Recommendations

•From search firms, current and former directors, management and shareholders

2	Corporate Governance and ESG Committee

	•Considers skills and the current and future needs of the Board •Screens qualifications and considers diversity •Reviews independence and potential conflicts	•Interviews potential directors •Recommends nominees to the Board

3	Board of Directors

•Evaluates candidates, analyzes independence and other issues, interviews potential directors and selects nominees

4	Shareholders

•Vote on nominees at Annual Meeting

4	New Directors Added in the past six years, bringing fresh perspectives to the Board	•Anne Gates •Robert M. Dutkowsky	•Raj Seshadri •Marlene Debel
Nominations by Shareholders
The CG&ESG Committee will consider candidates recommended for nomination to the Board by shareholders under Florida law and our By-laws. Our By-laws contain advance notice and a number of other requirements applicable to any shareholder nomination, including a description of the information that must be included with any such proposal. The manner in which the committee evaluates candidates recommended by shareholders would be generally the same as for any other candidate. However, the CG&ESG Committee would also consider information concerning any relationship between a shareholder recommending a candidate and the candidate to determine if the candidate can represent the interests of all shareholders. The committee would not evaluate a candidate recommended by a shareholder unless, among the other requirements of our By-laws, the shareholder’s proposal contained all of the information necessary to conduct an evaluation. For information regarding shareholder proposal deadlines, please see below under “Additional Information — Shareholder Proposals for the 2024 Annual Meeting.”

26

Corporate Governance
Role of the Board
Raymond James’ business and affairs are managed under the direction of the Board of Directors. The role of the Board is to oversee management of the company in its efforts to enhance shareholder value and conduct the company’s business in accordance with its mission statement. In this vein, the Board’s duties include assisting management with assessing long-range strategies for the company and evaluating management performance.
Corporate Governance Principles
The Board has adopted Corporate Governance Principles, which are available in the Investor Relations section of the company’s website at www.raymondjames.com (the “company’s website”). This document describes the principles the Board follows with respect to, among other matters, the Board’s:

Board Composition	Best Practices	Board Effectiveness
•committees •size and composition	•confidentiality •director compensation communications with shareholders	•leadership structure •role and duties •annual performance evaluation •director responsibilities •access to officers, employees and advisors

2023 PROXY STATEMENT	27

Corporate Governance
Board Leadership Structure

Paul C. Reilly Chair of the Board
The Board believes it is in the company’s best interests to periodically evaluate its leadership structure and make a determination regarding whether to separate or combine the roles of chair and chief executive officer based on circumstances at the time of its evaluation. By retaining flexibility to adjust the company’s leadership structure, the Board believes that it is best able to provide for appropriate management and leadership of the company and address any circumstances the company may face. Since 2017, our CEO, Mr. Paul Reilly, has also served as Chair of the Board. The Board believes that a combined chair / chief executive officer structure provides the company with a single leader who communicates the firm’s business and strategy to our shareholders, clients, employees, regulators and the public, promoting accountability for the company’s performance. For these reasons, the Board believes that our existing Board leadership structure continues to be the most appropriate one for the company. Nevertheless, the Board may reassess the appropriateness of this structure at any time, including following future changes in Board composition, in management, or in the character of the company’s business and operations.

Susan N. Story Outgoing Lead Independent Director Jeffrey N. Edwards Incoming Lead Independent Director
The Board also believes that independent leadership is important, and it has appointed an independent director, Susan N. Story, who has served as lead director (“Lead Director”) since 2016. As Ms. Story will not be standing for re-election at the Annual Meeting, the other independent directors have appointed director Jeffrey N. Edwards to succeed her as Lead Director, effective at the commencement of the Board committee meetings in February 2023. The independent directors believe that Mr. Edwards’ knowledge of the company’s business and strategy from his years of service as a director, together with his significant executive leadership experience, will contribute to his ability to effectively fulfill the role of Lead Director. The Board has structured the role of our Lead Director to strike an appropriate balance to the combined Chair and CEO role and to fulfill the important requirements of independent leadership on the Board.
The Board has approved a charter for the Lead Director, which provides that the Lead Director is elected by the independent directors for a renewable term of three years. The charter also sets forth the Lead Director’s specific responsibilities, including to:
•preside at Board meetings in the absence of the Chair, subject to the By-laws
•review and approve Board meeting agendas and schedules
•advise on information submitted to the Board
•serve as liaison for communication between non-executive directors and shareholders
•communicate individual performance feedback from Board peer evaluations in private meetings with each director
•preside over executive sessions of non-executive directors
•recommend topics for Board consideration
•serve as a liaison between non-executive directors and the Chair
•with the CG&ESG Committee, facilitate the Board’s annual evaluation process
•assist the CG&ESG Committee in conducting its performance evaluation of the CEO, and in CEO succession planning
The Charter of the Lead Director, which is available on the company’s website, provides a more detailed description of the role and responsibilities, qualifications, and the procedures for appointment of, the Lead Director.

28

Corporate Governance
Board Committees
The Board has delegated authority to committees to assist in overseeing the management of the company. The members and chair of each committee are appointed and removed by the Board. The committee chairs review and approve agendas for all meetings of their respective committees. The responsibilities of the Audit and Risk Committee (the "ARC"), the CG&ESG Committee and the Compensation and Talent Committee (the "C&T Committee") are defined in their respective charters, which incorporate the applicable requirements of the SEC and NYSE and are available on the company’s website at www.raymondjames.com/investor-relations/corporate-governance/charters.
The following table identifies the Board’s committees and their respective members, and provides information about meetings during the fiscal year ended September 30, 2022 (“fiscal 2022”).

Director	Audit and Risk Committee	Corporate Governance and ESG Committee	Compensation and Talent Committee	Capital Planning Committee
Marlene Debel	M	—	—	M
Robert M. Dutkowsky	—	—	M	—
Jeffrey N. Edwards	—	M	M	M
Benjamin C. Esty	C	M	—	—
Anne Gates	M	C	—	—
Gordon L. Johnson	—	M	C	—
Roderick C. McGeary	M	—	—	—
Raj Seshadri	—	—	M	—
Thomas A. James	—	—	—	M
Paul C. Reilly	—	—	—	M
Total Committee Meetings (1)	9	6	6	3
(1) The total number of committee meetings for two committees new to fiscal 2022, the CG&ESG and C&T Committees, includes meetings of their respective predecessor committee: the Corporate Governance, Nominating, and Compensation ("CGN&C") Committee.
M = Member, C = Chair

Audit and Risk Committee
The Board has affirmatively determined that each member of the ARC is “independent” under NYSE and SEC rules. The Board has further determined that each member of the ARC is “financially literate” and that each of Ms. Debel, Ms. Gates and Messrs. Esty and McGeary qualifies as an “audit committee financial expert” and has “accounting or related financial management expertise” under applicable NYSE or SEC rules.

Chair: Benjamin C. Esty Members: Marlene Debel Anne Gates Roderick C. McGeary Number of meetings in fiscal 2022: 9
The ARC’s responsibilities include:
•oversight of the independent auditor, including annually reviewing the independent auditor’s report and evaluating its qualifications, performance and independence
•reviewing and discussing with management and the independent auditor (i) the audited financial statements and related disclosures, (ii) earnings press releases, (iii) critical accounting policies, (iv) internal controls over financial reporting and disclosure controls and procedures, (v) use of non-GAAP financial measures, and (vi) any audit problems
•oversight of the company’s internal audit function
•oversight of management’s responsibilities to manage key risks, including the company’s enterprise risk management program and cybersecurity risks
•oversight of the company’s risk governance structure; and
•reviewing reports from the chief compliance officer and general counsel
The Audit and Risk Committee charter provides a more detailed description of the role and responsibilities of the committee.

2023 PROXY STATEMENT	29

Corporate Governance

Corporate Governance and ESG Committee The Board has affirmatively determined that each member of the CG&ESG Committee is “independent” under NYSE and SEC rules.

Chair: Anne Gates Members: Jeffrey N. Edwards Benjamin C. Esty Gordon L. Johnson Number of meetings in fiscal 2022: 6
The CG&ESG Committee’s responsibilities include:
•reviewing the qualifications and experience of potential director nominees and recommending them to the Board
•reviewing succession planning for the CEO and other senior management positions
•developing and monitoring compliance with corporate governance policies
•leading the Board and its committees in annual reviews of their performance
•periodically reviewing and assessing our codes of ethics and recommending changes to the Board
•reviewing and approving policies and procedures with respect to related person transactions, and reviewing, approving or disapproving, and ratifying such transactions
•recommending reasonable director compensation to the Board
•exercising sole authority to retain director candidate search firms, including determining their compensation and terms of engagement
•reviewing and overseeing the Company’s strategies, policies and programs with respect to environmental matters and stakeholder engagement efforts
•coordinating the ESG oversight activities of the Board and other Board committees, and
•reviewing and discussing with senior management the content of the Company’s annual corporate responsibility report and other significant disclosures regarding ESG matters.
The CG&ESG Committee charter provides a more detailed description of the role and responsibilities of this committee.

Compensation and Talent Committee The Board has affirmatively determined that each member of the C&T Committee is “independent” under NYSE and SEC rules.

Chair: Gordon L. Johnson Members: Robert M. Dutkowsky Jeffrey N. Edwards Raj Seshadri Number of meetings in fiscal 2022: 6
The C&T Committee’s responsibilities for compensation and talent matters include:
•annually approving senior management compensation structure
•annually setting criteria for compensating the CEO, evaluating his or her performance and determining the amount of his or her compensation
•approving and overseeing the administration of equity-based and other incentive compensation plans
•annually recommending to the Board the amounts of company contributions to employee benefit plans
•overseeing administration of other employee benefit plans
•reviewing and discussing with the CEO the development and succession plans for the CEO, other executive officers, and other senior management positions
•reviewing and discussing with management the company’ strategies and policies related to human capital management and related public disclosures, and
•reviewing and discussing with management trends in certain employee conduct matters.
The Compensation and Talent Committee charter provides a more detailed description of the role and responsibilities of the committee.

30

Corporate Governance

Capital Planning Committee The Capital Planning Committee does not have a separate written charter.

Members: Marlene Debel Jeffrey N. Edwards Thomas A. James Paul C. Reilly Number of meetings in fiscal 2022: 3
The Capital Planning Committee provides oversight of the firm’s capital and liquidity planning process and decision-making. The committee reviews metrics and tolerances for managing capital and liquidity, oversees capital and liquidity projections and stress tests, and approves (or recommends approval to the full Board, as applicable) certain capital and liquidity actions, such as dividends, share repurchase authorizations, and issuances of debt or equity securities.

Meetings and Attendance

During fiscal 2022, the Board held five meetings (not including committee meetings). Each director nominated for re-election at the Annual Meeting attended at least 92% of the aggregate of the total number of meetings held by the Board and the total number of meetings held by all committees of the Board on which he or she served during fiscal 2022. The company’s Executive Committee also attends each regularly-scheduled Board meeting, as the Board believes that this direct exposure facilitates the deepest understanding and alignment of the firm’s strategy and also permits the Board to directly evaluate the performance of each Executive Committee member. It is the policy of the Board that all directors attend the annual meeting of shareholders. All of our directors then in office attended the February 2022 annual meeting of shareholders.
92% All director nominees attended at least 92% of meetings held by the Board and its committees
Executive Sessions
The non-executive directors meet in executive session without management at least four times per year during regularly-scheduled Board meetings. Ms. Susan N. Story, our Lead Director, presided at the regular executive sessions of the non-executive directors. In addition, the independent non-executive directors in each of the ARC, the CG&ESG Committee and the C&T Committee generally meet in executive session in conjunction with the regularly scheduled meetings of such committees.
Director Education and Orientation
We believe that ongoing education is important for the ability of our directors to fulfill their duties, and the company supports our Board members in continuing education throughout their service with us. We encourage directors to participate in a variety of external director education programs, and we reimburse directors for the expenses of their attendance. Internal and external specialists also regularly provide the Board with educational sessions on particular topics during our regular Board meetings. These presentations have included sessions covering recent developments in anti-money laundering (AML), anti-bribery/anti-corruption (ABAC), the evolving regulation of bank holding companies (BHC), cybersecurity developments and risks (presented each quarter), and emerging ESG topics.
Newly appointed directors also participate in an orientation program during the early months of their Board service. They receive extensive written materials about the firm’s business segments, strategic plans and financial performance, and they are given online access to an electronic library containing key corporate governance documents and policies. New directors also participate in one-on-one meetings with each executive officer to understand his or her business unit or support area, operations, strategies and opportunities. They also meet with each other director on the Board to learn about Board operations and culture. Finally, each new director meets with the chair of the Board committee or committees to which he or she has been assigned in order to learn about committee responsibilities, competencies and operations.

2023 PROXY STATEMENT	31

Corporate Governance
Board Evaluations
Raymond James is committed to providing timely and constructive job performance feedback to all its associates, and the Board believes that the same philosophy should be applicable to directors. The Board is committed to striving for a high degree of effectiveness and efficiency. To achieve these goals, the Board obtains candid feedback from each of the directors and executive officers concerning the Board’s performance and the contributions of individual directors through an annual assessment survey. As required by its charter, the CG&ESG Committee leads the Board in this review of its performance and the performance of each of the Board’s committees. In accordance with charter requirements, the Lead Director also works with the CG&ESG Committee to facilitate such review.
As part of this process, each director is asked to complete a written questionnaire that poses questions about optimal Board structure and leadership, Board decision processes, strategy, culture, and the effectiveness of each Board committee. Each director is also asked to evaluate each other director on such person’s expertise, skill, competence, conduct and participation. Directors are asked to provide specific examples of strengths and areas of opportunity demonstrated by each other director. In addition, the company’s executive officers are asked to complete a written survey containing open-ended questions related to the Board’s focus on key topics and potential ways the Board could improve its performance. In addition, such officers are asked to provide any feedback they wish to share on the performance of any individual director. Before they are distributed, the questionnaires used in these surveys are annually reviewed and updated by the full Board, under the leadership of the CG&ESG Committee and Lead Director.
This assessment process is facilitated by the company’s human resources department. The compiled survey results are first shared with the Board’s Chair and the Lead Director, after which they are reviewed and discussed by the full Board during an executive session. The Lead Director then privately communicates the results of each individual director’s performance review to such director. The CG&ESG Committee and the Board take into account the results of this review process when they annually determine whether to nominate or re-nominate sitting directors for election to the Board at the next annual meeting of shareholders.

Discussion •CG&ESG Committee leads Board and other committees in self-evaluation process, providing an annual opportunity to modify questions in questionnaire.	Questionnaire •Directors and executive officers complete an annually updated comprehensive questionnaire about Board and director performance.	Evaluation Results •Human resources shares Questionnaire responses with Chair and Lead Director, who lead Board in discussion of results.	Feedback Sharing •Lead Director meets privately with individual directors to communicate feedback on directors’ individual performance.

32

Corporate Governance
Key Areas of Board Oversight
Board’s Role in Risk Oversight

Board The Board delegates aspects of its oversight responsibility to each of the ARC, the C&T Committee and the CG&ESG Committee

Audit and Risk Committee
The ARC is appointed by the Board to assist it in monitoring (i) the integrity of the company’s financial reporting, (ii) the independent accountants’ qualifications, independence and performance, (iii) the company’s systems of internal controls, (iv) the performance of the company’s Internal Audit Department, (v) the company’s risk governance structure, (vi) the company’s compliance risk management framework and compliance with legal and regulatory requirements, and (vii) enterprise risks relating to ESG financial policies and disclosures.

Compensation and Talent Committee
The C&T Committee’s risk oversight role is to review management’s evaluation of the relationship between our compensation policies and practices and risks arising for the company, and to take steps to prevent such policies and practices from encouraging unnecessary or excessive risk-taking. The C&T Committee also takes any action necessary to help the company comply with rules and regulations relating to compensation programs and their relationship to risk management.

Corporate Governance and ESG Committee
The CG&ESG Committee is responsible for recommending corporate governance policies and practices to the Board, identifying and reviewing the qualifications and experience of proposed candidates for election, reviewing and making recommendations regarding director compensation, leading the Board in an annual review of its performance, and recommending to the Board director nominees for each committee. The Committee is also responsible for coordinating oversight of the Company’s strategies, policies and programs with respect to ESG matters.

2023 PROXY STATEMENT	33

Corporate Governance
Cybersecurity Risk Oversight and Governance
Financial information is a perpetually attractive target for criminals, and our clients expect us to protect their information and confidentiality. With oversight by our Board of Directors, we have designed our systems and processes in an attempt to stay ahead of threats with multiple layers of active measures and continuous scrutiny to protect our technology and physical facilities.
Our cybersecurity governance, structures and processes include:
•Board oversight. The Board has appointed the Audit and Risk Committee to assist it in oversight of the Company’s assessment and management of key risks, including cybersecurity risk. The ARC receives regular presentations and reports from our chief information security officer (CISO) on cybersecurity incidents, risks, trends and strategies. The ARC also reviews and approves enterprise risk tolerance levels, which include “risk appetite” statements and key risk indicators related to cyber risk. In addition, a cybersecurity presentation is delivered to the full Board at least annually, including discussion and evaluation of emerging cyber risks.
•Preventing, detecting and mitigating cybersecurity incidents. Raymond James’ cybersecurity strategy takes a defense-in-depth approach, with layered controls consisting of both commercial and proprietary technologies that are intended to prevent an adversary from conducting a successful attack. Included in that approach is active system monitoring and alerting, enabling us to promptly and proactively engage potential malicious or anomalous activity. Our Cyber Threat Center operates 24 hours, 7 days per week, and utilizes an incident response playbook - including containment and recovery procedures - based on NIST industry “best practices.” The cybersecurity program is led by our CISO, who reports to the IT Chief Operating Officer, who has 20 years of cybersecurity experience and 25 years in the financial services industry. Additionally, we conduct ongoing internal vulnerability assessments, a variety of periodic risk assessment initiatives, and also engage third parties to conduct penetration tests and adversarial simulated exercises, referred to as “red team” exercises, on a recurring basis.
•Business continuity, contingency and recovery plans. We also maintain business continuity plans that include identification of critical functions, third-party suppliers and personnel. Our information technology (IT) department executes several disaster recovery exercises per year in order to test our capabilities and ensure that business recovery needs can be met during a real-world event. Additionally, IT participates in annual crisis management exercises to test our operational responses and assess our preparedness for various scenarios, including cyber incidents. We also participate annually in industry-wide exercises, as well as internal tabletop exercises, to test our response capabilities. In addition, we maintain cyber insurance coverage as an additional layer of protection.
•Cybersecurity risks are critical to our business strategy. We consider cybersecurity risks in our business strategy decisions, including in connection with our acquisition activity. In addition, we seek to continuously enhance our policies, procedures and technologies to adapt to the evolving environment.
•Vendor cybersecurity risk policies. Our supplier risk management program includes policies and standards requiring that we perform cybersecurity due diligence reviews on our vendors based on the inherent risk profile of a particular supplier or service provider. We also monitor certain of our principal suppliers and service providers on an ongoing basis by conducting additional periodic reviews.

34

Corporate Governance
ESG Oversight
At Raymond James, corporate responsibility is one way we live out our mission and values, as well as fulfill our vision. Corporate responsibility includes our commitment to:
•nurturing an inclusive and diverse environment that unleashes the power of perspectives to drive exceptional results
•giving back to the communities in which we live and work, both through charitable contributions and volunteerism
•maintaining our long-standing commitment to strong corporate governance, rooted in a conservative approach for long-term stability
•making sustainable business and operational decisions for the benefit of clients, our firm and our society
Our focus on sustainability means keeping an eye on the big picture and operating our business for the long term. Raymond James believes it is our duty to be good stewards of our resources and help clients build wealth responsibly for the future, which we accomplish through a variety of initiatives including but not limited to:
•offering a sustainable investment platform tailored to meet clients’ individual impact goals
•financing our clients’ environmental and community-minded projects, such as alternative energy infrastructure and affordable housing
•taking responsibility for preserving the natural world and limiting the negative consequences of climate change by working to reduce our environmental impact
Raymond James has continued to take steps over the past year to grow, enhance and formalize our Enterprise ESG program and reporting. In our continued investment towards sustainability and ESG, we’ve established the Enterprise ESG Office, a group led by a senior-level leader, which enabled team members leading existing programs to provide additional focus and dedication to efforts such as community impact, diversity, equity and inclusion, and sustainable investing. Additionally, following the leadership of the Board, we established a management-level ESG Committee, comprising a cross-functional group of senior leaders, to provide oversight over the Enterprise ESG program. We have also continued to expand on our reporting efforts, which included publication of our second Corporate Responsibility Report in April 2022 and disclosing our Employment Information Report (also known as the EEO-1) for the first time.
The following graph sets forth the allocation of oversight responsibilities for ESG matters by committee:

Audit and Risk

•Environmental, social & governance financial policies and disclosures

Corporate Governance and ESG

•Strategies, policies and programs on environmental matters, including applicable targets and reporting
•Strategies, policies and programs on stakeholder engagement efforts, including those related to social justice, community relations and charitable giving
•Coordinate ESG oversight activities of Board and other Board committees

Compensation and Talent

•Human capital management, including diversity and inclusion, and associate engagement

2023 PROXY STATEMENT	35

Corporate Governance
Management Succession Planning
The Board believes that effective management succession planning, particularly for the CEO role, is important for the continued success of the company. Among the responsibilities of the CG&ESG Committee is the review of succession plans for the CEO and other senior management positions. Consequently, our CEO and chief human resources officer regularly make detailed presentations to the CG&ESG Committee and the Board on senior management succession plans and individual development plans for identified successors. This information is compiled through an organization-wide process designed to identify potential successors, evaluate the “readiness” of internal candidates and identify situations where the company may need to consider external talent. The Board discusses the development plans of succession candidates, with an emphasis on the CEO role, and monitors such candidates’ progress. High potential leaders are also given exposure to all Board members through formal presentations and informal events, which provide directors with opportunities to personally assess the candidates’ skills and leadership capabilities.
Engagement with Shareholders
Our directors and management believe that fostering long-term relationships with shareholders and maintaining their trust and goodwill is a top priority for the company. We recognize the benefits that come from robust dialogue with shareholders and other parties. We engage with shareholders throughout the year in order to:
•ensure that our management and Board understand and address the issues that are important to our shareholders
•discuss with our shareholders the issues that are important to them, hear their expectations for us and share our views
•assess emerging issues that may affect our business, inform our decision making, enhance our corporate disclosures and help shape our practices.

Company Representatives	Key Topics	Company-Led Engagement
•Chair & Chief Executive Officer •Chief Financial Officer •Head of Investor Relations	•Business and Strategy •Financial Performance •Governance •Sustainability
•Dedicated Investor Relations Department. Our Investor Relations professionals are dedicated to responding to questions from shareholders about the firm; its strategy, performance, and governance; and other issues of investor interest.
•Quarterly Earnings Conference Calls. In addition to prepared remarks, our management team participates in a question-and-answer session aimed at allowing shareholders to gain further insight into the firm’s financial condition and results of operations.
•Regular Investor Conferences and Road Shows. Management and our Investor Relations team routinely engage with investors at conferences and other forums.
•Annual Investor Day. Our senior executives make presentations concerning a wide variety of strategic and financial matters.
•Annual Survey. We solicit feedback from institutional analysts and investors through an annual survey aimed at ensuring the firm understands expectations in terms of strategy, performance, and communications. These results are shared with the Board and Executive Committee.
•Annual Sell-side Presentation to Board and Executive Committee. On a rotational basis, a sell-side analyst who covers our firm presents to our Board of Directors and Executive Committee to provide an overview of industry trends and important feedback on the focus areas from the investor community.

36

Corporate Governance
Communication with the Lead Director and Non-Executive Directors
Any interested party may communicate with the Lead Director of our Board, or with our non-executive directors as a group, by writing to the following address:
Raymond James Financial, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716
Attn: Jonathan N. Santelli, General Counsel and Company Secretary
Communications will be reviewed by our company secretary and distributed to the Lead Director, the Board, or to any of the Board’s committees or individual directors as appropriate, depending on the facts and circumstances of the communication. In that regard, the Raymond James Board does not receive certain items which are unrelated to the duties and responsibilities of the Board.
In addition, the company maintains a Confidential Reporting Hotline (888-686-8351) for its employees or individuals outside the company to report complaints or concerns on an anonymous and confidential basis regarding questionable accounting, internal accounting controls or auditing matters, and possible violations of the law or of the company’s Code of Conduct. Further information about the Raymond James Confidential Reporting Hotline is available on the company’s website.
Non-employees may submit any complaint regarding accounting, internal accounting controls or auditing matters directly to the Audit and Risk Committee of the Board of Directors by sending a written communication to the address given below:
Audit and Risk Committee
Raymond James Financial, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716
Attn: General Counsel

2023 PROXY STATEMENT	37

Director Compensation
Director Compensation Overview
The CG&ESG Committee annually determines the compensation paid to non-executive directors, and conducts a comparative review against peers at least every two years. We also reimburse each of our non-executive directors for their travel expenses incurred in connection with attendance at Board and committee meetings. Directors who are Raymond James employees (Messrs. James and Reilly) do not receive any additional compensation for their service as directors.

In determining non-executive director compensation, the committee considers, among other things, the following principles:
•that the compensation should pay fairly for the work, time commitment and effort required from directors of an organization with the size and scope of business activities of the company, including service on committees,
•that a component of compensation should be designed to align the directors’ interests with the long-term interests of shareholders, and
•that director independence may be impaired if director compensation exceeds customary levels

As a part of its review, the committee has engaged Pay Governance LLC as a third-party consultant to report on comparable non-executive director compensation practices and levels. No executive officer of the company is involved in determining or recommending non-executive director compensation levels.
At their respective August 2022 meetings, the CG&ESG Committee recommended, and the Board approved, the annual fees for non-executive directors described in the table below, to be effective commencing with the Board and committee meetings in February 2023. These amounts were unchanged from the prior annual period. All annual cash fees are paid in quarterly installments in arrears for the period of service between regularly scheduled Board meetings. The company does not pay meeting attendance fees.

Director Fee Type	Description	Amount
Annual Retainer	Cash retainer	$120,000
Shares Fee	RSU award vesting on 1st anniversary of grant	$180,000
Lead Director Fee	Supplemental cash fee for Board leadership role	$40,000
Audit and Risk Committee Chair Fee	Supplemental cash fee for committee leadership role	$60,000
Corporate Governance and ESG Committee Chair Fee	Supplemental cash fee for committee leadership role	$25,000
Compensation and Talent Committee Chair Fee	Supplemental cash fee for committee leadership role	$25,000

¢ Annual Retainer	¢ Shares Fee

38

Director Compensation
We have also entered into indemnification agreements with each of our non-executive (and executive) directors, which provide for indemnification, to the fullest extent permitted by applicable law, with respect to all expenses and claims that a director incurs in connection with any event or occurrence related to the fact that the director was serving as a director, officer, fiduciary, employee, agent or advisor of Raymond James or any of our affiliates. Pursuant to the agreements, directors may also obtain advancement of certain expenses in connection with indemnified claims. (A copy of the form of indemnification agreement is exhibit 10.8 to our 2022 Annual Report to Shareholders, as filed with the SEC.)
We encourage our directors to attend educational programs that assist them in the performance of their duties, and we reimburse reasonable costs of such attendance where approved in advance by the company.
Director Compensation Table for 2022
The following table sets forth the compensation paid to our non-executive directors for services during fiscal 2022.

Name(1)	Fees Paid in Cash(2)		Stock Awards(3)		All Other Compensation(4)	Total
Marlene Debel	$110,000		$179,913	(5)	$2,735	$292,648
Robert M. Dutkowsky	$110,000		$179,913	(5)	$2,118	$292,031
Jeffrey N. Edwards	$110,000		$179,913	(5)	$2,118	$292,031
Benjamin C. Esty	$170,000		$179,913	(5)	$2,118	$352,031
Anne Gates	$122,500		$179,913	(5)	$2,118	$304,531
Gordon L. Johnson	$211,500	(6)	$232,335	(7)	$2,875	$446,710
Roderick C. McGeary	$110,000		$179,913	(5)	$2,118	$292,031
Raj Seshadri	$110,000		$179,913	(5)	$2,118	$292,031
Susan N. Story	$150,000		$179,913	(5)	$2,118	$332,031
(1)Mr. Bo Godbold, a former director who did not stand for re-election at the 2022 Annual Shareholders Meeting, is an employee who did not receive any additional compensation for his part-year services as a director. Please see the section below titled “Relationships and Related Transactions” for information regarding his compensation as an employee.
(2)Includes the annual retainer and, as applicable, Lead Director and committee chair fees.
(3)The amounts shown in this column represent the aggregate grant date fair value of RSUs granted to our directors who are not named executive officers in fiscal year 2022, computed in accordance with Accounting Standards Codification ("ASC") Topic 718 (“ASC Topic 718”). The grant date fair value for RSUs is measured based on the closing price of our common stock on the date of grant.
(4)All other compensation represents accrued dividend equivalents on unvested RSUs as of September 30, 2022.
(5)This award of 1,683 RSUs was granted on February 24, 2022, at a grant date fair value per share of $106.90. This award vests at the next annual meeting.
(6)The fees paid in cash to Mr. Johnson include $59,250 paid to him by Raymond James Bank for his service as a director and committee chair and $14,750 paid to him by TriState Capital Bank for his service as a director.
(7)Includes 1,683 RSUs granted on February 24, 2022, at a grant date fair value per share of $106.90, 327 RSUs awarded to Mr. Johnson on February 24, 2022, at a grant date fair value per share of $106.90 for service as a director of Raymond James Bank, and 164 RSUs awarded to Mr. Johnson on August 24, 2022, at a grant date fair market value of $106.50 for service as a director for TriState Capital Bank. These awards vest at the next annual meeting.
The aggregate number of share awards outstanding, as of September 30, 2022, for each of our non-executive directors was as follows:

Name	Restricted Stock Units Outstanding (#)
Marlene Debel	1,683
Robert M. Dutkowsky	1,683
Jeffrey N. Edwards	1,683
Benjamin C. Esty	1,683
Anne Gates	1,683
Gordon L. Johnson	2,174
Roderick C. McGeary	1,683
Raj Seshadri	1,683
Susan N. Story	1,683

2023 PROXY STATEMENT	39

Proposal 2 – Advisory Vote on
Executive Compensation

What is being voted on: An advisory vote to approve the compensation of all of our NEOs.	Board recommendation: Our Board unanimously recommends a vote “FOR” the resolution approving the executive compensation of our NEOs.

We are asking our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC’s rules. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.
Accordingly, we are asking you to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory (non-binding) basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion.”
The say-on-pay vote is advisory, and therefore not binding on the company, the C&T Committee or our Board. Our Board and C&T Committee value the opinions of our shareholders, and — to the extent that there is any significant vote against the NEO compensation as disclosed in this proxy statement — we will consider our shareholders’ concerns and evaluate whether any actions are necessary to address those concerns. Under the Board’s current policy, shareholders are given an opportunity to cast an advisory vote on this topic annually, with the next opportunity occurring in connection with the company’s Annual Meeting of Shareholders in 2024.

40

Proposal 2 – Advisory Vote on Executive Compensation
Compensation Discussion & Analysis
Named Executive Officers
This section presents a discussion and analysis of the philosophy and objectives of the Compensation and Talent Committee (the "Committee") in designing and implementing compensation programs for our executive officers. We describe the compensation decisions relating to our chief executive officer, chief financial officer, and our next three most highly compensated executive officers (collectively, the “named executive officers” or “NEOs”), who for 2022 were:

Paul C. Reilly Chair and Chief Executive Officer	Paul M. Shoukry Chief Financial Officer (CFO)	James E. Bunn President — Global Equities and Investment Banking	Scott A. Curtis President — Private Client Group	Tashtego S. Elwyn President and Chief Executive Officer — Raymond James and Associates
Compensation-Setting Process
Annual Compensation Framework & Process

Compensation and Talent Committee
•The Committee sets performance priorities at the beginning of each fiscal year to guide its evaluation of company and individual executive officer performance throughout the year. The Committee also stipulates that annual bonuses will be funded from a pool not to exceed 6% of consolidated pre-tax income, with no individual bonus to exceed 3% of such measure.
•The Committee (in the absence of the CEO) reviews the performance of the CEO and determines the appropriate amounts of his annual bonus and retention RSU grants. In the course of its deliberations, the Committee also discusses these recommendations with the other non-executive directors.
•To inform its use of discretion in determining compensation, the Committee evaluates both company and individual performance. The Committee does not utilize formulaic financial performance goals or targets, and performance metrics are not assigned any specific weighting for purposes of determining the compensation awarded to the CEO or other NEOs. Since market conditions — and the macroeconomic environment — strongly affect the financial services industry and can change dramatically during the course of a year, the Committee assesses financial performance at the end of the year in light of the most recent facts and circumstances. No single financial or performance metric controls compensation decisions. Rather, such data are used to help the Committee better understand company and individual performance. After evaluating the performance of our CEO and each of our other NEOs for the relevant fiscal year, the Committee applies its discretion to determine the compensation for each.

Chair and CEO
•Following completion of a fiscal year, our chair and CEO reviews the performance of the company and evaluates the individual performance of each executive officer, including the NEOs, against previously-determined individual goals. Our CEO then makes recommendations to the Committee as to the respective amounts of annual bonus and retention RSUs to be awarded to each NEO (other than himself).

Compensation Consultants	•Provide market data in connection with the Committee’s 2022 compensation determinations for executive officers, including our NEOs.

2023 PROXY STATEMENT	41

Proposal 2 – Advisory Vote on Executive Compensation

Set Performance Priorities Will guide evaluation of company and individual executive officer performance throughout the year	Reviews Company Performance Reviews the performance of the company for the fiscal year

Determine Compensation The Committee applies its discretion to determine the compensation for each NEO	Evaluates Individual Performance The Committee evaluates each executive officer’s performance against previously-determined individual goals

Use of Compensation Consultants
In making compensation decisions, the Committee considers numerous factors of company and individual performance, as well as market data regarding compensation levels for comparable industry positions. The Committee does not attempt to rank or assign relative weight to any particular factor, however. The Committee does not rely on any factor as a substitute for its own judgment, but rather applies its independent discretion to consider all factors in their entirety. Although the Committee did not “benchmark” compensation against a peer group, it did engage an outside compensation consultant, Pay Governance LLC, to provide market data in connection with its 2022 compensation determinations for executive officers, including our NEOs. The Committee uses such data as a reference to assist it in maintaining a general awareness of industry compensation standards and trends. The market data does not formulaically determine the Committee’s compensation decisions for any particular executive officer, however. Similarly, the Committee does not target a particular percentile of any peer group with respect to total pay packages or any individual component of pay but instead uses the percentiles as a reference.
Peer Group Comparisons
For 2022, the Committee utilized the following peer groups for the indicated NEOs:
Peer Group for Mr. Reilly — Chair and CEO, and Mr. Shoukry — CFO

Affiliated Managers Group	Franklin Resources Inc.	Northern Trust Corporation
Ameriprise Financial Inc.	Invesco Ltd.	State Street Corporation
Bank of New York Mellon	Jefferies Financial Group Inc.	Stifel Financial Corp.
Charles Schwab Corp.	Lazard Ltd.	T. Rowe Price Group Inc.
Edward Jones	LPL Financial Holdings Inc.
Peer Group for Mr. Bunn — President, Global Equities and Investment Banking

Head of Investment Banking Role		Head of Equities Role
Cowen Inc.	William Blair & Company	Cowen Inc.	Truist
SVB Leerink LLC	Piper Sandler	KeyCorp.	William Blair & Company
Moelis & Company Group LP	Greenhill	JMP Securities	Robert W. Baird & Co.
Jefferies Financial Group Inc.	Houlihan Lokey	SVB Leerink LLC	Royal Bank of Canada
JMP Securities	Lazard Ltd.	Nomura Securities	Wells Fargo Bank
Robert W. Baird & Co.		Piper Sandler
Peer Group for Mr. Curtis — President, Private Client Group

Head of Wealth Management
Bank of America	Robert W. Baird & Co.	UBS Group
LPL Financial Holdings, Inc.	Royal Bank of Canada	Wells Fargo Bank
Morgan Stanley	Truist

42

Proposal 2 – Advisory Vote on Executive Compensation
Peer Group for Mr. Elwyn — President and CEO, Raymond James and Associates

Head of Brokerage Business
Ameriprise Financial Inc.	Morgan Stanley	UBS Group
Bank of America	Robert W. Baird & Co.	Wells Fargo Bank
Cetera	Royal Bank of Canada
Consideration of 2022 “Say-on-Pay” Vote
We hold an annual advisory vote of our shareholders on executive compensation. The following table sets forth the percentage of shares voted in favor of our annual advisory proposals to approve NEO compensation for the fiscal years indicated (the “Say-on-Pay” proposal).

2017	2018	2019	2020	2021	2022

At the 2022 Annual Shareholders Meeting, 95% of the votes cast were in favor of the “Say-on-Pay” proposal. We believe that the 2022 vote approving the Say-on-Pay proposal once again conveyed our shareholders’ strong support of the Committee’s decisions and our existing executive compensation programs. Based on this feedback, the Committee determined to continue our current compensation practices as described herein.
Fiscal 2022 Company Performance Highlights
Strategic Execution
By remaining focused on our client-first strategy of providing outstanding service to our advisors and their clients, the firm generated record results and successfully executed several strategic initiatives during the year. In the Private Client Group segment, despite declines in equity markets, fiscal 2022 was a strong year for organic client asset growth, retention of advisors and financial advisor recruiting. In the Capital Markets segment, we achieved strong results as record M&A revenues partially offset weaker underwriting and fixed income brokerage revenues due to a challenging market environment. The Asset Management segment continued to benefit from increased utilization of fee-based accounts by our Private Client Group clients. The Bank segment experienced strong growth in net interest income driven by the increase in short-term interest rates, along with strong loan growth.
We made significant progress deploying capital over the past year through organic growth and strategic acquisitions. Following our longstanding, disciplined approach to strategic acquisitions, we were pleased to add three firms to the Raymond James family this year. Each firm met our strict criteria of constituting a good cultural fit, filling a strategic purpose, and making financial sense for our shareholders.
•Charles Stanley Group PLC – U.K.-based provider of holistic wealth management services to private clients, charities, trusts and institutions. At the time of closing, added £27.1 billion ($36 billion) of client assets under administration and nearly 200 financial advisors.
•TriState Capital Holdings, Inc. – Diversified financial services firm providing banking and asset management services to individuals, corporations and municipalities. Operates a branchless bank model with total deposits of $12.6 billion and total loans of $11.5 billion, at the time of closing, including an industry-leading securities-based lending portfolio.
•SumRidge Partners, LLC – Technology-driven fixed income market maker specializing in investment-grade and high-yield corporate bonds, municipal bonds, and institutional preferred securities.
The firm also continued to invest in service delivery and enhanced capabilities while focusing on improving operational efficiencies. Throughout the fiscal year, we remained focused on the long term and continued to invest in our businesses, our people and our technology to help drive growth across the firm. Most importantly, we successfully implemented these strategic initiatives while maintaining our unique, client-focused culture.

2023 PROXY STATEMENT	43

Proposal 2 – Advisory Vote on Executive Compensation
Financial Performance
•Record annual net revenues of $11.0 billion, an increase of 13% over 2021
•Record net income available to common shareholders of $1.51 billion, or $6.98 per diluted share; Record adjusted net income available to common shareholders of $1.62 billion(1), or $7.49 per diluted share(1)
•Return on common equity of 17.0% and adjusted return on common equity of 18.2%(1), both strong results particularly given our robust capital position throughout fiscal 2022
•Returned $437 million to shareholders through common stock dividends and share repurchases
•Completed acquisitions of Charles Stanley Group, TriState Capital Holdings, and SumRidge Partners
•Maintained strong capital position, with total capital to risk-weighted assets of 20.4%, well above regulatory requirements
Raymond James Financial
Net Revenues ($B)
Raymond James Financial
Pre-tax Income ($B)
(1)Adjusted net income available to common shareholders, adjusted earnings per diluted share, and adjusted return on common equity are non-GAAP measures. Please refer to Appendix A for reconciliations of these measures to the most directly comparable GAAP measures and other important disclosures.
The firm’s strong performance in fiscal 2022 was driven by record revenues in the Private Client Group, Asset Management and Bank segments and record pre-tax income in the Private Client Group. The results highlight the resilience of the business model and reinforce the value of our diverse and complementary businesses.
•Private Client Group — Record net revenues of $7.71 billion increased 17%, and record pre-tax income of $1.03 billion increased 38%, compared to fiscal 2021. Record net revenues were driven by higher asset management and related administrative fees, along with the benefit of higher short-term interest rates. Private Client Group assets under administration ended the fiscal year at $1.04 trillion, declining 7% compared to September 30, 2021, due to lower equity markets, which more than offset net new assets added to the platform during the year.
•Capital Markets — Net revenues of $1.81 billion decreased 4%, and pre-tax income of $415 million decreased 22%, compared to the record results generated in fiscal 2021. Despite volatile and uncertain markets, Capital Markets segment results were driven by record M&A revenues, which partially offset lower underwriting and fixed income brokerage revenues.
•Asset Management — Record net revenues of $914 million increased 5%, and pre-tax income of $386 million declined 1%, compared to fiscal 2021. Record net revenues were driven by higher asset management and related administrative fees due to higher PCG assets in fee-based accounts for most of the year. However, financial assets under management ended the year at $173.8 billion, representing a 9% decline year-over-year, as strong net inflows in fee-based accounts in the Private Client Group were offset by fixed income and equity market declines, along with net outflows for Raymond James Investment Management.
•Bank Segment — Record net revenues of $1.08 billion increased 61%, and pre-tax income of $382 million increased 4%, over fiscal 2021. Net revenue growth was largely due to higher loan balances, including nearly $11.5 billion of loans acquired with TriState Capital Bank, and net interest margin (“NIM”) expansion during the year. Net loans increased 73% to end the fiscal year at $43.2 billion. The strong loan growth was driven by the loans acquired with TriState Capital Bank, along with the growth of loans to Private Client Group clients and corporate loans at Raymond James Bank. The Bank segment’s NIM increased 44 basis points during the fiscal year to 2.39%, reflecting higher short-term interest rates and the relatively high concentration of floating-rate assets. The credit quality of the loan portfolio remained strong, with criticized loans as a percent of total loans held for investment ending the quarter at 1.14%, down from 3.27% at September 2021. Bank loan allowance for credit losses as a percentage of total loans held for investment was 0.91%, and bank loan allowance for credit losses on corporate loans as a percentage of corporate loans held for investment was 1.73%.

44

Proposal 2 – Advisory Vote on Executive Compensation
Alignment of CEO Compensation with Total Shareholder Return
The following graph shows the total return on $100 invested in the company’s stock on September 30, 2017, compared to the total annual direct compensation of our CEO for each year represented. We believe this demonstrates that our CEO’s total compensation is highly correlated with total shareholder return over these time periods.
Alignment of CEO Compensation with Total Shareholder Return

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Proposal 2 – Advisory Vote on Executive Compensation
Our Compensation Practices

What We Do

 Pay for performance. We award annual variable compensation based on the performance of the company and the individual. The great majority of our executive officers’ compensation is variable and not guaranteed.
 Use deferred compensation. Variable compensation for our executive officers also includes a deferred component, in that a portion of annual bonuses (“stock bonus awards”) is delivered in the form of both time-based and performance-based RSUs.
 Performance-based equity awards. The vesting of 60% for our CEO, and 50% for our other NEOs, of the RSUs awarded to our executive officers as stock bonus awards is tied to the achievement of defined Adjusted ROE(1) levels over a three-year measurement period (“performance vesting”), subject in certain cases to accelerated vesting upon retirement. Since the grant of the 2021 awards, such vesting is further modified (increased or decreased) by the rTSR of the company compared to a peer group ("rTSR Adjustment").
 Long vesting periods. Both the time-vesting and performance-vesting portions of our stock bonus awards generally vest on a cliff basis three years after the grant date. Both our outstanding legacy stock options and the retention RSUs with which we have replaced them generally vest 60% on the 3rd anniversary, and 20% on each of the 4th and 5th anniversaries, of their grant dates, subject in certain cases to accelerated vesting upon retirement. In addition, each award under our Long-Term Incentive Plan (“LTIP”), a non-qualified retention plan for highly compensated employees, cliff vests at the end of a five-year period.
 “Clawback” policy. We maintain a robust compensation recoupment policy, which permits the company to recover compensation in the event of a financial restatement, inaccurate performance measures, and serious misconduct or materially imprudent judgment that results in material financial or reputational harm to the company.
 Stock ownership guidelines. We maintain stock ownership requirements for our executive officers, creating a further link between management interests, company performance and shareholder value. All of our NEOs have reached or exceeded the ownership requirements.
 “Double triggers.” Our award agreements for RSUs generally maintain the requirement of “double triggers” on the accelerated vesting of awards in the event of a change in control, meaning that an executive must actually be terminated following the change in control before vesting will be accelerated.
 Limited perquisites. We provide very limited perquisites that provide a demonstrable benefit to the company’s business.

What We Don’t Do

 No employment agreements. Our executive officers, including our CEO and other NEOs, are employed by us on an “at will” basis and do not have any special arrangements for severance payments following termination.
 No dividends on unearned performance-based or unvested U.S. time-based awards. We do not pay dividends or dividend equivalents on performance-based awards or on time-based awards to U.S. grantees during the vesting period. Rather, dividends are deferred and paid only based on performance or vesting achieved, with no premiums.
 No “gross ups.” We do not generally provide excise tax “gross ups,” other than in the case of certain relocation expenses, consistent with our relocation policy.
 No pledging by insiders. The company maintains a policy under which our directors and executive officers are prohibited from pledging our common stock.
 No short selling or hedging by insiders. Our directors and executive officers are prohibited from engaging in short sales, transacting in publicly traded or private options and engaging in hedging or monetization transactions with respect to our common stock.
 No option re-pricing. Our equity incentive plans contain certain provisions prohibiting option re-pricing absent approval of our shareholders. We have not granted options to our executive officers as part of their annual compensation since fiscal 2014 in any event.

(1)Adjusted ROE is a non-GAAP measure. Please refer to Appendix A for a reconciliation of this measure to the most directly comparable GAAP measure and other required disclosures.

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Proposal 2 – Advisory Vote on Executive Compensation
Objectives of Our Compensation Program
We compete for talent with other large financial services firms throughout the United States, Canada, the United Kingdom and Europe, and our ability to sustain or improve our position in this highly competitive environment depends substantially on our ability to continue to attract and retain the most qualified employees. We thus strive to design compensation programs that enable us to attract, motivate and retain high- quality executive officers and ensure that their individual interests are aligned with those of our shareholders. Our pay-for-performance goal is to reward executive officers for the achievement of near-term and long-term strategic and operational goals, while at the same time avoiding excessive risk-taking. We therefore structure our incentive awards to include vesting, deferred payment, and cancellation and clawback provisions that protect the company.
Our executive compensation program emphasizes discretionary variable annual performance compensation and long-term incentive compensation, a portion of which will be received by the executive only upon our attainment of specific financial targets. We award annual grants to reward achievement of the company’s financial and strategic objectives. In addition, a portion of long-term incentive compensation serves shareholders’ interests by conditioning vesting upon future performance that delivers on the company’s long-term business strategy. The Committee believes that delivering equity aligns employees’ interests with those of shareholders and helps motivate executives to achieve financial and strategic goals within the bounds of the company’s risk tolerance levels.
Changes to Our Executive Officer Compensation Practices
We made no significant changes to our executive officer compensation practices.

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Proposal 2 – Advisory Vote on Executive Compensation
Principal Elements of Executive Compensation
The Committee utilizes the following balanced mix of compensation elements for executive officers, with total compensation weighted heavily towards variable elements that reward longer-term performance.

Type	Pay Element	Purpose	Link to Strategy
	Base Salary	•Provides base level of pay	•Competitive salaries attract and retain key talent
	Annual Bonus – Cash	•Provides competitive incentive opportunity	•Rewards executives who achieve strategic goals •Incentivizes behaviors consistent with our firmwide strategy •Attracts and retains key talent
Annual Bonus – Equity
•Aligns executive with shareholder interests
•Encourages retention by vesting at end of
3-year period
•Performance vesting awards depend on company’s achievement of Adjusted ROE(1) and rTSR thresholds, thus further aligning executive with long-term shareholder interests

•Serves as a long-term retention tool and further aligns our executives with our shareholders
•Encourages focus of executives on key financial metrics and final payout is dependent on company performance
•Links our executives to long-term success and does not encourage taking unnecessary or outsized risks

	Retention Awards – RSUs	•Aligns executive with shareholder interests •Encourages retention by longer vesting period	•Serves as a long-term retention tool and further aligns our executives with our shareholders
	Retirement Plan Contributions	•Profit Sharing, ESOP, LTIP, and 401(k) align executive with shareholder interests since contributions are based on company financial results	•Market competitive and aligns with our shareholders and financial performance
(1)Adjusted ROE is a non-GAAP measure. Please refer to Appendix A for a reconciliation of these measures to the most directly comparable GAAP measures and other required disclosures.
Base Salaries
Competitive salaries attract and retain key talent. During fiscal year 2022, base salaries across the organization were reviewed given the challenging recruiting environment and inflationary pressures and increases were made. The 2022 base salary for our NEOs reflects a blended year with an increase effective January 2022.

Named Executive Officer	2022 Base Salary	Difference from Previous Year
Paul C. Reilly	$687,500	38%
Paul M. Shoukry	$450,000	50%
James E. Bunn	$450,000	50%
Scott A. Curtis	$450,000	50%
Tashtego S. Elwyn	$450,000	50%

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Proposal 2 – Advisory Vote on Executive Compensation
Annual Bonus
With an executive compensation program that is variable in nature, annual bonus determination begins with the evaluation of Raymond James’ overall performance. In addition, each executive officer establishes performance goals at the start of each fiscal year that are evaluated throughout the year. These firm and individual factors are then measured both qualitatively and quantitatively and are ultimately used to determine compensation.

Performance Factors	Established Goals
Financial Achievement	Generate record results •Exceed budgeted net revenues •Exceed budgeted pre-tax income •Exceed Adjusted ROE targets described in performance RSU discussion
Business Growth
Continue to support organic growth
•Maintain active corporate development effort
•Support integration and onboarding of acquisitions
•Grow market share organically in each core business
•Develop and execute long-term growth strategies

Operating Efficiency
Balance expense management with high service levels
•Evaluate and advance progress on strategic expense management initiatives
•Maintain respective business unit compensation ratio to net revenues at budgeted levels

General Management
People management
•Coach and mentor senior leaders to continue to have strong leadership succession across all business units
•Continuously reinforce the firm’s values and culture
•Continue focus on increasing diversity across the firm (especially at senior management level)
•Relentlessly manage risks within the tolerances approved by the Board
•Maintain strong relationships with all regulators

2023 PROXY STATEMENT	49

Proposal 2 – Advisory Vote on Executive Compensation
Use of Equity Compensation
We deliver a substantial portion of incentive compensation in the form of equity awards — generally RSUs — a portion of which will vest based on future performance of the company. The Committee believes that delivering equity aligns employee interests with those of shareholders and helps motivate executives to achieve financial and strategic goals within the bounds of the company’s risk tolerance levels. These awards are also subject to cancellation and clawback over a multi-year period.
Awards to CEO. The annual bonus for our CEO is delivered 50% in cash and 50% in the form of RSUs. 60% of the portion paid in RSUs will vest on the third anniversary of the grant only if the company attains certain defined average Adjusted ROE(1) levels (“performance RSUs” or “PRSUs”). As noted above, commencing with the 2021 grants, the portion of PRSUs that vests will be further subject to modification (increase or decrease) based on the company’s rTSR, as further described herein. The remaining 40% of the portion paid in RSUs will vest on the third anniversary of grant.
Awards to Other Executive Officers. Where the annual bonus of one of our other executive officers (including NEOs) exceeds $275,000, a variable portion of the amount over $250,000 is similarly delivered in RSUs. The proportion of bonus delivered in RSUs increases with the size of the bonus. Specifically, for each portion of the bonus that falls within the dollar parameters set forth in the following table, the indicated percentage is delivered in RSUs, with the balance delivered in cash:

Segment of Annual Bonus			Portion in RSUs	Portion in Cash
$250,000	–	$500,000	10%	90%
$500,001	–	$1,000,000	15%	85%
$1,000,001	–	$2,000,000	20%	80%
$2,000,001	–	$3,000,000	25%	75%
Above $3,000,000			50%	50%
Of the RSUs delivered to such other executive officers, 50% are performance RSUs that will vest on the third anniversary of the grant only if the company attains certain defined average Adjusted ROE(1) levels. The three-year average Adjusted ROE(1) is calculated by adding Adjusted ROE(1) for each of the years included in the applicable vesting period and dividing by three. Commencing with the 2021 awards, the amount vesting is further subject to modification (increases or decreases) based on the company’s rTSR, as further described herein. The remaining 50% of these RSUs vest on the third anniversary of grant.
Performance RSU Vesting Based on Adjusted ROE(1) with rTSR Adjustment
Historically, the Committee chose Adjusted ROE(1) as its core metric to determine performance RSU vesting because it believes it is an appropriate indicator of the return the company is delivering on common shareholders’ equity, since it reflects both bottom-line profitability and the manner in which the company is managing shareholders’ equity to generate such profitability. The Committee determines the appropriate Adjusted ROE(1) vesting scale for the grant of each year’s performance RSUs. The performance RSUs will vest — if at all — in an amount that falls between 50% and 150% of the stated target for the award, depending on the company’s average Adjusted ROE(1) for the applicable measurement period.
At the time of grant, the Committee may positively or negatively adjust the average Adjusted ROE(1) vesting scale for a particular grant year in order to reflect equity, interest rate and credit market conditions, as well as other factors outside the control of the company, and to ensure that vesting of these awards remains a challenge but is reasonably attainable considering our Board’s commitment to maintaining conservative capital levels. The Committee does not adjust the vesting scales after the grant date for our performance RSUs.
Commencing with the 2021 awards, the vesting result determined by average Adjusted ROE(1) performance is subject to increase or decrease of up to 20% based on the company’s rTSR ranked on a percentile basis compared to a defined peer group of companies over a three-year measurement period (the “rTSR Adjustment”).
The rTSR peer group consists of companies with which Raymond James competes for talent and shareholder capital, and may be adjusted by the Committee from time to time for a particular grant of PRSUs in accordance with pre-established guidelines. The peer group for the 2023 PRSU awards is identical to the peer group used for Mr. Reilly, our Chair and CEO, as set forth in the section entitled “Peer Group Comparisons” (but will not include privately held Edward Jones). In order to smooth potential anomalies of spot pricing, rTSR will be calculated based on the 20 trading day average price of the company’s (and each peer company’s) common stock as of the starting and ending of the measurement period, and will assume reinvestment of dividends and other distributions.
The Committee believes that the rTSR Adjustment even further enhances the strong alignment of our long-term executive compensation with the interests of our shareholders. Utilizing Adjusted ROE(1) as the primary driver of these rewards allows executives to focus on measures they have direct influence on, while the rTSR Adjustment recognizes factors that affect our industry and peers as a whole, thus providing an enhanced tie to the shareholder investment experience.
(1)Adjusted ROE is a non-GAAP measure. Please refer to Appendix A for a reconciliation of this measure to the most directly comparable GAAP measure and other required disclosures.

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Proposal 2 – Advisory Vote on Executive Compensation
Vesting of 2019 Awards
The three-year average Adjusted ROE(1) performance with respect to the 2019 awards was 16.7%, resulting in vesting of 127% of the target amount.
Grant of 2022 Awards
For grants made in respect of fiscal 2022 performance, the Committee determined the following vesting formula (with results to be interpolated as necessary).

Adjusted ROE(1) - three-year average	RSU Vesting Percentage
≥20%	150%
18%	125%
15%	100%
12%	75%
10%	50%
<10%	0%
The vesting result determined by three-year average Adjusted ROE(1) performance will then be subject to modification, increase or decrease, of up to 20%, by the company’s rTSR compared to the peer group, with results to be interpolated between values:

Company rTSR Percentile Ranking		Adjustment to ROE Result
≥	75th%	120%
=	50th%	100%
≤	25th%	80%
(1)Adjusted ROE is a non-GAAP measures. Please refer to Appendix A for a reconciliation of these measures to the most directly comparable GAAP measures and other required disclosures.
CEO Special One-Time Equity Retention Award
As previously reported, the Compensation and Talent Committee approved a grant to Chair and Chief Executive Officer Paul C. Reilly of a special one-time equity retention award, effective December 15, 2022, with a grant date fair value at target of $15 million.
In accordance with the Board’s succession planning process for the CEO, during the vesting period of the award Mr. Reilly will continue to prepare internal candidates from whom the Board may select the Company’s next CEO. During this time Mr. Reilly may also begin a transition to Executive Chair. The award is intended to incentivize Mr. Reilly to continue service with the Company and to execute the Board’s plan for a successful transition of the CEO role.
The Committee determined that granting this special one-time equity retention award is in the best interests of the Company and its shareholders and that the amount and terms of the award described herein were appropriate. Among other things, the Committee considered Mr. Reilly’s long track record of strong performance and the importance of his navigating the Company through a smooth CEO transition in accordance with the Board’s succession plan. The Committee also conducted an extensive market analysis with the assistance of the Committee’s independent compensation consultant. The Committee determined that the structure of the award was consistent with the outstanding equity elements of Mr. Reilly’s regular annual compensation and was aligned with the Company’s overall executive equity compensation program. As the award is a special one-time equity retention award, it is not part of Mr. Reilly’s regular annual compensation.

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Proposal 2 – Advisory Vote on Executive Compensation
In approving the special one-time equity retention award, the Committee noted that under Mr. Reilly’s leadership the Company has delivered record results and further enhanced its capabilities to serve the most sophisticated financial needs of its advisors and their clients. Specifically, during Mr. Reilly’s 12-year tenure, the Company has:
•Grown its market capitalization from $3.2 billion as of September 30, 2010 to $21.3 billion as of September 30, 2022 (a 17% compound annual growth rate (“CAGR”))
•Increased annual net revenues from $2.9 billion in fiscal 2010 to $11.0 billion in fiscal 2022, a 12% CAGR
•Increased pre-tax income from $362 million in fiscal 2010 to $2.0 billion in fiscal 2022, a 15% CAGR
•Achieved a 533% TSR from May 3, 2010 through September 30, 2022 that is more than double the average TSR of the reference peer group of 197% and the TSR of the S&P 500 Index(1) of 221% during the same period(2)
•Deployed capital prudently by completing approximately 20 acquisitions, which have strengthened our capabilities to achieve future growth
The special one-time equity retention award consisted of both performance-vesting and time-vesting RSUs under the 2012 Plan and had the following characteristics:
•Sixty percent (60%) of the award consisted of PRSUs that will vest, if at all, based on the Company’s average Adjusted ROE(3), in accordance with the above scale for awards granted in fiscal year 2023, as further modified by the rTSR Adjustment
•Forty percent (40%) of the award consisted of time-based RSUs that will vest on the third anniversary of the grant date.
•The award will vest on December 15, 2025.
To enhance its retentive effect, the special one-time equity retention award was made subject to continued service requirements that are more restrictive than those applicable to our standard retention awards. Specifically, the special equity award is subject to forfeiture in its entirety if Mr. Reilly’s service terminates during the vesting period by reason of retirement or voluntary termination without Good Reason.
In addition, with respect to the period prior to a Change in Control or a Corporate Transaction, the definition in the Plan of “Good Reason” was modified for purposes of the award to mean the appointment of Mr. Reilly, within two years of the award’s grant date, to a position other than the Company’s CEO.
This description of the special one-time equity award is only a summary and is qualified in its entirety by the respective terms of the Forms of Notice of Restricted Stock Unit Award and Restricted Stock Unit Agreement with Mr. Reilly, for PRSUs and for time-based RSUs, copies of which were filed as Exhibits 10.1 and 10.2, respectively, to the Company’s Form 8-K, filed with the SEC on December 19, 2022, and which are incorporated by reference herein.
Compensation and Risk
The Board, with the assistance of the Committee, has evaluated our compensation policies and practices for all employees. Specifically:
•At the direction of the Committee, an independent compensation consultant partners with our Enterprise Risk Management and Human Resources functions to conduct an independent assessment of the material incentive compensation plans across the organization every other year.
•This process begins with an objective evaluation of job functions, assessing the level of risk influence across six specific categories: credit, liquidity, market, operational, legal & compliance and reputational.
•Incentive plans for job functions that were identified as having the potential to expose the company to the highest level of risk are further reviewed across a consistent framework to identify potential operational plan risks of the incentive design.
•The incentive design evaluation focuses on key elements of the plan design, including: (i) performance measures, (ii) funding, (iii) performance period and pay mix, (iv) goal setting, (v) leverage and (vi) controls and processes.
•In alternating years, Human Resources conducts an updating review with a focus on:
•any material changes to executive and associate incentive plans
•adoption of any new incentive plans or inclusion of new roles therein
•review of any acquired company compensation plans and roles

(1) S&P 500 index results are market-capitalization weighted.
(2) Data provided by Pay Governance LLC from Standard & Poor’s Capital IQ database. TSR is based on a 20-day trading average beginning and ending adjusted share price for the periods as of May 3, 2010 and September 30, 2022.
(3) Adjusted ROE is a non-GAAP measure. Please refer to Appendix A for a reconciliation of this measure to the most directly comparable GAAP measure and other required disclosures.

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Proposal 2 – Advisory Vote on Executive Compensation
The most recent bi-annual review noted that our practices of requiring deferral of a portion of bonus amounts into a mix of time- and — in the case of executive officers — performance-vesting equity awards, our robust share ownership guidelines, our compensation recoupment policy and our prohibition on hedging by executives all serve to further mitigate risk in our compensation plans.
The review concluded that none of the company’s incentive plans were likely to motivate behavior that would result in a material adverse impact to the company. The potential residual risks identified through the process were determined to be effectively mitigated through established risk controls, leadership oversight, and our culture of proactive risk management.
After reviewing an update to the above review, our Board has concluded that our compensation policies in general, and our incentive programs in particular, remain well aligned with the interests of our shareholders and do not create risks that are reasonably likely to result in a material adverse effect on the company.
Other Benefits
Profit Sharing Plan. The Profit Sharing Plan is designed to offer associates a means of sharing in the firm’s success on a long-term basis. Each year, Raymond James may contribute a portion of its profits, upon approval by the Board of Directors, to each participant’s account based on the individual’s qualified fiscal year compensation and length of service. Contributions to the Profit Sharing Plan are 100% employer-funded.
Employee Stock Ownership Plan (ESOP). The ESOP is designed to provide retirement benefits to our associates through participation in the ownership of the company. Assets of this plan are invested in common stock of Raymond James Financial and are 100% employer-funded. The firm’s discretionary contribution to each participant’s account, upon approval by the Board of Directors, is based on the individual’s qualified fiscal year compensation.
401(k) Plan. The 401(k) Plan is designed to help associates reach their personal savings objectives, with an opportunity to earn additional contributions from Raymond James through a match. For eligible employees, Raymond James will match 75% of the first $1,000 they contribute to their account, followed by a 25% match of the next $1,000 they contribute.
Long Term Incentive Plan (LTIP). The LTIP is a company-sponsored, unfunded, deferred compensation plan designed to award incentive compensation to a select group of management and/or highly compensated employees. The amount to be contributed is discretionary and shall be determined annually the Board of Directors or its delegate.
2022 Compensation Decisions
At the start of each fiscal year, following recommendation by our chair and CEO, each executive officer establishes key business goals and priorities, and aligns these goals to our Raymond James Core Values: Client First, Conservatism, Independence and Integrity. The key business goals include the following areas of focus: financial achievement, business growth, operational efficiency and general management. The Committee reviews and approves goals and performance priorities. The Committee does not utilize formulaic financial performance goals or targets, and performance metrics are not assigned any specific weighting for purposes of determining the compensation awarded to the CEO or other NEOs.
With an executive compensation program that is variable in nature, annual bonus determination begins with the evaluation of Raymond James’ overall firm and business unit performance, assessment of key business goals and priorities and individual contribution. These performance factors are measured both qualitatively and quantitatively and are used to determine annual compensation.
In November 2022, our chair and chief executive officer, Mr. Reilly, evaluated the performance of the company and the individual performance of each executive officer, including the NEOs, against previously determined individual goals. Mr. Reilly made recommendations to the Committee as to the amounts of annual bonus and retention RSUs to be awarded each executive officer (other than himself). The Committee reviewed and discussed such recommendations, as well as market data provided by its compensation consultant. The Committee evaluated the performance of Mr. Reilly and each of our other NEOs in light of all the above information. It then reviewed such information with the other non-executive directors, who engaged with the Committee in a thorough evaluation of the performance of Mr. Reilly and our other NEOs. Following such evaluations, the Committee approved the compensation described below.
Individual Performance for 2022
Set forth below is a summary of the material accomplishments of each NEO and other important factors relevant to fiscal 2022, grouped by the areas of focus determined by the Committee at the beginning of the fiscal year, which the Committee considered in exercising its discretion to award compensation for 2022.
After considering the fiscal 2022 performance of the company and the individual performance factors associated with the specific areas of focus outlined below, the Committee awarded each named executive officer the bonus and other compensation in the amounts indicated.

2023 PROXY STATEMENT	53

Proposal 2 – Advisory Vote on Executive Compensation

Paul C. Reilly Chair and CEO
2022 Contributions
Financial Achievement
Produced record results across almost every business segment.
•Record net revenue of $11 billion, up 13% over fiscal 2021
•Record pre-tax income of $2 billion, up 13% over fiscal 2021
•Return on common equity of 17.0% and adjusted return on common equity (1) of 18.2% for the fiscal year
Business Growth
Achieved record net revenues in the Private Client Group, Asset Management and Bank segments, and record pre-tax income in the Private Client Group segment in fiscal 2022. The Capital Markets segment generated its second-best annual revenues and pre-tax income, after the record year in fiscal 2021.
•Record mergers & acquisitions and advisory revenues for the fiscal year
•Assets under administration of $1.09 trillion at fiscal year end
•Private Client Group assets in fee-based accounts of $586 billion at fiscal year end
•Record net loans in the Bank segment of $43.2 billion, up 73% over fiscal 2021, reflecting the positive impact of the acquisition of TriState Capital Bank, as well as strong loan growth at Raymond James Bank
•Domestic Private Client Group net new assets of approximately $95 billion during fiscal 2022, representing 9% of domestic Private Client Group assets at the beginning of the fiscal year
Drove business growth through the retention and recruitment of financial advisors and investment bankers, as well as strategic acquisitions.
•Net increase of 199 financial advisors during fiscal 2022 to 8,681 total financial advisors
•Recruited financial advisors to the domestic independent contractor and employee affiliation options with nearly $320 million of trailing 12-month production and approximately $43 billion dollars of clients assets at their previous firms
•Successfully closed three acquisitions during the fiscal year
Operating Efficiency
•Disciplined management of expenses during a very strong growth period, as well as rising labor and other costs, delivering a pre-tax margin of 18.4% during the fiscal year
•Total compensation ratio of 66.6%, 90 basis points lower than fiscal 2021
General Management
•Strong leadership resulting in stable associate engagement, robust focus on managing risk and regulatory compliance, and stability of core systems, all of which are necessary to grow the business
•Solid progress on the company’s long-term diversity and inclusion strategy
•Launched formal governance structure to oversee the firm’s ESG initiatives
Compensation: The Committee approved an annual bonus for 2022 of $ 17,012,500

Compensation Mix

(1)Adjusted ROE is a non-GAAP measure. Please refer to Appendix A for a reconciliation of this measure to the most directly comparable GAAP measure and other required disclosures.

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Paul M. Shoukry CFO
2022 Contributions
Financial Achievement
Supported the company in achieving strong results, including:
•Record net revenue of $11 billion, up 13% over fiscal 2021
•Record pre-tax income of $2 billion, up 13% over fiscal 2021
•Return on common equity of 17.0% and adjusted return on common equity (1) of 18.2% for the fiscal year
Business Growth
•Led corporate development team to successfully close three acquisitions in fiscal 2022
•Provided leadership in identifying, negotiating and closing the acquisition of TriState Capital, oversaw integration efforts and supported growth
•Partnered with leadership of Private Client Group and Raymond James Bank to effectively manage and implement continued enhancements to client cash offering
Operating Efficiency
•Exercised strong leadership of the firm’s expense management initiatives, especially on managing the firm’s compensation ratio and non-compensation expenses across all business segments
•Provided strong management of financial risk targets
General Management
•Managed all aspects of capital and liquidity planning, including achieving tier 1 leverage ratio target of 10%; maintained cash balances well above target
•Provided strong leadership of diversity and inclusion efforts, including serving as executive sponsor of Mosaic, the firm’s multicultural inclusion network, and establishing a partnership with the National Association of Black Accountants
•Assumed oversight responsibilities for the firm’s ESG initiatives
Compensation: The Committee approved an annual bonus for 2022 of $4,300,000

Compensation Mix

(1)Adjusted ROE is a non-GAAP measure. Please refer to Appendix A for a reconciliation of this measure to the most directly comparable GAAP measure and other required disclosures.

2023 PROXY STATEMENT	55

Proposal 2 – Advisory Vote on Executive Compensation

James E. Bunn President of Global Equities and Investment Banking
2022 Contributions
Financial Achievement
•Led Global Equities and Investment Banking (“GEIB”) business unit, included in our Capital Markets segment, to its second-best year following the record set in fiscal 2021
•Achieved record mergers & acquisitions and advisory revenues
Business Growth
•Integrated two businesses acquired in the prior year, Financo and Cebile Capital, to the investment banking platform
•Continued to make strategic additions to the GEIB team by hiring several managing directors
Operating Efficiency
•Disciplined focus on expense management, resulting in strong pre-tax margin for the business unit
General Management
•Energetic engagement with investment banking leadership that led to positive retention results despite a very competitive market
•Led GEIB diversity and inclusion efforts that resulted in strong lateral recruitment, such that two of GEIB’s top six investment banking revenue producers are women
Compensation: The Committee approved an annual bonus for 2022 of $6,500,000

Compensation Mix

Scott A. Curtis President of Private Client Group
2022 Contributions
Financial Achievement
Achieved record revenues and pre-tax income for the Private Client Group segment
Business Growth
•Private Client Group assets under administration of $1.04 trillion at fiscal year end
•Private Client Group assets in fee-based accounts of $586 billion at fiscal year end
•Domestic Private Client Group net new assets of approximately $95 billion during fiscal 2022, representing 9% of domestic Private Client Group assets at the beginning of the fiscal year
•Achieved significant progress in strengthening the RIA and Custodial Services platform
Operating Efficiency
•Exercised prudent management of expenses while continuing to grow the business
•Maintained compensation ratio below 77% for the segment, despite increasingly challenging competitive environment
General Management
Implemented new framework for Super Office of Supervisory Jurisdiction ("OSJ") affiliation , including adjusting client pricing to improve margins while maintaining growth
Compensation: The Committee approved an annual bonus for 2022 of $4,000,000

Compensation Mix

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Proposal 2 – Advisory Vote on Executive Compensation

Tashtego S. Elwyn President and Chief Executive Officer of Raymond James and Associates
2022 Contributions
Financial Achievement
Achieved strong revenues and pre-tax income for the Private Client Group domestic employee affiliation option
Business Growth
Led robust financial advisor recruitment to the domestic employee affiliation option
Operating Efficiency
Maintained an intense focus on expense management, in particular administrative expenses and advisor compensation expenses
General Management
•Assumed leadership of the Alex. Brown division
•Continued to serve as executive sponsor of the firm’s diversity, equity, and inclusion advisory council
•Assumed position of executive director on the Charles Stanley Company Board of Directors
Compensation: The Committee approved an annual bonus for 2022 of $3,750,000

Compensation Mix

2023 PROXY STATEMENT	57

Proposal 2 – Advisory Vote on Executive Compensation
Annual Direct Compensation for 2022
After assessing the company’s financial and strategic performance for fiscal 2022 and evaluating the individual performance of our NEOs, the Committee exercised its discretion to award annual direct compensation for 2022 as set forth in the following table.
This Annual Direct Compensation Table differs from the Summary Compensation Table (“SCT”) on page 60 required by SEC rules, and is not a substitute for the SCT. There are two main differences:
•We grant annual bonuses (cash and equity components) after our fiscal year has ended. Equity awards granted in fiscal 2023 to reward fiscal 2022 performance are therefore shown as 2022 compensation in this Annual Direct Compensation Table. The SCT, however, reports equity awards in the year they are granted, irrespective of the year they were earned. This results in a one-year lag between the time equity awards are granted and when they are reported in the SCT.
•The SCT contains a column reporting “All Other Compensation,” which amounts are not part of the Committee’s compensation determinations and are thus not shown in this Annual Direct Compensation Table.

			Incentive Compensation
Name and Principal Position	Year	Salary	Cash Bonus	Time Vesting Stock Bonus Awards(1)(2)	Performance Vesting Stock Bonus Awards(1)(2)(3)		Time Vesting Stock Retention Awards(2)(4)	Total

Paul C. Reilly Chair and Chief Executive Officer	2022	$687,500	$8,506,292	$3,402,469	$5,103,758	(5)	$1,299,981	$19,000,000
	2021	$500,000	$7,100,062	$2,839,944	$4,260,012	(6)	$1,299,982	$16,000,000
	2020	$500,000	$4,700,054	$1,879,888	$2,819,863	(7)	$1,231,035	$11,130,840

Paul M. Shoukry Chief Financial Officer	2022	$450,000	$3,100,211	$600,033	$599,923	(5)	$1,599,832	$6,350,000
	2021	$300,000	$2,750,129	$425,028	$424,931	(6)	$1,099,912	$5,000,000
	2020	$281,250	$1,380,039	$110,051	$109,929	(7)	$741,450	$2,622,719

James E. Bunn President Global Equities and Investment Banking	2022	$450,000	$4,200,168	$1,150,000	$1,150,000	(5)	$1,599,832	$8,550,000
	2021	$300,000	$4,700,143	$1,400,017	$1,399,921	(6)	$2,199,919	$10,000,000
	2020	$300,000	$2,775,002	$437,521	$437,460	(7)	$473,475	$4,423,458

Scott A. Curtis President, Private Client Group	2022	$450,000	$2,950,116	$525,043	$524,933	(5)	$5,599,908	$10,050,000

Tashtego S. Elwyn President and Chief Executive Officer Raymond James and Associates	2022	$450,000	$2,825,174	$462,514	$462,404	(5)	$5,599,908	$9,800,000

(1)Other than with respect to Mr. Reilly’s bonuses, represents the applicable portion of any annual bonus that exceeds $275,000 for each NEO that is delivered in the form of RSUs. The proportion delivered in RSUs varies with the size of the annual bonus according to the formula presented on page 50 hereof. Of Mr. Reilly’s total bonuses, 50% was delivered in cash and 50% in RSUs. Of Mr. Reilly’s RSUs, 40% were subject to time-vesting and 60% were subject to performance vesting. Each RSU vests, if at all, on the third anniversary of the grant date.
(2)Each RSU represents a contingent right to receive (i) one share of common stock and (ii) non-preferential dividend equivalents equal to the sum of any dividends on the shares of common stock underlying the RSU that were actually paid during the vesting period.
(3)Represents the aggregate grant date value of RSUs delivered as annual bonus, computed as described in footnote (1) to this table. RSUs reported in this column vest, if at all, contingent upon the company achieving certain defined Adjusted ROE(8) levels over a three-year measurement period, in accordance with the formula presented in footnote 16 to the Outstanding Equity Awards at Fiscal Year End for 2022 table, and, effective with the December 2021 grant, subject to increase or decrease by up to 20% depending on the rTSR Adjustment. See “Use of Equity Compensation” and footnote 8 below.
(4)Stock retention awards delivered in the form of RSUs. The RSUs vest 60% on the third, and 20% on each of the fourth and fifth anniversaries of the grant date. For each of Mr. Curtis and Mr. Elwyn, $5,000,000 of the retention awards are structured such that a voluntary retirement by the grantee will result in forfeiture of the unvested portion of the award.
(5)RSUs granted in fiscal year 2023 vest contingent upon the company achieving average Adjusted ROE(8) over a vesting period consisting of fiscal years 2023 - 2025, as explained in footnote (3) above, subject to the rTSR Adjustment. The following amounts represent the maximum value at the grant date of the RSUs granted in fiscal year 2023 for fiscal year 2022 performance: Mr. Reilly $9,186,765, Mr. Shoukry $1,079,862, Mr. Bunn $2,070,000, Mr. Curtis $944,879, and Mr. Elwyn $832,327 .
(6)RSUs granted in fiscal year 2022 vest contingent upon the company achieving average Adjusted ROE(8) over a vesting period consisting of fiscal years 2022 - 2024, as explained in footnote (3) above, subject to the rTSR Adjustment. The following amounts represent the maximum value at the grant date of the RSUs granted in fiscal year 2022 for fiscal year 2021 performance: Mr. Reilly $7,668,022, Mr. Shoukry $764,876 and Mr. Bunn $2,519,858.
(7)RSUs granted in fiscal year 2021 vest contingent upon the company achieving average Adjusted ROE(8) over a vesting period consisting of fiscal years 2021 - 2023. The following amounts represent the maximum value at the grant date of the RSUs granted in fiscal year 2021 for fiscal year 2020 performance: Mr. Reilly $4,229,795, Mr. Shoukry $164,894 and Mr. Bunn $656,190.
(8)Adjusted ROE is a non-GAAP measure. Please refer to Appendix A for a reconciliation of this measure to the most directly comparable GAAP measure and other required disclosures.

58

Proposal 2 – Advisory Vote on Executive Compensation
Components of Total Direct Compensation
The following charts present the mix of compensation elements actually received for 2022 performance by our CEO and our other named executive officers (average) (excluding retirement plan contributions):
Components of Total Direct Compensation — 2022 Actual

2023 PROXY STATEMENT	59

Proposal 2 – Advisory Vote on Executive Compensation
Summary Compensation Table for Fiscal 2022
The following table sets forth information about compensation earned by our named executive officers during fiscal 2020, 2021 and 2022 in accordance with SEC rules. The information presented below may be different from compensation information presented in this Proxy Statement under the caption “Compensation Discussion and Analysis,” since that section describes compensation decisions made with respect to the indicated fiscal year, regardless of when the compensation was actually paid or granted. For a more detailed explanation of the differences between the presentation in the Compensation Discussion and Analysis and the table below, please see the note on page 58.

Name	Year	Salary	Bonus(1)	Stock Awards	(2)	All Other Compensation(3)	Total
Paul C. Reilly Chair and CEO	2022	$687,500	$8,506,292	$8,399,938	(4)	$465,386	$18,059,116
	2021	$500,000	$7,100,062	$5,930,786		$370,198	$13,901,046
	2020	$500,000	$4,700,054	$6,976,835		$272,470	$12,449,359
Paul M. Shoukry Chief Financial Officer	2022	$450,000	$3,100,211	$1,949,871	(5)	$44,160	$5,544,242
	2021	$300,000	$2,750,129	$693,455		$88,963	$3,832,547
	2020	$281,250	$1,380,039	$765,615		$57,081	$2,483,985
James E. Bunn President, Global Equities and Investment Banking	2022	$450,000	$4,200,168	$4,999,857	(6)	($32,812)	$9,617,213
	2021	$300,000	$4,700,143	$1,348,456		$301,112	$6,649,711
	2020	$300,000	$2,775,002	$1,640,676		$112,806	$4,828,484
Scott A. Curtis President, Private Client Group	2022	$450,000	$2,950,116	$1,199,920	(7)	$69,768	$4,669,804

Tashtego S. Elwyn President and Chief Executive Officer Raymond James & Associates	2022	$450,000	$2,825,174	$1,174,856	(8)	$218,861	$4,668,891

(1)The amounts disclosed in the Bonus column represent the annual cash bonus, as described in the CD&A, awarded to the NEOs.
(2)The amounts shown in the Stock Awards column represent the grant date fair value of equity awards granted to the NEOs in the fiscal year shown. For a description of the assumptions used in calculating the fair value of equity awards under ASC Topic 718, see Note 2 to our financial statements in our Form 10-K report for the year ended September 30, 2022. For more information, see the Grants of Plan Based Awards for Fiscal 2022 table below.
(3)See the All Other Compensation table below for a breakdown of these amounts.
(4)Includes 43,157 RSUs that vest over time and 44,191 RSUs that are performance vesting awards. The maximum value at the grant date of the performance vesting RSUs for Mr. Reilly is $7,668,022.
(5)Includes 15,998 RSUs that vest over time and 4,408 RSUs that are performance vesting based awards. The maximum value at the grant date of the performance vesting RSUs for Mr. Shoukry is $764,876.
(6)Includes 37,702 RSUs that vest over time and 14,522 RSUs that are performance vesting awards. The maximum value at the grant date of the performance vesting RSUs for Mr. Bunn is $2,519,858.
(7)Includes 9,433 RSUs that vest over time and 3,112 RSUs that are performance vesting awards. The maximum value at the grant date of the performance vesting RSUs for Mr. Curtis is $539,995.
(8)Includes 9,303 RSUs that vest over time and 2,982 RSUs that are performance vesting awards. The maximum value at the grant date of the performance vesting RSUs for Mr.Elwyn is $517,437.

60

Proposal 2 – Advisory Vote on Executive Compensation
All Other Compensation Table for Fiscal 2022
The following table sets forth more detailed information concerning the items included in the “All Other Compensation” column of the Summary Compensation Table above.

Name	Employee Stock Ownership Plan Contribution	Profit Sharing Contribution(1)	401(k) Company Match	Deferred Compensation Plan Contribution(2)	Deferred Compensation Plan Gain(2)	Accrued Dividends(3)	Commissions	Perquisites		Total All Other Compensation
Paul C. Reilly	$5,075	$13,562	$1,000	$33,900	($41,623)	$432,622	$—	$20,850	(4)	$465,386
Paul M. Shoukry	$5,075	$13,496	$1,000	$33,900	($26,518)	$17,207	$—	$—		$44,160
James E. Bunn	$5,075	$13,957	$1,000	$33,900	($192,174)	$87,175	$—	$18,255	(5)	($32,812)
Scott A. Curtis	$5,075	$14,022	$1,000	$33,900	($90,469)	$51,659	$4,763	$49,818	(6)	$69,768
Tashtego S. Elwyn	$5,075	$14,614	$1,000	$33,900	($41,623)	$48,349	$157,546	$—		$218,861
(1)The employer-funded profit sharing contribution is based on the length of service and fiscal-year compensation, capped at the IRS annual compensation limit.
(2)See Nonqualified Deferred Compensation table for more information.
(3)Includes accrued dividend equivalents on unvested RSUs as of September 30, 2022.
(4)Consists of personal use of chartered aircraft for the executive officer, company-paid commercial airfare and meal expenses for spouse in connection with company-sponsored off-site business meetings, a ticket to a sporting event, car rental and private car service for the executive officer and spouse, and club dues. The Board authorized the personal use of company-paid aircraft by Mr. Reilly in response to the personal health risks posed by the COVID-19 pandemic during fiscal years 2021 and 2022.
(5)Consists of company-paid commercial airfare, meal-related expenses, and ground transportation for spouse in conjunction with company-sponsored off-site business meetings.
(6)Consists of company-paid commercial airfare and meal-related expenses for spouse in conjunction with company-sponsored off-site business meetings. Company-paid travel expenses for spouse include approximately $32,000 in commercial airfare costs. The incremental cost of commercial airfare was determined based on the actual cost of tickets paid by the company to the airlines.

2023 PROXY STATEMENT	61

Proposal 2 – Advisory Vote on Executive Compensation
Grants of Plan Based Awards for Fiscal 2022
The following table contains information concerning plan-based awards granted to each of the NEOs during fiscal 2022.

		Estimated Future Payouts Under Equity Incentive Plan Awards(1)(2)
Name	Grant Date	Threshold(3)	Target(4)	Maximum(5)	All Other Stock Awards: Number of Units(1)(2)		Grant Date Fair Value of Stock Awards ($)(6)
Paul C. Reilly	12/15/2021	17,676	44,191	79,544			$4,260,012
	12/15/2021				29,460	(7)	$2,839,944
	12/2/2021				13,697	(8)	$1,299,982
Paul M. Shoukry	12/15/2021	1,763	4,408	7,934			$424,931
	12/15/2021				4,409	(7)	$425,028
	12/2/2021				11,589	(8)	$1,099,912
James E. Bunn	12/15/2021	5,809	14,522	26,140			$1,399,921
	12/15/2021				14,523	(7)	$1,400,017
	12/2/2021				23,179	(8)	$2,199,919
Scott A. Curtis	12/15/2021	1,245	3,112	5,602			$299,997
	12/15/2021				3,112	(7)	$299,997
	12/2/2021				6,321	(8)	$599,926
Tashtego S. Elwyn	12/15/2021	1,193	2,982	5,368			$287,465
	12/15/2021				2,982	(7)	$287,465
	12/2/2021				6,321	(8)	$599,926
(1)The “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the minimum, target and maximum number of shares that could be received by each listed officer upon the vesting of RSUs, excluding dividend equivalents. RSUs vest based on the company’s three-year average Adjusted ROE(9) for fiscal years 2022, 2023 and 2024, as well as the company’s rTSR Percentile Ranking.
See footnote 16 to the Outstanding Equity Awards at Fiscal Year End for 2022 table herein for more information.
(2)Each RSU represents a contingent right to receive (i) one share of common stock and (ii) non-preferential dividend equivalents equal to the sum of any dividends on the shares of common stock underlying the RSUs that were actually paid during the vesting period.
(3)Threshold is 40% of awarded RSUs if the three-year average Adjusted ROE(9) is at least equal to 9% and the company’s rTSR percentile is less than or equal to 25.
(4)Target is 100% of awarded RSUs if the three-year average Adjusted ROE(9) is equal to 13% and the company’s rTSR percentile equals to 50.
(5)Maximum is 180% of awarded RSUs if the three-year average Adjusted ROE(9) is 17% or more and the company’s rTSR percentile is more than or equal to 75.
(6)Reflects the grant date fair value of each equity award computed in accordance with ASC Topic 718. For a description of the assumptions used in calculating the fair value of equity awards under ASC Topic 718, see Note 2 of our financial statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022.
(7)We deliver a portion of the annual bonus awarded to highly compensated employees in the form of RSUs (see the CD&A for more information). These RSUs vest approximately three years from the date of grant.
(8)We grant stock retention awards in the form of RSUs. These RSUs vest 60% on the third, and 20% on each of the fourth and fifth, anniversaries of the grant date.
(9)Adjusted ROE is a non-GAAP measure. Please refer to Appendix A for a reconciliation of this measure to the most directly comparable GAAP measure and other required disclosures.

62

Proposal 2 – Advisory Vote on Executive Compensation
Outstanding Equity Awards at Fiscal Year End for 2022
The following table contains information as of September 30, 2022, about the outstanding equity awards held by our named executive officers.

	Stock Awards
Name	Number of Units of Stock That Have Not Vested		Market Value of Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested(2)		Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested(1)
Paul C. Reilly	3,750	(3)	$370,575	87,156	(4)	$8,612,756
	38,736	(5)	$3,827,892	69,375	(6)	$6,855,638
	7,500	(7)	$741,150	79,544	(8)	$7,860,538
	30,833	(9)	$3,046,917
	18,750	(10)	$1,852,875
	29,460	(11)	$2,911,237
	19,500	(12)	$1,926,990
	13,697	(13)	$1,353,538
Paul M. Shoukry	900	(14)	$88,938	2,705	(6)	$267,308
	938	(5)	$92,693	7,934	(8)	$784,038
	1,800	(7)	$177,876
	1,805	(9)	$178,370
	7,500	(10)	$741,150
	4,500	(15)	$444,690
	4,409	(11)	$435,697
	7,500	(12)	$741,150
	11,589	(13)	$1,145,225
James E. Bunn	2,400	(3)	$237,168	14,835	(4)	$1,465,995
	9,890	(5)	$977,330	10,763	(6)	$1,063,600
	3,000	(7)	$296,460	26,140	(8)	$2,583,155
	7,176	(9)	$709,132
	7,500	(10)	$741,150
	14,523	(11)	$1,435,163
	7,500	(12)	$741,150
	23,179	(13)	$2,290,549
Scott A. Curtis	1,500	(3)	$148,230	5,408	(4)	$534,419
	3,606	(5)	$356,345	4,613	(6)	$455,857
	3,000	(7)	$296,460	5,602	(8)	$553,590
	3,075	(9)	$303,872
	7,500	(10)	$741,150
	3,112	(11)	$307,528
	7,500	(12)	$741,150
	6,321	(13)	$624,641

2023 PROXY STATEMENT	63

Proposal 2 – Advisory Vote on Executive Compensation

	Stock Awards
Name	Number of Units of Stock That Have Not Vested		Market Value of Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested(2)		Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested(1)
Tashtego S. Elwyn	1,500	(3)	$148,230	4,635	(4)	$458,031
	3,090	(5)	$305,354	4,152	(6)	$410,301
	3,000	(7)	$296,460	5,368	(8)	$530,466
	2,768	(9)	$273,534
	7,500	(10)	$741,150
	2,982	(11)	$294,681
	7,500	(12)	$741,150
	6,321	(13)	$624,641
(1)The market value of stock awards is based on the closing market price of our common stock on the NYSE on September 30, 2022, which was $98.82.
(2)The number of units reported assumes that the award received by each NEO upon vesting is based upon achieving a three-year average Adjusted ROE and rTSR Percentile Ranking based on the thresholds disclosed in footnote (16) to this table. Adjusted ROE is a non-GAAP measure. Please refer to Appendix A for a reconciliation of GAAP financial measures to non-GAAP measures for fiscal years 2020, 2021, and 2022.
(3)The RSU award was granted on November 30, 2017 and vests 60% in three years, 20% in four years and 20% in five years from grant date.
(4)The RSU award was granted on December 13, 2019 and vests in three years from that date based on the Company’s three-year adjusted average after-tax return on equity for fiscal years 2020, 2021, and 2022. Represents the maximum of 150 percent of awarded RSUs given the adjusted average after-tax return on equity for fiscal years 2020, 2021, and 2022.
(5)The RSU award was granted on December 13, 2019 and cliff vests in three years from that date.
(6)The RSU award was granted on December 15, 2020 and vests in three years from that date based on the Company’s three-year average Adjusted ROE for fiscal years 2021, 2022, and 2023. Represents the maximum of 150 percent of awarded RSUs given the adjusted average after-tax return on equity for fiscal years 2021, 2022, and 2023.
(7)The RSU award was granted on November 29, 2018 and vests 60% in three years, 20% in four years and 20% in five years from grant date.
(8)The RSU award was granted on December 15, 2021 and vests in three years from that date based on the Company’s three-year average Adjusted ROE for fiscal years 2022, 2023, and 2024, as well as the company’s rTSR Percentile Ranking. Represents the maximum of 150 percent of awarded RSUs given the three-year average Adjusted ROE for fiscal years 2022, 2023, and 2024, as well as the maximum 120 percent rTSR Percentile Ranking.
(9)The RSU award was granted on December 15, 2020 and cliff vests in three years from that date.
(10)The RSU award was granted on November 22, 2019 and vests 60% in three years, 20% in four years and 20% in five years from grant date.
(11)The RSU award was granted on December 15, 2021 and cliff vests in three years from that date.
(12)The RSU award was granted on December 03, 2020 and vests 60% in three years, 20% in four years and 20% in five years from grant date.
(13)The RSU award was granted on December 02, 2021 and vests 60% in three years, 20% in four years and 20% in five years from grant date.
(14)The RSU award was granted on November 22, 2017 and vests 60% in three years, 20% in four years and 20% in five years from grant date.
(15)The RSU award was granted on December 12, 2019 and vests 60% in three years, 20% in four years and 20% in five years from grant date.
(16)Certain RSU’s Granted since 2017 vest on the 3rd anniversary of the grant only if the company attains certain three-year average Adjusted ROE levels. The vesting formulas are as follows, with results to be interpolated:
Awards Granted in Fiscal Year 2022

Adjusted ROE - three-year average	RSU Vesting Percentage
≥17%	150%
15%	125%
13%	100%
11%	75%
9%	50%
<9%	0%

Company rTSR Percentile Ranking	Adjustment to ROE Result
≥ 75th%	120%
= 50th%	100%
< 25th%	80%

64

Proposal 2 – Advisory Vote on Executive Compensation
Awards Granted in Fiscal Year 2021

Adjusted ROE - three-year average	RSU Vesting Percentage
≥17%	150%
14%	125%
12%	100%
8%	75%
5%	50%
<5%	0%
Awards Granted in Fiscal Years 2019 and 2020

Adjusted ROE - three-year average	RSU Vesting Percentage
≥19%	150%
16%	125%
13%	100%
10%	75%
7%	50%
<7%	0%
Option Exercises and Stock Vested for Fiscal 2022
The following table provides information about stock options exercised by the NEOs during fiscal 2022 and RSU awards held by our NEOs that vested in fiscal 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting		Value Realized on Vesting(2)
Paul C. Reilly	—	$—	144,839	(3)	$14,559,473	(4)
Paul M. Shoukry	—	$—	5,216	(5)	$517,798	(6)
James E. Bunn	—	$—	28,637	(7)	$2,860,919	(8)
Scott A. Curtis	—	$—	16,510	(9)	$1,648,564	(10)
Tashtego S. Elwyn	—	$—	15,384	(11)	$1,535,948	(12)
(1)Amounts in this column reflect the difference between the market price on the date of exercise and the exercise price of the options exercised, multiplied by the number of options exercised.
(2)The value of the shares on each respective vesting date using the closing market price for our common stock.
(3)After disposition of a portion of the shares subject to award back to the company to cover taxes, the net number of shares issued was 92,287.
(4)11,250 shares vested on November 29, 2021 when the closing price of our common stock was $100.57. 3,000 shares vested on November 30, 2021 when the closing price of our common stock was $98.29. 3,750 shares vested on November 30, 2021 when the closing price of our common stock was $98.29. 43,662 shares vested on December 14, 2021 when the closing price of our common stock was $96.40. 83,177 shares vested on January 03, 2022 when the closing price of our common stock was $102.86.
(5)After disposition of a portion of the shares subject to award back to the company to cover taxes, the net number of shares issued was 3,840.
(6)900 shares vested on November 22, 2021 when the closing price of our common stock was $98.64. 2,700 shares vested on November 29, 2021 when the closing price of our common stock was $100.57. 900 shares vested on November 30, 2021 when the closing price of our common stock was $98.29. 716 shares vested on December 14, 2021 when the closing price of our common stock was $96.40.
(7)After disposition of a portion of the shares subject to award back to the company to cover taxes, the net number of shares issued was 19,928.
(8)4,500 shares vested on November 29, 2021 when the closing price of our common stock was $100.57. 900 shares vested on November 30, 2021 when the closing price of our common stock was $98.29. 900 shares vested on November 30, 2021 when the closing price of our common stock was $98.29. 1,500 shares vested on November 30, 2021 when the closing price of our common stock was $98.29. 9,179 shares vested on December 14, 2021 when the closing price of our common stock was $96.40. 11,658 shares vested on January 03, 2022 when the closing price of our common stock was $102.86.
(9)After disposition of a portion of the shares subject to award back to the company to cover taxes, the net number of shares issued was 10,983.
(10)4,500 shares vested on November 29, 2021 when the closing price of our common stock was $100.57. 1,500 shares vested on November 30, 2021 when the closing price of our common stock was $98.29. 1,500 shares vested on November 30, 2021 when the closing price of our common stock was $98.29. 3,969 shares vested on December 14, 2021 when the closing price of our common stock was $96.40. 5,041 shares vested on January 03, 2022 when the closing price of our common stock was $102.86.
(11)After disposition of a portion of the shares subject to award back to the company to cover taxes, the net number of shares issued was 11,036.
(12)4,500 shares vested on November 29, 2021 when the closing price of our common stock was $100.57. 1,500 shares vested on November 30, 2021 when the closing price of our common stock was $98.29. 1,500 shares vested on November 30, 2021 when the closing price of our common stock was $98.29. 3,473 shares vested on December 14, 2021 when the closing price of our common stock was $96.40. 4,411 shares vested on January 03, 2022 when the closing price of our common stock was $102.86.

2023 PROXY STATEMENT	65

Proposal 2 – Advisory Vote on Executive Compensation
Nonqualified Deferred Compensation for Fiscal 2022
The following table provides information regarding our deferred compensation plans for our NEOs, which include the Long Term Incentive Plan (LTIP) and the Voluntary Deferred Compensation Plan (“VDCP”).

Name	Executive Contributions in Last Fiscal Year		Registrant Contributions in Last Fiscal Year(2)(3)	Aggregate Earnings (Losses) in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End (2022)
Paul C. Reilly						$204,870
LTIP			$33,900	($41,623)	$66,700	$204,870	(4)
Paul M. Shoukry						$123,502
LTIP			$33,900	($26,518)	$—	$123,502	(4)
James E. Bunn						$855,498
LTIP			$33,900	($110,405)	$—	$518,915	(4)
VDCP	$67,500	(1)	$—	($81,769)	$—	$336,583	(5)
Scott A. Curtis						$424,943
LTIP			$33,900	($90,469)	$—	$424,943
Tashtego S. Elwyn						$204,870
LTIP			$33,900	($41,623)	$66,700	$204,870	(4)
(1)The amounts presented are included in the Salary column of the Summary Compensation Table and represents salary deferred in January 2022 through September 2022.
(2)The amounts presented in these columns are included in the All Other Compensation table located below the footnotes to the Summary Compensation Table.
(3)Represents amounts earned with respect to the 2022 fiscal year but contributed in December 2022.
(4)The amounts presented include previously and currently reported compensation with respect to LTIP contributions made by us. The following amounts represent vested balances at September 30, 2022: Mr. Reilly $47,718, Mr. Shoukry $10,438, Mr. Bunn $361,763, Mr. Curtis $267,790 and Mr. Elwyn $47,718.
(5)The amount presented includes currently reported compensation with respect to VDCP contributions made by Mr. Bunn. The entire balance is vested as of September 30, 2022.
Long Term Incentive Plan. Our LTIP, originally adopted effective October 1, 2000, is a deferred compensation plan benefiting key management and other highly compensated employees. Under the LTIP, we determine each year which employees will be participants for that plan year and then establish an account for such year for each participant. Although we can elect to use other allocation formulas, historically, the allocations under the LTIP have been made based upon the individual participant’s level of compensation above a minimum, and not in excess of a maximum (for fiscal 2022, these amounts were $290,000 and $890,000, respectively). The Committee or its designee then determines the percentage, if any, by which that compensation is multiplied to determine the contribution credited to each participant’s account for the particular plan year. Each account is thereafter credited (or debited), based upon the allocable share of the return that would have been earned (including any negative return) had all accounts been invested in a group of unaffiliated mutual funds and managed accounts. Senior management selects those mutual funds and managed accounts, pursuant to authority delegated by the Committee. Annual allocations and their deemed earnings vest after five years, subject to earlier vesting in the case of death or disability. We pay the vested account balance in a cash lump sum after five years of credited service, subject to earlier payment in the case of death or disability, and subject to certain deferral rights that must be exercised at least 12 months in advance of the account balance vesting. Because the account balances are unfunded, they represent unsecured claims against the company.
Voluntary Deferred Compensation Plan. The VDCP was established effective January 1, 2013, to provide a voluntary, pre-tax capital accumulation opportunity for a select group of highly compensated employees and independent contractors to defer compensation. The VDCP allows participants with annual calendar year compensation of $300,000 or more to defer up to 75% of base salary, bonuses and commissions, subject to certain minimums and maximums, and permits the company to make contributions at any time in its sole discretion. Balances of participants are deemed to be invested, at the election of the participant, in funds selected by the participant from a list chosen by the committee that administers the plan. Each year participants may elect to have that year’s deferrals distributed as a scheduled in-service withdrawal or upon retirement. All plan balances (deferrals, company contributions and earnings thereon) are unsecured liabilities of the company. (The Amended & Restated VDCP was filed as exhibit 10.12 to the company’s Annual Report on Form 10-K filed with the SEC on November 21, 2018.)

66

Proposal 2 – Advisory Vote on Executive Compensation
Potential Payments upon Termination or Change in Control for Fiscal 2022
Except as described below and on pp. 51-52 herein with respect to the CEO special one-time equity retention award, none of the NEOs is a party to any agreement or arrangement with us providing for payments in connection with any termination, including resignation, severance or retirement, a change in such officer’s responsibilities, or a change in control of the company. The following tables summarize the estimated payments to be made under each agreement, plan or arrangement in effect as of September 30, 2022, which provides for payments to an NEO at, following or in connection with a termination of employment or a change in control. However, in accordance with SEC regulations, we do not report any amount to be provided to an NEO under any arrangement that does not discriminate in scope, terms or operation in favor of our NEOs and that is available generally to all salaried employees. In accordance with SEC regulations, this analysis assumes that the NEOs’ date of termination is September 30, 2022, and the price per share of our common stock on the date of termination is the closing price of our common stock on the NYSE as of that date, which was $98.82.
Paul C. Reilly

Benefit and Payments Upon Termination	Voluntary Termination without Good Reason ($)	Termination by Executive for Good Reason or Involuntary Termination by the Company without Cause ($)	Involuntary Termination for Cause ($)	Retirement ($)(1)	Death or Disability ($)	Change in Control ($)	Qualified Termination Following Change in Control ($)
Salary Continuation	—	—	—	—	—	—	—
Annual Cash Bonus	—	—	—	—	—	—	—
Severance Payment	—	—	—	—	—	—	—
Share Awards	$30,339,815	$30,339,815	—	$30,339,815	$30,710,390	—	$30,710,390
Stock Options	—	—	—	—	—	—	—
Welfare Benefits	—	—	—	—	—	—	—
(1)Mr. Reilly’s RSU stock bonus awards and retention awards granted in November and December 2017 and 2018 under the 2012 Plan contain an additional definition of “retirement” in order to conform with a definition used under the 2007 Stock Bonus Plan, which was in effect when Mr. Reilly was hired. Pursuant to such provision, “retirement” is defined as ending service after age 60 with 5 years of service.
Paul M. Shoukry

Benefit and Payments Upon Termination	Voluntary Termination without Good Reason ($)	Termination by Executive for Good Reason or Involuntary Termination by the Company without Cause ($)	Involuntary Termination for Cause ($)	Retirement ($)	Death or Disability ($)	Change in Control ($)	Qualified Termination Following Change in Control ($)
Salary Continuation	—	—	—	—	—	—	—
Annual Cash Bonus	—	—	—	—	—	—	—
Severance Payment	—	—	—	—	—	—	—
Share Awards	—	$1,320,532	—	—	$4,659,561	—	$4,659,561
Stock Options	—	—	—	—	—	—	—
Welfare Benefits	—	—	—	—	—	—	—

2023 PROXY STATEMENT	67

Proposal 2 – Advisory Vote on Executive Compensation
James E. Bunn

Benefit and Payments Upon Termination	Voluntary Termination without Good Reason ($)	Termination by Executive for Good Reason or Involuntary Termination by the Company without Cause ($)	Involuntary Termination for Cause ($)	Retirement ($)	Death or Disability ($)	Change in Control ($)	Qualified Termination Following Change in Control ($)
Salary Continuation	—	—	—	—	—	—	—
Annual Cash Bonus	—	—	—	—	—	—	—
Severance Payment	—	—	—	—	—	—	—
Share Awards	—	$6,243,052	—	—	$10,549,529	—	$10,549,529
Stock Options	—	—	—	—	—	—	—
Welfare Benefits	—	—	—	—	—	—	—
Scott A. Curtis

Benefit and Payments Upon Termination	Voluntary Termination without Good Reason ($)	Termination by Executive for Good Reason or Involuntary Termination by the Company without Cause ($)	Involuntary Termination for Cause ($)	Retirement ($)	Death or Disability ($)	Change in Control ($)	Qualified Termination Following Change in Control ($)
Salary Continuation	—	—	—	—	—	—	—
Annual Cash Bonus	—	—	—	—	—	—	—
Severance Payment	—	—	—	—	—	—	—
Share Awards	$4,338,791	$4,338,791	—	$4,338,791	$4,487,021	—	$4,487,021
Stock Options	—	—	—	—	—	—	—
Welfare Benefits	—	—	—	—	—	—	—
Tashtego S. Elwyn

Benefit and Payments Upon Termination	Voluntary Termination without Good Reason ($)	Termination by Executive for Good Reason or Involuntary Termination by the Company without Cause ($)	Involuntary Termination for Cause ($)	Retirement ($)	Death or Disability ($)	Change in Control ($)	Qualified Termination Following Change in Control ($)
Salary Continuation	—	—	—	—	—	—	—
Annual Cash Bonus	—	—	—	—	—	—	—
Severance Payment	—	—	—	—	—	—	—
Share Awards	—	$1,747,138	—	—	$4,298,769	—	$4,298,769
Stock Options	—	—	—	—	—	—	—
Welfare Benefits	—	—	—	—	—	—	—

68

Proposal 2 – Advisory Vote on Executive Compensation
2022 CEO Pay Ratio
Set forth below is a reasonable estimate of the ratio of annual total compensation of Paul C. Reilly, our CEO, to the annual total compensation of our median employee, calculated in accordance with SEC rules. Since these rules allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their own individual circumstances, the ratio reported by us may not be comparable to the ratios reported by other companies.
As permitted by SEC rules, we are using the same median employee determined in accordance with the procedures described in our Proxy Statement for the 2022 Annual Meeting of Shareholders, because there were no significant changes to our employee population, changes to our compensation programs, or changes to the median employee’s circumstances that could reasonably be expected to have the effect of significantly altering our pay ratio disclosure.
For fiscal 2022, we estimated the ratio of such median employee’s annual total compensation to that of the CEO in accordance with SEC rules for the Summary Compensation Table, as follows:
•the median of the annual total compensation of all employees (other than the CEO) was $114,022;
•the annual total compensation of the CEO, as reported in the Summary Compensation Table, was $18,059,116; and
•the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees was 158 to 1.
Other Compensation Policies
Hedging Policy
The company maintains a written Insider Trading Policy (“Policy”) that is designed to prohibit company personnel from violating insider trading laws and mitigate the risk of even the appearance of improper conduct. The Policy applies to directors, officers, employees and other associates of the company, together with certain of their family members and controlled entities (“Covered Persons”). The Policy imposes the following restrictions on trading in securities issued by the company (including our common stock), whether or not the Covered Person is aware of material nonpublic information concerning the company.
Directors and Executive Officers. Under the Policy, members of the company’s Board and its executive officers (the “Pre-Clearance Group”) may not, in connection with our securities:
•engage in transactions in publicly traded or private options or other derivative securities
•hold such securities in a margin account unless such securities have been exempted from any security interest of the broker
•pledge such securities as collateral for a loan, or
•utilize standing orders for longer than one business day (other than employee stock option limit orders or approved Rule 10b5-1 trading plans).
All Covered Persons. In addition, no Covered Person (including the Pre-Clearance Group) may, in connection with our securities:
•engage in short sales
•transact in publicly traded or private options; except that non-Pre-Clearance Group members may sell covered call options, and/or buy protective put options in non-speculative, bona fide transactions against an existing, non-restricted long position (with certain exceptions)
•enter into, modify or cancel a standing order when subject to a trading “blackout”
•allow any financial advisor to purchase or sell such securities within a discretionary account, or
•engage in hedging or monetization transactions.
The Policy permits Covered Persons to request limited exceptions to these restrictions from time to time from the Legal Department.
Compensation Recoupment Policy
The company maintains a Compensation Recoupment Policy that is intended to reduce potential risks associated with our compensation plans, and thus better align the long-term interests of our NEOs and our shareholders. The policy contains three triggers that could result in “clawback” of compensation: (i) instances of financial statement restatement, (ii) discovery of a materially inaccurate performance measure that resulted in an inappropriate award or vesting of incentive compensation, and (iii) serious misconduct or materially imprudent judgment that caused the company material financial or reputational harm. (Incentive compensation is defined to include any compensation other than base salary, and it thus includes cash, shares of stock, restricted shares, RSUs and stock options.) The third trigger gives the Committee authority to require forfeiture of the employee’s unvested incentive compensation awards and/or reimbursement of the most recently received annual bonus. It applies to all executive officers and to any other employee whose annual incentive compensation exceeds 50% of total annual compensation, with the exception of Private Client Group financial advisors and branch managers.

2023 PROXY STATEMENT	69

Proposal 2 – Advisory Vote on Executive Compensation
Income Deduction Limitations under Section 162(m)
Section 162(m) of the Internal Revenue Code (“§162(m)”) generally sets a limit of $1 million on the amount of compensation that the company may deduct for federal income tax purposes in any given year with respect to the compensation of “covered employees,” which currently includes our principal executive officer, our principal financial officer and the three most highly compensated executive officers (as well as individuals in these categories in certain prior years). The Committee believes that the tax deduction limitation should not compromise its ability to design and maintain executive compensation arrangements that will attract and retain the executive talent to compete successfully. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that, in certain cases, is not deductible for federal income tax purposes.
Based on the factors discussed under “2022 Compensation Decisions” above, in fiscal 2022 the company paid, and in fiscal 2022 the Committee expects the company to pay, certain NEOs compensation (including a base salary, annual bonus and retention RSUs) that, in the aggregate, exceeds $1 million in value. The Committee believes that this compensation is necessary in order to maintain the competitiveness of the total compensation package and, as a result, has determined that it is appropriate, regardless of whether certain amounts of such compensation are ultimately deductible for federal income tax purposes.
Report of the Compensation and Talent Committee
The Compensation and Talent Committee (the "C&T Committee") has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the C&T Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report.
Respectfully submitted by the C&T Committee
Gordon L. Johnson, Chair
Robert M. Dutkowsky
Jeffrey N. Edwards
Raj Seshadri

70

Proposal 3 – Advisory Vote on Frequency of Say-on-Pay Vote

What is being voted on: An advisory vote to approve the frequency of advisory votes on executive compensation	Board recommendation: Our Board unanimously recommends that you vote for the option of "every year" as the preferred frequency for advisory votes on executive compensation.

As required by SEC rules, we provide shareholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently to vote on future advisory votes on the compensation of our named executive officers as disclosed in accordance with the rules of the SEC.
Shareholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every year, every two years, or every three years. Shareholders also may abstain from casting a vote on this proposal.
The Board of Directors has determined that an annual advisory vote on executive compensation will permit our shareholders to continue to provide direct input on the company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year, which is consistent with our efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters. At the annual meeting of shareholders held in February 2017, a majority of the company’s shareholders cast their vote in favor of holding an annual advisory vote on the compensation of our named executive officers.
This vote is advisory, which means that it is not binding on the company, our Board of Directors or the C&T Committee of the Board of Directors. The company recognizes that the shareholders may have different views as to the best approach for the company, and therefore we look forward to hearing from our shareholders as to their preferences on the frequency of an advisory vote on executive compensation. The Board of Directors and the C&T Committee will take into account the outcome of the vote; however, when considering the frequency of future advisory votes on executive compensation, the Board of Directors may decide that it is in the best interests of our shareholders and the company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our shareholders.
Shareholders may cast a vote on the preferred voting frequency by selecting the option of every year, every two years, or every three years (or abstain) when voting in response to the resolution set forth below.
“RESOLVED, that the shareholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the company’s named executive officers as set forth in the company’s proxy statement should be every year, every two years, or every three years.”

2023 PROXY STATEMENT	71

Proposal 4 – Approval of the Amended and Restated 2012 Stock Incentive Plan

What is being voted on: Approval of the Amended and Restated 2012 Stock Incentive Plan.	Board recommendation: Our Board unanimously recommends a vote “FOR” approval of our Amended and Restated 2012 Stock Incentive Plan.

Background
We are asking the company’s shareholders to approve an amendment and restatement of the company’s 2012 Stock Incentive Plan (the “2012 Plan”) as the Amended and Restated 2012 Stock Incentive Plan (the “A&R Plan”) in order to increase the maximum number of shares of the company’s common stock authorized for issuance over the term of the A&R Plan by 18,000,000 shares from 78,365,916(1) shares to 96,365,916 shares. The amendment and restatement would also extend the term of the A&R Plan to February 23, 2033, unless terminated earlier by the Board of Directors.
As of December 15, 2022 we have a total of 9,687,057 total outstanding awards, of which 9,360,207 are full value awards and 326,850 are options with the weighted average price of $53.81 and weighted average term of 2.099 years. In addition, as of December 15, 2022, 48,410,690 shares had been issued under the 2012 Plan, 80,983,051 shares were subject to options and other awards under the 2012 Plan and only 3,419,738 shares remained available for the grant of awards under the 2012 Plan. All other provisions of the 2012 Plan will remain in full force and effect under the A&R Plan.
The amendment and restatement of the 2012 Plan for which shareholder approval is sought under this Proposal No. 4 was adopted by the company’s Board on November 30, 2022, subject to and effective upon shareholder approval.
Purpose of the A&R Plan
The purpose of the A&R Plan is to attract, motivate and retain our directors, employees and independent contractors and to provide an incentive to increase long-term shareholder value. We believe that equity is a key element of our compensation package and that equity awards encourage employee loyalty and align employee interests directly with those of our shareholders. The A&R Plan has allowed us to provide our employees with equity-based incentive awards and non-equity based compensation that are competitive with those of companies with which we compete for talent. The A&R Plan includes a variety of forms of awards, including restricted stock units, stock appreciation rights, restricted stock, stock options, dividend equivalents and cash awards, to allow the company to adapt its incentive compensation program to meet its needs in the changing business environment in which it operates.
Purpose of Increasing the Number of Shares Reserved
The A&R Plan is our sole plan for providing equity incentive compensation to eligible directors, employees and independent contractors. The A&R Plan is a vital component of our compensation programs, and increasing the number of shares of common stock that may be issued under equity awards ensures that we have an adequate reserve of shares available for issuance in order to attract, motivate and retain personnel and to provide an incentive to increase long-term shareholder value. The Board believes that equity and cash awards motivate high levels of performance, align the interests of our personnel and shareholders by giving directors, employees and independent contractors the perspective of an “owner” with an equity stake in the company, and provide an effective means of recognizing their contributions to our success. The Board believes that the ability to grant equity and cash awards is a competitive necessity in our industry, and that such awards are essential to recruiting and retaining highly successful financial advisor “producers” and other key personnel who help us meet our goals, as well as rewarding and encouraging current directors, employees and independent contractors. We believe that the ability to grant equity and cash awards will continue to be important to the future success of the Company. If the A&R Plan is not approved and we are unable to grant equity compensation in the future, we may need to consider other compensation alternatives, such as increasing cash compensation.
(1)Adjust for stock split.

72

Proposal 4 – Approval of the Amended and Restated 2012 Stock Incentive Plan
How the Proposed Increase Was Determined
The Board, based on the recommendation of the C&T Committee, is recommending that shareholders approve an additional 18,000,000 shares of common stock under the A&R Plan. The C&T Committee, which administers the A&R Plan, has exercised its business judgment in concluding that increasing the number of shares of common stock reserved under the A&R Plan is in the company’s best interests. In reaching its decision, the C&T Committee considered the limits recommended by independent shareholder advisory groups, such as Institutional Shareholder Services (“ISS”), and determined a number that it believes complies with ISS’s guidelines while providing the company with a sufficient share reserve to cover the awards we anticipate granting to eligible participants for approximately three (3) years, although the actual number of shares utilized will depend on a variety of factors. Therefore, if shareholders approve the A&R Plan, the company currently expects that it will not ask shareholders to approve additional shares for the A&R Plan until at least the 2026 Annual Meeting of Shareholders. The company is committed to effectively managing our equity compensation share reserve while minimizing stockholder dilution.
A summary of the material terms and conditions of the A&R Plan, as amended and restated, is set forth below. This summary, however, does not purport to be a complete description of all provisions of the plan and is qualified in its entirety by reference to the A&R Plan, a copy of which is attached to this Proxy Statement as Appendix B. Capitalized terms used but not defined herein have the meanings given them in the A&R Plan.
How the A&R Plan Is Designed to Protect Shareholder Interests
The Board has designed the A&R Plan to include terms that it believes reinforce the alignment between equity-based compensation arrangements and the interests of the company’s shareholders. Those terms generally provide for the following:
•Limits on terms of stock options and SARs: The maximum term of stock options and stock appreciation rights that may be granted under the A&R Plan is seven years.
•No discounting: Stock options and stock appreciation rights must be granted with an exercise price no lower than fair market value on the grant date.
•No stock option or SAR re-pricing: The A&R Plan prohibits re-pricing of stock options or stock appreciation rights without shareholder approval, whether by amending an existing award agreement, substituting a new award at a lower price, or executing a buyout of the award for cash or securities.
•No “evergreen” provision: The A&R Plan does not permit an automatic increase in the shares available for issuance without shareholder approval.
•No liberal share recycling: The number of shares available for issuance under the A&R Plan will be reduced by the number of shares tendered or withheld in payment of an option exercise price, withheld from payment of an award in connection with tax withholding, or subject to a stock appreciation right but not issued in connection with the exercise of the stock appreciation right.
•Performance-based vesting of dividends and dividend-equivalent rights: Dividends or dividend-equivalent rights paid on performance vesting awards of restricted stock and RSUs may not vest unless the underlying awards vest.
Summary of the A&R Plan
Share Reserve. The maximum aggregate number of shares of the company’s common stock that may be issued under the 2012 Plan is currently 78,365,916(1) shares, subject to adjustment in the event of a stock split, stock or other extraordinary dividend, or other similar change in the common stock or capital structure of the company. If this proposal is approved by the company’s shareholders, this maximum aggregate amount will be increased by 18,000,000 shares to 96,365,916 shares, and the A&R Plan would then have approximately 21,419,738 shares available for grant.
Share Counting. Each share issued in connection with an award granted under the A&R Plan other than stock options and stock appreciation rights will be counted against the A&R Plan’s share reserve as 2.8 shares for every one share issued in connection with such award (and shall be counted as 2.8 shares for every one share that is returned or deemed not to have been issued from the A&R Plan).
Administration. The Compensation and Talent Committee (the “Administrator”) will administer our A&R Plan. With respect to grants to officers and directors, the Administrator will be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”).
(1)Adjust for stock split.

2023 PROXY STATEMENT	73

Proposal 4 – Approval of the Amended and Restated 2012 Stock Incentive Plan
No Re-pricings or Exchanges without Shareholder Approval. The company shall obtain shareholder approval prior to (a) the reduction of the exercise price of any stock option or the base appreciation amount of any stock appreciation right awarded under the A&R Plan or (b) the cancellation of a stock option or stock appreciation right at a time when its exercise price or base appreciation amount exceeds the fair market value of the underlying shares, in exchange for another stock option, stock appreciation right, restricted stock, cash buyout or other award (unless the cancellation and exchange occurs in connection with a Corporate Transaction). Notwithstanding the foregoing, canceling a stock option or stock appreciation right in exchange for another stock option, stock appreciation right, restricted stock, or other award with an exercise price, purchase price or base appreciation amount that is equal to or greater than the exercise price or base appreciation amount of the original stock option or stock appreciation right will not be subject to shareholder approval.
Terms and Conditions of Awards; Eligibility. The A&R Plan provides for the grant of restricted stock, restricted stock units, stock options, dividend equivalent rights, stock appreciation rights and cash awards (collectively referred to as “awards”). The classes of persons who are eligible to participate in the A&R Plan are the directors, employees (including executive officers) and independent contractors of the company and its related entities. Stock options granted under the A&R Plan may be either incentive stock options under the provisions of Section 422 of the Internal Revenue Code (“Code”), or non-qualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to our employees, independent contractors and directors, or to employees, independent contractors and directors of our related entities. As of February 23, 2023, we expect that eight (8) directors (excluding our two employee directors) will be eligible to participate in the A&R Plan, approximately 16,777 employees (including two employee directors and our executive officers) and approximately 19,900 independent contractors will be eligible to receive awards under the A&R Plan. To the extent that the aggregate fair market value of the shares subject to stock options designated as incentive stock options that become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess stock options shall be treated as non-qualified stock options. Under the A&R Plan, awards may be granted to such employees, independent contractors or directors who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time. Each award granted under the A&R Plan shall be designated in an award agreement.
The basis for participation in the A&R Plan is the Administrator’s decision, in its sole discretion, that an award to an eligible participant will further the plan’s purposes. In exercising its discretion, the Administrator will consider the recommendations of management and the purposes of the A&R Plan, which are to attract and retain the best available personnel, to provide additional incentives to employees, non-executive directors, and independent contractors and to promote the success of the company’s business. Under the 2012 Plan, in most cases, awards have been structured to vest solely over time in order to help retain the recipients. In addition, the Administrator may also make performance-based awards that will vest over time but only upon achievement of one or more performance criteria. In recent years, all eligible directors (including both non-executive directors and employee directors) and less than 17% of employees and 2% of independent contractors have received awards under the 2012 Plan.
Subject to applicable laws, the Administrator has the authority, in its discretion, to select employees, independent contractors and directors to whom awards may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares or the amount of other consideration to be covered by each award (subject to the limitations set forth below), to approve award agreements for use under the A&R Plan, to determine the terms and conditions of any award (including, subject to the limitations of the A&R Plan, the vesting schedule applicable to the award), to amend the terms of any outstanding award granted under the A&R Plan (subject to the limitations described above), to construe and interpret the terms of the A&R Plan and awards granted, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions, to establish or cause to be established a trust for the purpose of purchasing shares on the open market, holding such shares and using such shares to satisfy the company’s obligations with respect to grants of restricted stock units to participants resident in Canada, and to take such other actions, not inconsistent with the terms of the A&R Plan, as the Administrator deems appropriate.
The term of any award granted under the A&R Plan will be stated in the applicable award agreement, provided that the term of a stock option or stock appreciation right may not exceed seven (7) years (or five (5) years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of our combined voting power or of any parent or subsidiary of us) and the term of an award other than a stock option or stock appreciation right may not exceed ten (10) years. Notwithstanding the foregoing, the term of an award shall not include any period for which the participant has elected to defer the receipt of the shares or cash issuable pursuant to the award under a deferral program the Administrator may establish in its discretion.
The A&R Plan authorizes the Administrator to grant incentive stock options at an exercise price not less than 100% of the fair market value of our common stock on the date the stock option is granted (or 110%, in the case of an incentive stock option granted to any employee who owns stock representing more than 10% of our combined voting power or any parent or subsidiary of us). In the case of non-qualified stock options, stock appreciation rights, and awards intended to qualify as performance-based compensation, the exercise price, base appreciation amount or purchase price, if any, shall be not less than 100% of the fair market value per share on the date of grant. In the case of all other awards granted under the A&R Plan, the exercise or purchase price shall be determined by the Administrator. In the case of an award other than an incentive stock option, the exercise or purchase price is generally payable in cash through the participant’s Raymond James brokerage account, in shares, or, with respect to stock options (other than incentive stock options), payment through a broker-dealer sale and remittance procedure or “net exercise” procedure. In the case of an incentive stock option, the exercise price is generally payable in cash through the participant’s Raymond James brokerage account or in shares.

74

Proposal 4 – Approval of the Amended and Restated 2012 Stock Incentive Plan
Under the A&R Plan, the Administrator may establish one or more programs to permit selected participants the opportunity to elect to defer receipt of consideration payable under an award. The Administrator may also establish under the A&R Plan separate programs for the grant of particular forms of awards to one or more classes of participants.
Minimum Vesting Requirement. Any award granted under the A&R Plan may vest as of the date no earlier than the first anniversary of the grant date of such award, except that the following awards will not be subject to this minimum vesting requirement:
•awards granted upon assumption of or substitution for outstanding awards previously granted by an acquired entity;
•shares delivered in lieu of fully vested cash obligations; and
•any additional awards for up to a maximum of 5% of the number of shares available for issuance under the A&R Plan.
The foregoing restriction will not apply to the Administrator’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of the participant’s termination without cause, retirement, death, or disability, upon or in connection with a Corporate Transaction or Change of Control of the company, pursuant to the terms of the applicable award agreement, or otherwise. In addition, the vesting of awards to our non-employee directors will be deemed to satisfy the one-year minimum vesting requirement to the extent the awards vest on the earlier of (a) the one-year anniversary of the date of grant, or (b) the next annual meeting of the company’s shareholders that is at least 50 weeks after the immediately preceding annual meeting.
Dividends and Dividend Equivalent Rights. During the vesting period for an award, dividends and dividend equivalent rights on the underlying shares of common stock shall be automatically retained by the company (and not paid out to participants), subject to the vesting of the restricted stock and restricted stock units that are subject to performance vesting. Further, no dividends or dividend equivalent rights will be paid for stock options or stock appreciation rights.
Individual Limits. The maximum number of shares with respect to which stock options and stock appreciation rights may be granted to a participant in each successive twelve (12) month period is 300,000 shares. In connection with the participant’s commencement of service, he or she may be granted stock options and stock appreciation rights for up to a maximum of 600,000 shares. The foregoing limitations shall be adjusted proportionately by the Administrator in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of shares or other similar change in our shares or our capital structure.
For awards of restricted stock and restricted stock units, with respect to each successive twelve (12) month period, the maximum number of shares that may be issued to a participant pursuant to such awards shall be 300,000 shares. In connection with a participant’s commencement of service, up to a maximum of 600,000 shares may be issued to the participant with respect to a twelve (12) month period relating to such commencement. The foregoing limitations shall be adjusted proportionately by the Administrator in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of shares or other similar change in our shares or our capital structure.
For cash awards, with respect to each successive twelve (12) month period, the maximum amount that may be paid to a participant pursuant to such awards shall be $5,000,000. The foregoing limitation shall be adjusted proportionately by the Administrator in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of shares or other similar change in our shares or our capital structure.
Transferability of Awards. Our A&R Plan allows for the transfer of awards under the A&R Plan only (i) by will or (ii) by the laws of descent and distribution. Only the recipient of an award may exercise such award during his or her lifetime.
Certain Adjustments. Subject to any required action by the shareholders of the company, the number of shares covered by outstanding awards, the number of shares that have been authorized for issuance under the A&R Plan, the exercise or purchase price of each outstanding award, the maximum number of shares or amount that may be granted subject to awards to any participant, and the like, shall be proportionally adjusted by the Administrator in the event of (i) any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification or similar event affecting the shares, (ii) any other increase or decrease in the number of issued shares effected without receipt of consideration by the company or (iii) any other transaction with respect to our shares including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to shareholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any convertible securities of the company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive.
Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding awards under the A&R Plan will terminate unless the awards are assumed in connection with the Corporate Transaction. In addition, except as provided otherwise in an individual award agreement:
•For the portion of each award that was granted in lieu of a cash payment for all or a portion of a participant’s annual bonus and that is assumed or replaced, then such award (or replacement award or program) shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the shares (or other

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Proposal 4 – Approval of the Amended and Restated 2012 Stock Incentive Plan
consideration) at the time represented by the award upon the participant’s “separation from service” without “cause” or for “good reason” on or within eighteen (18) months after the Corporate Transaction.
•For the portion of each award that was not granted in lieu of a cash payment for all or a portion of a participant’s annual bonus and that is assumed or replaced, then a pro-rated amount of the unvested shares or other consideration subject to such award (or replacement award or program) shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) upon the participant’s “separation from service” without “cause” or for “good reason” on or within eighteen (18) months after the Corporate Transaction.
•For the portion of each award that is neither assumed nor replaced, such portion of the award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the shares (or other consideration) at the time represented by such portion of the award, immediately prior to the specified effective date of such Corporate Transaction, provided that the participant’s service has not terminated prior to such date.
Change in Control. Except as provided otherwise in an individual award agreement, in the event of a Change in Control, the portion of each award that was granted in lieu of a cash payment for all or a portion of a participant’s annual bonus shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the shares (or other consideration) at the time represented by the award upon the participant’s “separation from service” without “cause” or for “good reason” on or within eighteen (18) months after the Change in Control. For the portion of each award that was not granted in lieu of a cash payment for all or a portion of a participant’s annual bonus, then a pro-rated amount of the unvested shares or other consideration subject to such award shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) upon the participant’s “separation from service” without “cause” or for “good reason” on or within eighteen (18) months after the Change in Control.
Clawback Provision for Executive Officers and Other Participants. The award agreements issued under the A&R Plan incorporate a policy that allows us to require forfeiture of the employee’s unvested incentive compensation awards if officers or certain other employees engage in defined activity detrimental to the company. For more information regarding our incentive compensation recoupment policy, see “COMPENSATION MATTERS—Compensation Discussion and Analysis – Compensation Recoupment Policy.”
Amendment, Suspension or Termination of the A&R Plan. The Board may at any time amend, suspend or terminate the A&R Plan. The A&R Plan will terminate on February 23, 2033, unless earlier terminated by the Board of Directors. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, applicable rules of any stock exchange or national market system, and the rules of any foreign jurisdiction applicable to awards granted to residents of the jurisdiction, the company shall obtain shareholder approval of any such amendment to the A&R Plan in such a manner and to such a degree as required.
Amended Plan Benefits
We have not granted awards subject to shareholder approval of the A&R Plan, as amended and restated. The amount and timing of awards under the A&R Plan, including grants to the executive officers named in the Summary Compensation Table (below), are subject to the discretion of the Administrator, and, except as indicated below, the Administrator has not determined future awards or the participants who might receive them. Therefore, it is not presently possible to determine the benefits or amounts that may be received by individuals or groups pursuant to the A&R Plan in the future, other than our non-executive directors, nor is it possible to determine the benefits or amounts which would have been received by or allocated to individuals or groups for 2023 if the A&R Plan had been in effect. Pursuant to our current compensation program for non-executive directors, each of our non-executive director receives an annual grant of restricted stock units, which units will vest in full on the first anniversary of the grant (for more information regarding director compensation, see “Director Compensation”). Each grant consists of that number of restricted stock units settleable in shares of the company’s common stock equal to $180,000 divided by the fair market value of a share of common stock, measured on the basis of the closing sales price as reported on the NYSE on the date of determination. The estimated number of shares of common stock that will be underlying the annual grant to each non-executive director for 2023, based on the closing sales price of a share of common stock on December 14, 2022, as reported on the NYSE is 1,632 shares, subject to any future change in the fair market value of the company’s common stock.
The following table sets forth information with respect to the historical grant of RSUs and options under the 2012 Plan from the effective date of the 2012 Plan through December 15, 2022, (without regard to whether any grants were subsequently forfeited, terminated or canceled) to the executive officers named in the Summary Compensation Table below, to all current executive officers as a group, to all current non-employee directors as a group, to each nominee for election as a director, to all nominees for election as a director as a group (including our employee directors), to all associates of directors, executive officers or nominees, as a group, all other persons who received or are to receive 5% of any awards, as a group, and to all other employees and independent contractor registered representatives (including all current officers who are not executive officers) as a group. The level of past grants is not necessarily indicative of the level of future grants.

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Name and Position(1)	Number of RSUs Granted	Number of Shares Underlying Options Granted
Paul C. Reilly Chair and Chief Executive Officer	1,016,299	93,750
Paul M. Shoukry Chief Financial Officer	88,700	8,250
James E. Bunn President, Global Equities and Investment Banking	304,973	15,376
Scott A. Curtis President, Private Client Group	185,076	48,751
Tashtego S. Elwyn President and Chief Executive Officer, Raymond James and Associates	179,737	48,751
All current executive officers, as a group (16 persons)	2,591,925	449,555
All current directors who are not executive officers, as a group (9 persons)	162,575	—
Nominees for election as a director(2):
Marlene Debel	4,213	—
Robert M. Dutkowsky	9,507	—
Jeffrey N. Edwards	23,936	—
Benjamin C. Esty	23,936	—
Anne Gates	10,940	—
Thomas A. James(3)	77,394	—
Gordon L. Johnson	33,788	—
Roderick C. McGeary	18,446	—
Raj Seshadri	7,873	—
Each associate of such directors, executive officers or nominees (2 persons)	5,847	3,750
Each other person who received or is to receive 5 percent of awards under the A&R Plan (0 persons)	—	—
All employees and independent contractors, other than executive officers, as a group (4,330 persons)	24,073,400	5,870,586
(1)Information presented is historical and does not reflect expected grants for 2023 with respect to any person.
(2)Section excludes Mr. Reilly. Grant details disclosed in table above.
(3)Mr. James does not receive compensation for his services as a director.
For more information about awards previously granted to our directors, including material terms, under the 2012 Plan, see “Director Compensation.” For more information about awards previously granted to our named executive officers, including material terms, under the 2012 Plan, see “COMPENSATION MATTERS—Grants of Plan Based Awards for Fiscal 2022” and “COMPENSATION MATTERS—Outstanding Equity Awards at Fiscal Year End for 2022.”
As of December 14, 2022, the fair market value of a share of the company’s common stock was $110.28 measured on the basis of the closing sales price on that date as reported on the NYSE.

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Proposal 4 – Approval of the Amended and Restated 2012 Stock Incentive Plan
Federal Income Tax Consequences
The following is a general summary as of this date of the federal income tax consequences to us and to U.S. participants for awards granted under the A&R Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.
Non-qualified Stock Options. The grant of a non-qualified stock option under the A&R Plan will not result in any federal income tax consequences to the participant or to the company. Upon exercise of a non-qualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares at the time of exercise. This income is subject to withholding for federal income and employment tax purposes. Any gain or loss on the participant’s subsequent disposition of the shares of common stock will receive long- or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The company does not receive a tax deduction for any such gain.
A non-qualified stock option can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A non-qualified stock option that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.
Incentive Stock Options. The grant of an incentive stock option under the A&R Plan will not result in any federal income tax consequences to the participant or to the company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The company is not entitled to any deduction under these circumstances.
If the participant fails to satisfy either of the foregoing holding periods (referred to as a “disqualifying disposition”), he or she must recognize ordinary income in the year of the disposition. The amount of ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long- or short-term capital gain, depending on whether the stock was held for more than one year.
The “spread” under an incentive stock option — i.e., the difference between the fair market value of the shares at exercise and the exercise price — is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the calendar year in which the incentive stock options are exercised. However, such a sale of shares within the year of exercise will constitute a disqualifying disposition, as described above.
Stock Appreciation Rights. Recipients of stock appreciation rights (“SARs”) generally should not recognize income until the SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such exercise. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Recipients will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long- or short-term capital gain depending on whether the shares were held for more than one year.
A SAR can also be considered non-qualified deferred compensation and subject to Section 409A of the Code. A SAR that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

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Restricted Stock. A restricted stock award is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the participant ceases to provide services to the company. As a result of this substantial risk of forfeiture, the recipient will not recognize ordinary income at the time of the award, unless the participant is retirement eligible. Instead, the recipient will recognize ordinary income on the date when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The recipient’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the earlier of those two dates.
The recipient may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty (30) days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by a recipient that is an employee or former employee will be subject to tax withholding by the company.
Restricted Stock Units. With respect to awards of RSUs, no taxable income is reportable when the RSUs are granted to a participant or upon vesting of the RSUs. Upon settlement, the recipient will recognize ordinary income in an amount equal to the value of the payment received pursuant to the RSUs. The ordinary income recognized by a recipient that is an employee or former employee will be subject to tax withholding by the company.
RSUs also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A grant of RSUs that does not meet the requirements of Code Section 409A will result in an additional 20% tax obligation, plus penalties and interest to such recipient.
Dividends and Dividend Equivalents. Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested and/or unexercised shares subject to such awards, which income is subject to withholding for federal income and employment tax purposes.
Cash Awards. Upon receipt of cash, the participant will have taxable ordinary income, in the year of receipt, equal to the cash received. Any cash received will be subject to tax withholding by the company.
Tax Effect for the Company. Unless limited by Section 162(m) of the Code, the company generally will be entitled to a tax deduction in connection with an award under the A&R Plan in an amount equal to the ordinary income realized by a recipient at the time the recipient recognizes such income (for example, when restricted stock is no longer subject to the risk of forfeiture), so long as the company complies with applicable reporting and withholding requirements.
The A&R Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

2023 PROXY STATEMENT	79

Proposal 5 – Ratify Appointment of Independent Registered Public Accounting Firm

What is being voted on: Ratification of the appointment of KPMG as our independent registered public accounting firm.	Board recommendation: Our Board unanimously recommends a vote FOR ratification of the appointment of KPMG as our independent registered public accounting firm for 2023.

General
The ARC has appointed KPMG LLP as the independent registered public accounting firm to audit the company’s consolidated financial statements for the fiscal year ending September 30, 2023, and to audit the company’s internal control over financial reporting as of September 30, 2023. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.
If the proposal to ratify the appointment is not approved, the ARC will reconsider the selection of KPMG LLP as the company’s independent registered public accounting firm, but may still determine that the appointment of our independent registered public accounting firm is in the best interests of the company and its shareholders. Even if the appointment is ratified by the shareholders, the ARC, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the ARC determines that such a change would be in the best interests of the company and its shareholders.
Fees Paid to Independent Registered Public Accounting Firm
The ARC, with the approval of the shareholders, engaged KPMG to perform an annual audit of the company’s consolidated financial statements for fiscal year 2022. The following table sets forth the approximate aggregate fees billed or expected to be billed to the company by KPMG for fiscal years 2022 and 2021 for the audit of the company’s annual consolidated financial statements and for other services rendered by KPMG.

	Fiscal Year
	2022	2021
Audit(1)	$9,401,062	$7,370,218
Audit-Related(2)	684,826	752,221
Tax(3)	230,089	756,688
All Other Fees(4)	107,054	84,230
Total	$10,423,031	$8,963,357
(1)Audit Fees represents fees for the audit of the company’s consolidated and subsidiary financial statements.
(2)Audit-Related Fees consist primarily of fees for custody rule examinations of registered investment advisors, including the issuance of an independent auditors report on controls over custody operations, an examination to report on controls applicable to our “e-folio” fixed income client application, FICCA attestations for our mutual fund customers and HUD attestations for RJ Bank.
(3)Tax Fees includes tax compliance and consulting services related to federal and state tax returns.
(4)All Other Fees consist principally of consulting services related to certain regulatory matters.
The ARC has adopted a policy for pre-approving all audit and non-audit services provided by our independent auditors. The policy is designed to ensure that the auditor’s independence is not impaired. The policy provides that, before the company engages the independent auditor to render any service, the engagement must be formally approved by the ARC. All audit and non-audit services provided to the company and its subsidiaries by KPMG during fiscal year 2022 were formally approved.

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Report of the Audit and Risk Committee
Members of the ARC have reviewed and discussed with management and with representatives of KPMG LLP the consolidated financial statements for fiscal 2022 contained in our Annual Report on Form 10-K and the integrated audit of the consolidated financial statements and internal control over financial reporting for fiscal 2022. In addition, the ARC has discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The ARC also received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the PCAOB regarding independent auditor communications with the ARC concerning independence, and discussed with KPMG LLP their independence from us and our management, and considered their independence in connection with any non-audit services provided. The ARC also reviewed with KPMG LLP our critical accounting policies and practices and certain written communications between KPMG LLP and our management.
Based on the reviews and discussions referred to above, and in reliance on the representations of management and the independent registered public accounting firm’s report with respect to the financial statements, the ARC recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for fiscal 2022 for filing with the SEC. The Board approved the recommendation.
Management is responsible for our financial statements and the financial reporting process, including our system of internal controls. Our independent registered public accounting firm is responsible for the integrated audit of the consolidated financial statements and internal control over financial reporting in accordance with the standards of the PCAOB. The firm issues reports on our consolidated financial statements and the effectiveness of internal control over financial reporting.
The ARC members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The ARC serves a Board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the ARC’s members in business, financial and accounting matters. In its oversight role, the ARC relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of our annual financial statements with U.S. generally accepted accounting principles.
Benjamin C. Esty, Chair
Marlene Debel
Anne Gates
Roderick C. McGeary

2023 PROXY STATEMENT	81

Security Ownership Information
Security Ownership of Principal Shareholders
The following table sets forth the shares beneficially owned as of December 5, 2022, by each shareholder known to us to beneficially own more than 5% of the company’s outstanding shares. The percentage of ownership indicated in the following table is based on 215,813,981 shares outstanding as of December 5, 2022.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
The Vanguard Group, Inc., 100 Vanguard Boulevard, Malvern, PA 19355	21,356,497	(1)	9.90%
Thomas A. James, Chair Emeritus, Director, 880 Carillon Parkway, St. Petersburg, FL 33716	19,330,783	(2)	8.96%
BlackRock, Inc., 55 East 52nd Street, New York, NY 10055	18,305,137	(3)	8.48%
(1)On February 10, 2022, The Vanguard Group, Inc., on behalf of itself and certain of its affiliates (collectively, “Vanguard”), filed a Schedule 13G/A with the SEC indicating that Vanguard had shared voting power with respect to 296,089 shares, sole dispositive power with respect to 20,599,746 shares, and shared dispositive power with respect to 756,751 shares, of our common stock as of January 31, 2022.
(2)As of December 5, 2022, Mr. James had sole voting power with respect to 19,155,903 shares, shared voting power with respect to 174,880 shares, sole dispositive power with respect to 19,155,903 shares, and shared dispositive power with respect to 174,880 shares, of our common stock. Includes 824 shares subject to RSUs that will vest within 60 days.
(3)On February 1, 2022, BlackRock, Inc., on behalf of itself and certain of its affiliates (collectively, “BlackRock”), filed a Schedule 13G/A with the SEC indicating that BlackRock had sole voting power with respect to 16,244,299 shares and sole dispositive power with respect to 18,305,137 shares of our common stock as of December 31, 2021.
Security Ownership of Management
The following table lists the shares of common stock beneficially owned as of December 5, 2022, by (1) each director and director nominee, (2) each executive officer named in the Summary Compensation Table below, and (3) all current directors, director nominees and executive officers as a group. The percentage of ownership indicated in the following table is based on 215,813,981 of the company’s shares outstanding on December 5, 2022.
Beneficial ownership has been determined according to SEC regulations and includes shares that may be acquired within 60 days after December 5, 2022, upon the vesting of RSUs. Unless otherwise indicated, all directors, director nominees and executive officers have sole voting and investment power with respect to the shares shown. No shares are pledged as security. As of December 5, 2022, no individual director, director nominee or named executive officer other than Thomas A. James, our Chair Emeritus, owned beneficially 1% or more of our shares, and our directors, director nominees and executive officers as a group owned approximately 9.46% of our outstanding shares.

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Security Ownership Information
Common Stock Beneficially Owned

Name	Shares of Common Stock		Number of Shares Subject to Exercisable Stock Options	Number of Shares Subject to Vesting of Restricted Stock Units	Total Number of Beneficially Owned Shares	Percent of Class
Thomas A. James	19,329,959	(1)(2)	—	824	19,330,783	8.96%
James E. Bunn	40,990	(2)	—	9,890	50,880	*
Scott A. Curtis	150,215	(2)	—	3,606	153,821	*
Marlene Debel	2,530		—	—	2,530	*
Robert M. Dutkowsky	7,823		—	—	7,823	*
Jeffrey N. Edwards	25,251		—	—	25,251	*
Tashtego S. Elwyn	66,825	(2)	—	3,090	69,915	*
Benjamin C. Esty	24,201		—	—	24,201	*
Anne Gates	9,255		—	—	9,255	*
Gordon L. Johnson	36,187		—	—	36,187	*
Roderick C. McGeary	16,761		—	—	16,761	*
Paul C. Reilly	268,884	(2)	—	38,736	307,620	*
Raj Seshadri	6,189		—	—	6,189	*
Paul M. Shoukry	16,553	(2)	—	3,638	20,191	*
Susan N. Story	44,537		—	—	44,537	*
All Directors and Executive Officers as a Group (24 persons)	20,350,694	(2)	—	75,623	20,426,317	9.46%
*    Less than 1%.
(1)Includes 174,880 shares for which Mr. James has shared voting power and shared dispositive power.
(2)Includes shares credited to Employee Stock Ownership Plan accounts.
Stock Ownership Policy for Directors and Executive Officers
The Board maintains a Directors and Executive Officers Stock Ownership Policy that stipulates the following ownership levels of shares of our common stock that non-executive directors and executive officers are required to attain within five years of their election or the policy’s most recent adoption/revision (November 21, 2019).

Title	Holding requirement	Valuation	What counts?

Non-executive Director	5X annual retainer	Average of NYSE closing price during 60 days prior to measurement	•Shares owned directly or jointly with family members •Shares owned indirectly •Unvested time-based restricted stock and RSUs

Chief Executive Officer	7X annual salary

Executive Officers	3X annual salary
An individual’s compliance with the policy is tested annually as of the last trading day of each fiscal year. Until the required ownership level is achieved, each individual must retain 100% of the net shares (after deductions for taxes or option exercise price) obtained through the company’s share incentive plans.

2023 PROXY STATEMENT	83

Security Ownership Information

The following table shows, as of September 30, 2022, the progress of our non-executive directors towards meeting the requirements of the policy.

Name	Year Service Commenced	Shares of Stock Held (#)	Restricted Stock Units Held (#)	Total Shares Held (#)	Share Ownership Goal Met(1)
Marlene Debel	2020	2,530	1,683	4,213	—
Robert M. Dutkowsky	2018	7,823	1,683	9,506	✓
Jeffrey N. Edwards	2014	25,251	1,683	26,934	✓
Benjamin C. Esty	2014	24,201	1,683	25,884	✓
Anne Gates	2018	9,255	1,683	10,938	✓
Gordon L. Johnson	2010	36,187	2,174	38,361	✓
Roderick C. McGeary	2015	16,761	1,683	18,444	✓
Raj Seshadri	2019	6,189	1,683	7,872	✓
Susan N. Story	2008	44,537	1,683	46,220	✓
(1)Based on our current compensation practices, it is anticipated that Ms. Debel will attain her share ownership goal within the time period prescribed by the policy.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires officers, directors and persons who beneficially own more than 10% of the company’s shares to file reports of ownership on Form 3 and reports of changes in ownership on Forms 4 or 5 with the SEC. The reporting officers, directors and 10% shareholders are also required by SEC rules to furnish the company with copies of all Section 16(a) reports they file.
Based solely on its review of copies of such reports, the company believes that all Section 16(a) filing requirements applicable to its directors, officers and 10% shareholders were complied with during fiscal year 2022, except that, due to a clerical error, Mr. Jonathan Oorlog, Chief Accounting Officer and a reporting officer who is not an executive officer, inadvertently reported one transaction late on a Form 4.
Equity Compensation Plan Information
The following table summarizes equity compensation plan information for the plans approved by shareholders, as a group, and for the plans not approved by shareholders, as a group, in each case as of September 30, 2022. In accordance with SEC rules, the table below does not include our Profit Sharing Plan and Employee Stock Ownership Plan ("ESOP").

Plan Category	(a) Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excludes Securities Reflected in Column (a))
Equity compensation plans approved by shareholders(2)	411,956	$52.29	13,310,488	(3)
Equity compensation plans not approved by shareholders(4)	—	$—	—
Total	411,956	$52.29	13,310,488
(1)The weighted-average exercise price does not take into account the shares or restricted stock units issued under our restricted stock and employee stock purchase plans, which have no exercise price.
(2)On February 23, 2012, the 2012 Stock Incentive Plan (as subsequently amended and restated, the “2012 Plan”) was approved by our shareholders. The 2012 Plan serves as the successor to our 1996 Stock Option Plan for Key Management Personnel, 2007 Stock Option Plan for independent Contractors, 2002 Incentive Stock Option Plan, Stock Option Plan for Outside Directors, 2005 Restricted Stock Plan and 2007 Stock Bonus Plan (the “Predecessor Plans”) Upon approval of the 2012 Plan by our shareholders, the Predecessor Plans terminated (except with respect to awards previously granted under the Predecessor Plans that were outstanding). As of December 15, 2022, no additional awards were outstanding under the Predecessor Plans. Under the 2012 Plan we may grant 15,400,000 new shares in addition to the shares available for grant under the Predecessor Plans.
(3)Includes 8,664,796 shares remaining available for issuance under the 2012 Plan and 4,645,692 shares remaining available for issuance under the 2003 Employee Stock Purchase Plan, as amended, as of September 30, 2022.
(4)We have two Predecessor Plans that were not previously approved by shareholders: the 1996 Stock Option Plan for Key Management Personnel and the Stock Option Plan for Outside Directors. All previously outstanding shares have been exercised or otherwise disposed of.

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Political Contributions Disclosure
Public sector decisions can significantly affect Raymond James’ clients and advisors, as well as our business strategy and prospects. For this reason, Raymond James participates in constructive engagement with government officials and policy-makers, and we encourage the private civic involvement of our employees, advisors and clients. Our engagement in the political process is grounded in, and guided by, our commitment to the interests of our clients and other stakeholders, and is subject to established procedures and guidelines in a manner that reflects our core values.
Raymond James does not use corporate funds directly for political contributions to candidates, political parties or political committees. We have not made, and do not intend to make, corporate payments to influence the outcome of ballot measures. Additionally, Raymond James does not undertake independent efforts in support of, or in opposition to, candidates, political parties or ballot measures. Finally, Raymond James does not contribute to “independent expenditure” committees organized under §527 of the Internal Revenue Code.
Raymond James is a member of a number of trade associations that may engage in political activities or make political contributions to federal and state candidates or political committees. We encourage our associates to support trade associations by sharing industry expertise via committee and working group participation, advocating for client interests as well as through contributions. The firm’s main purpose for maintaining membership in trade associations is the business, technical, and industry benefits these organizations provide to our clients and other stakeholders. Trade organizations take a wide variety of positions on many political matters, not all of which Raymond James supports.

Relationships and Related Transactions
Introduction. In this section we disclose transactions involving the company where the amount involved exceeds $120,000 and any of the company’s “related persons” has a direct or indirect material interest. As defined by SEC rules, related persons include our executive officers, directors, holders of more than 5% of our voting securities, immediate family members of the foregoing, and certain associated entities. SEC rules require that we disclose all such “related person transactions” that occurred since the beginning of our last completed fiscal year (October 1, 2021) to the filing date of this Proxy Statement, as well as any currently proposed transactions. We refer to this period below as the “reporting period.” Accordingly, the dollar amounts set forth in this section, including compensation of certain individuals, do not reflect past fiscal year amounts only, but may include multiple annual bonus payments as well as certain future proposed payments.
Bank Transactions. In the ordinary course of our business, we make bank loans to, and hold bank deposits for, certain of our officers and directors, and also extend margin credit in connection with the purchase of securities to certain of our officers and directors who are affiliated with one of our broker-dealers, as permitted under applicable law, including the Sarbanes-Oxley Act (“SOX”). These transactions have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with non-affiliated persons, and do not involve more than normal risk of collectability or present other unfavorable features. We also, from time to time and in the ordinary course of our business, enter into transactions involving the purchase or sale of securities as principal from, or to, directors, officers and employees and accounts in which they have an interest. These purchases and sales of securities on a principal basis are effected on substantially the same terms as similar transactions with unaffiliated third parties.
Investments. We have from time to time established private investment funds to permit certain officers to participate in our merchant banking, venture capital and other similar activities by investing alongside the funds that we raise and manage for non-employee investors. Trusts benefiting family members of these officers have also invested in these funds. In addition, certain of our directors and executive officers from time to time may invest their personal monies in funds managed by our subsidiaries on substantially the same terms and conditions as other similarly situated investors in these funds who are neither directors nor officers. Mr. Reilly, Chair and Chief Executive Officer, invested $509,900 in equity income portfolios managed by the company’s Asset Management Services division during the reporting period. Mr. Dutkowsky and his immediate family members maintain investment accounts with the company in respect of which they paid fees to the company in the aggregate amount of approximately $456,308 during the reporting period.
Art Collection. Thomas A. and Mary James permit us to display over 2,400 pieces from their nationally known art collection throughout the Raymond James home office complex, without charge to us. In return, we bear the cost of insurance and the direct and overhead costs of two full-time staff persons. They serve as curators for the collection, conduct tours and coordinate special events. They also collaborate with The James Museum of Western & Wildlife Art, a public art museum founded by Mr. James, to coordinate special exhibitions and the borrowing from and acquisition of works of art for the collection. The art collection at our corporate headquarters is a marketing attraction for businesses and other organizations, and we provide regular tours for clients, local schools, business groups and nonprofit organizations and the community at

2023 PROXY STATEMENT	85

Relationships and Related Transactions
large. In-person tours, which were suspended in March 2020 due to the pandemic, were resumed in November 2021. We continue to provide virtual art tours for special occasions. The total cost to us for these items during the reporting period was approximately $232,278.
Employment Relationships. Certain family members of our directors or executive officers are employed by the company and/or affiliated with certain of its subsidiaries. The following paragraph sets forth certain information about these relationships during the reporting period. As explained above, the individual compensation amounts set forth below cover a “reporting period” that is greater than a fiscal year and may include two annual bonus cycles.
Mr. Donald Blair, the son-in-law of Francis S. Godbold, is managing director, investment banking, at Raymond James & Associates, Inc. (“RJ&A”), who earned cash compensation of $1,813,564 and received RSUs in the amount of $56,840. Matthew Frey, the son-in-law of Paul C. Reilly, is an independent branch owner, manager and financial adviser affiliated with Raymond James Financial Services, Inc. and earned cash compensation (net of ordinary-course fees to the company) of $2,046,166 out of which he pays all general office expenses, payroll and other costs of branch operations, and splits net earnings with his partner. Francis S. Godbold earned cash compensation of $167,389. (Mr. Godbold, who retired from the Board following the 2022 Annual Meeting, was compensated as an employee and did not receive any additional compensation for his services as a director.) Christopher Shoukry, the brother of Paul M. Shoukry, serves as Vice President with Alex. Brown, a division of the company, and earned cash compensation of $442,943 and received RSUs in the amount of $47,571.
Transactions with 5% Shareholders. We and our affiliates engage in ordinary-course trading, arrangements relating to the placement of investment funds and ETFs on our Private Client Group platform, and other transactions or arrangements with, and may from time to time provide other ordinary-course investment banking or other financial services to, The Vanguard Group and its affiliates, related entities and clients. These transactions are negotiated on arm’s-length bases and contain customary terms and conditions. The Vanguard Group is an investment manager or sponsor to mutual funds that are investment options in our 401(k) Plan. The selection of the Vanguard mutual funds as investment options is unrelated to Vanguard’s common stock ownership. We believe that the fees paid to The Vanguard Group through the Vanguard mutual funds are the same as the fees that are paid by the other holders of the same share class of those funds.
We and our affiliates engage in ordinary-course trading, arrangements relating to the placement of investment funds and ETFs on our Private Client Group platform, and other transactions or arrangements with, and may from time to time provide other ordinary-course investment banking or other financial services to, BlackRock, Inc., and its affiliates, related entities and clients. These transactions are negotiated on arm’s–length bases and contain customary terms and conditions.
Related Person Transaction Policy
The Corporate Governance and ESG Committee (the "CG&ESG Committee") maintains Policies and Procedures with Respect to Related Person Transactions to address the review, approval, disapproval or ratification of related person transactions. “Related persons” include:
•the company’s executive officers
•holders of more than 5% of the company’s voting securities
•the company’s directors
•immediate family members of the foregoing persons
•the company’s director nominees
•any entity in which a person has a 5% or greater ownership interest or that is otherwise under the “control” of such person
A “related person transaction” means (with certain exceptions permitted by SEC rules) a transaction or series of transactions in which:
•the company participates
•the amount involved exceeds $120,000
•a related person has a direct or indirect material interest
Examples might include sales, purchases and transfers of real or personal property, use of property and equipment by lease or otherwise, services received or furnished and borrowings and lendings, including guarantees.
Management is required to present for the approval or ratification of the CG&ESG Committee all material information regarding an actual or potential related person transaction. The policy requires that, after reviewing such information, the disinterested members of the CG&ESG Committee will approve or disapprove the transaction. Approval will be given only if the CG&ESG Committee determines that such transaction is in, or is not inconsistent with, the best interests of the company and its shareholders. The policy further requires that in the event management becomes aware of a related person transaction that has not been previously approved or ratified, it must be submitted to the CG&ESG Committee promptly. The policy also permits the chair of the CG&ESG Committee to review and approve related person transactions in accordance with the terms of the policy between scheduled committee meetings. Any determination made pursuant to this delegated authority must be reported to the full CG&ESG Committee at the next regularly scheduled meeting.

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Questions and Answers about the Annual Meeting

Why did I receive a Notice of Internet Availability of Proxy Materials or a Proxy Statement?	You have received a Notice of Internet Availability of Proxy Materials or proxy materials because Raymond James’s Board of Directors is soliciting your proxy to vote your shares at the virtual Annual Meeting on February 23, 2023. The materials include information that is designed to assist you in voting your shares and information that we are required to provide to you under the rules of the SEC. On January 11, 2023, we mailed either a Notice of Internet Availability of Proxy Materials or a package consisting of this Proxy Statement, a proxy card and the Annual Report on Form 10-K for the fiscal year ended September 30, 2022, (“Annual Report”) to shareholders of record as of the close of business on December 21, 2022 (“Record Date”).

Why did I receive a Notice of Internet Availability of Proxy Materials, but no proxy materials?	Again this year we are distributing our Proxy Statement, proxy card and the Annual Report to certain shareholders via the Internet under the SEC’s “notice and access” rules. This approach conserves natural resources and reduces our printing and distribution costs, while providing a timely and convenient method of accessing the materials and voting. On January 11, 2023, we mailed a Notice of Internet Availability of Proxy Materials (“Notice”) to participating shareholders. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report on the Internet. The Notice also instructs you on how you may submit your proxy. If you received a Notice by mail and would like to receive a free printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

Why are you holding a virtual meeting?	Our 2023 Annual Meeting is being held on a virtual-only basis with no physical location. Our goal for the Annual Meeting is to enable the largest number of shareholders to participate in the meeting, while providing substantially the same access and possibilities for exchange with the Board and our senior management as an in-person meeting. We believe that this approach represents best practices for virtual shareholder meetings, including by providing a support line for technical assistance and addressing as many shareholder questions as time allows.

Can I participate and ask questions in the virtual meeting?
Yes. We are committed to ensuring that our shareholders have substantially the same opportunities to participate in the virtual Annual Meeting as they would at an in-person meeting. In order to submit a question, you will need your 16-digit control number that is printed on the Notice or proxy card that you received in the mail, or via email if you have elected to receive material electronically. You may log in 15 minutes before the start of the Annual Meeting and submit questions online. You will be able to submit questions during the Annual Meeting as well. You may also submit questions in advance of the meeting at www.proxyvote.com when you vote your shares. We encourage you to submit any question that is relevant to the business of the meeting.

2023 PROXY STATEMENT	87

Questions and Answers about the Annual Meeting

How do I attend the virtual Annual Meeting, and what documentation must I provide to be admitted?
In order to participate in the Annual Meeting, please log on to www.virtualshareholdermeeting.com/RJF2023 at least 15 minutes prior to the start of the Annual Meeting to provide time to register and download the required software, if needed. If you are a shareholder of record, you will need to provide your 16-digit control number included on your Notice or your proxy card (if you receive a printed copy of the proxy materials) in order to be able to participate in the meeting. If you are a beneficial owner (if, for example, your shares are not registered in your name but are held in “street name” for you by your broker, bank or other institution), you must follow the instructions printed on your Voting Instruction Form. The webcast replay will be available at www.virtualshareholdermeeting.com/RJF2023 until the 2024 Annual Meeting of Shareholders. If you access the meeting but do not enter your control number, you will be able to listen to the proceedings, but you will not be able to vote or otherwise participate.

How can I vote online at the virtual Annual Meeting?	If you are a shareholder of record and provide your 16-digit control number when you access the meeting, you may vote all shares registered in your name during the Annual Meeting webcast. If you are a beneficial owner as to any of your shares (i.e., instead of being registered in your name, all or a portion of your shares are registered in “street name” and held by your broker, bank or other institution for your benefit), you must follow the instructions printed on your Voting Instruction Form.

What if I have technical or other “IT” problems logging into or participating in the virtual Annual Meeting?	We have provided a toll-free technical support “help line” that can be accessed by any shareholder who is having challenges logging into or participating in the virtual Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support line number that will be posted on the Virtual Annual Meeting login page.

What is a proxy?	A “proxy” is a written authorization from you to another person that allows such person (the “proxy holder”) to vote your shares on your behalf. The Board of Directors is asking you to allow either of the following persons to vote your shares at the Annual Meeting: Paul C. Reilly, Chair and Chief Executive Officer, or Thomas A. James, Chair Emeritus.

Who is entitled to vote?	Each Raymond James shareholder of record on the Record Date for the Annual Meeting is entitled to vote at the Annual Meeting.

What is the difference between holding shares as a shareholder “of record” and as a “beneficial owner”?
•Shareholders of Record. You are a shareholder of record if at the close of business on the Record Date your shares were registered directly in your name with Computershare, our transfer agent.
•Beneficial Owner. You are a beneficial owner if at the close of business on the Record Date your shares were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like most of our shareholders, your shares are held in “street name” (meaning in the name of your brokerage firm or other financial institution). As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will only be permitted to vote your shares with respect to some of the proposals, but not all. Please see “What if I return a signed proxy or voting instruction card, but do not specify how my shares are to be voted?” for additional information.
•Raymond James has requested banks, brokerage firms and other nominees who hold Raymond James shares on behalf of beneficial owners of the shares as of the close of business on the Record Date to forward the Notice or proxy materials to those beneficial owners. Raymond James has agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

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Questions and Answers about the Annual Meeting

How many votes do I have?	Every holder of a share of common stock on the Record Date will be entitled to one vote per share for each Director to be elected at the Annual Meeting and to one vote per share on each other matter presented at the Annual Meeting. On the Record Date there were 216,141,235 shares outstanding and entitled to vote at the Annual Meeting.

What proposals are being presented at the virtual Annual Meeting?
Raymond James intends to present proposals numbered one through five for shareholder consideration and voting at the Annual Meeting. These proposals are for:
1.Election of the ten (10) director nominees named in the Proxy Statement;
2.Advisory vote to approve executive compensation (“say-on-pay”);
3.Advisory vote on the frequency of advisory votes on executive compensation;
4.Approval of the Amended and Restated 2012 Stock Incentive Plan; and
5.Ratification of the appointment of KPMG LLP as the company’s independent registered public accounting firm.
Other than the matters set forth in this Proxy Statement and matters incident to the conduct of the Annual Meeting, Raymond James does not know of any business or proposals to be considered at the Annual Meeting. If any other business is proposed and properly presented at the Annual Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on such matter in their discretion.

How does the Board of Directors recommend that I vote?
The Board of Directors recommends that you vote:
•FOR the election of the ten (10) directors nominated by our Board and named in this proxy statement;
•FOR the approval, on an advisory basis, of the compensation of our named executive officers (“say-on-pay”);
•FOR the approval, on an advisory basis, of the option of once “every year” as the preferred frequency for advisory votes on executive compensation;
•FOR the approval of the Amended and Restated 2012 Stock Incentive Plan; and
•FOR ratification of the appointment of KPMG LLP as the company’s independent registered public accounting firm.

How do I vote by proxy and what are the voting deadlines?
You may vote your shares at the virtual Annual Meeting or by proxy. There are three ways to vote by proxy:
•Via the Internet: You can submit a proxy via the Internet until 11:59 p.m. Eastern Time on February 22, 2023, by accessing the website at www.proxyvote.com and following the instructions you will find on the website. Internet proxy submission is available 24 hours a day. You will be given the opportunity to confirm that your instructions have been properly recorded.
•By Mail: If you have received your proxy materials by mail, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your shares in an account with a bank or broker (i.e., in “street name”), you can vote by following the instructions on the voting instruction card provided to you by your bank or broker. Proxy cards returned by mail must be received no later than the close of business on February 22, 2023.
•By Telephone: You can submit a proxy by telephone until 11:59 p.m. Eastern Time on February 22, 2023, by calling toll-free 1-800-690-6903 (from the U.S. and Canada) and following the instructions.

2023 PROXY STATEMENT	89

Questions and Answers about the Annual Meeting

Even if you plan to attend the virtual Annual Meeting online, we encourage you to vote your shares by proxy using one of the methods described above. Raymond James shareholders of record who attend the virtual meeting may vote their shares online, even though they have sent in proxies.

What if my shares are held in the Raymond James ESOP?
For participants in the Raymond James Employee Stock Ownership Plan (the “ESOP”), your shares will be voted as you instruct the trustee of the ESOP. There are three ways to vote: via the Internet, by returning your proxy card, or by telephone. Please follow the instructions included on your proxy card on how to vote using one of the three methods. Your vote will serve as voting instructions to the trustee of the ESOP for shares allocated to your account. If you do not vote shares allocated to your account held in the ESOP, your shares will nevertheless be voted by the trustee in the same proportion as it votes the shares of ESOP participants who have instructed the trustee on how to vote. You cannot vote your ESOP shares at the virtual meeting. To allow sufficient time for voting by the trustee of the ESOP, our transfer agent must receive your vote by no later than 5:00 p.m. Eastern Time on February 20, 2023.

How do I submit a question during the virtual Annual Meeting?
Each year at the Annual Meeting, we hold a question-and-answer session following the formal business portion of the meeting during which shareholders may submit questions to us. We anticipate having such a question-and-answer session at the 2023 Annual Meeting. If you would like to submit a question during the Annual Meeting, once you have logged into the webcast at www.virtualshareholdermeeting.com/RJF2023, simply type your question in the “ask a question” box and click “submit.” Questions pertinent to meeting matters will be answered during the meeting as time allows.

When should I submit my question?
You may submit questions during the meeting as outlined above, and in advance of the meeting via the Internet at www.proxyvote.com when you vote your shares. You can also submit a question up to 15 minutes prior to the start of the Annual Meeting and up until the time we indicate that the question-and-answer session is concluded. However, we encourage you to submit your questions before or during the formal business portion of the meeting and our prepared statements, in advance of the question-and-answer session, in order to ensure that there is adequate time to address questions in an orderly manner.

May I change or revoke my vote?
Yes. You may change your vote in one of several ways at any time before it is exercised:
•Grant a subsequent proxy via the Internet or telephone;
•Submit another proxy card (or voting instruction card) with a date later than your previously delivered proxy;
•Notify our company secretary in writing before the Annual Meeting that you are revoking your proxy or, if you hold your shares in “street name,” follow the instructions on the voting instruction card; or
•If you are a shareholder of record, or a beneficial owner with a proxy from the shareholder of record, vote online while logged in and participating in the virtual Annual Meeting.

90

Questions and Answers about the Annual Meeting

What will happen if I do not vote my shares?
•Shareholders of Record. If you are the shareholder of record of your shares and you do not vote in person at the Annual Meeting, or by proxy via the Internet, by mail, or by telephone, your shares will not be voted at the Annual Meeting.
•Beneficial Owners. If you are the beneficial owner of your shares, your broker or nominee may vote your shares only on those proposals on which it has discretion to vote. Under the rules of the NYSE, your broker or nominee has discretion to vote your shares on routine matters, such as Proposal 5, but does not have discretion to vote your shares on non-routine matters, such as Proposals 1, 2, 3 and 4. Therefore, if you do not instruct your broker as to how to vote your shares on Proposals 1, 2, 3 or 4, this would be a “broker non-vote,” and your shares would not be counted as having been voted on the applicable proposal. We therefore strongly encourage you to instruct your broker or nominee on how you wish to vote your shares.

What is the effect of a broker non-vote or abstention?
Under NYSE rules, brokers or other nominees who hold shares for a beneficial owner have the discretion to vote on a limited number of “routine” proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A “broker non-vote” occurs when a broker or other nominee does not receive such voting instructions and does not have the discretion to vote the shares. Pursuant to our By-laws, broker non-votes and abstentions are not counted as “votes cast” on such matter, but are counted for quorum purposes.

What if I return a signed proxy or voting instruction card, but do not specify how my shares are to be voted?
•Shareholders of Record. If you are a shareholder of record and you submit a signed proxy, but you do not provide voting instructions, all of your shares will be voted FOR Proposals 1, 2, 4 and 5, and FOR once “every year” on Proposal 3.
•Beneficial Owners. If you are a beneficial owner and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under NYSE rules, brokers and other nominees have the discretion to vote on routine matters, such as Proposal 5, but do not have discretion to vote on non-routine matters, such as Proposals 1, 2, 3 and 4. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal 5 and any other routine matters properly presented for a vote at the Annual Meeting.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or set of printed proxy materials?
It means you own Raymond James shares in more than one account, such as individually and jointly with your spouse. Please vote all of your shares. Beneficial owners sharing an address who are receiving multiple copies of the proxy materials may contact their broker, bank or other nominee to request that only a single copy of such document(s) be mailed to all shareholders at the shared address in the future. In addition, if you are the beneficial owner, your broker, bank or other nominee may deliver only one copy of the proxy materials to multiple shareholders who share an address unless that broker, bank or other nominee has received contrary instructions from one or more of the beneficial owners. Raymond James will deliver promptly, upon request, a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of such document(s) was delivered. Shareholders who wish to receive a separate written copy of such documents, now or in the future, should submit their request to our company secretary by writing Raymond James Financial, Inc., Attn: Jonathan N. Santelli, General Counsel and Secretary, 880 Carillon Parkway, St. Petersburg, Florida 33716.

What is a quorum?
A quorum is necessary to hold a valid meeting. The presence, in person or by proxy, of shareholders representing a majority of the outstanding capital stock of the company entitled to vote at the meeting constitutes a quorum for the conduct of business.

2023 PROXY STATEMENT	91

Questions and Answers about the Annual Meeting

What vote is required in order to approve each proposal?
For Proposals 1, 2, 4 and 5, the affirmative vote of a majority of the “votes cast” on such proposal at the Annual Meeting is required. Our By-laws provide that a majority of the votes cast means that the number of shares voted “for” a proposal must exceed the number of shares voted “against” such proposal. Abstentions and broker non-votes, if any, are not counted as “votes cast” with respect to such proposal. (In the case of any contested director election, directors are elected by a plurality of the “votes cast.”) Proposal 3 asks shareholders to select a preferred voting frequency by selecting the option of every year, every two years, or every three years (or abstain). For Proposal 3, the frequency receiving the greatest number of votes will be considered the frequency preferred by shareholders.

How will voting on any other business be conducted?
Other than the matters set forth in this Proxy Statement and matters incident to the conduct of the Annual Meeting, we do not know of any business or proposals to be considered at the Annual Meeting. If any other business is proposed and properly presented at the Annual Meeting, the persons named as proxies will vote on the matter in their discretion.

What happens if the Annual Meeting is adjourned or postponed?	Your proxy will still be effective and will be voted at the rescheduled Annual Meeting. You will still be able to change or revoke your proxy until it is voted.

Who will count the votes?	Our general counsel and company secretary will act as the inspector of election and will tabulate the votes.

How can I find the results of the Annual Meeting?
Preliminary results will be announced at the Annual Meeting. Final results will be published in a Current Report on Form 8-K that we will file with the SEC within four (4) business days after the Annual Meeting.

Who is paying for the costs of this proxy solicitation?
We will bear the expense of soliciting proxies. We have retained MacKenzie Partners, Inc., to solicit proxies for a fee of approximately $15,000 plus a reasonable amount to cover expenses. Proxies may also be solicited in person, by telephone or electronically by Raymond James personnel who will not receive additional compensation for such solicitation. Copies of proxy materials and our Annual Report will be supplied to brokers and other nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such brokers or other nominees for their reasonable expenses.

92

Additional Information
Costs of Solicitation
The cost of solicitation of proxies will be paid by Raymond James. We have retained MacKenzie Partners, Inc., to solicit proxies for a fee of approximately $15,000 plus a reasonable amount to cover expenses. Proxies may also be solicited in person, by telephone or electronically by Raymond James personnel who will not receive additional compensation for such solicitation. Copies of proxy materials and our Annual Report on Form 10-K will be supplied to brokers and other nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such brokers or other nominees for their reasonable expenses.
Principal Executive Offices
The principal executive offices of Raymond James are located at 880 Carillon Parkway, St. Petersburg, Florida 33716, and the telephone number there is 727-567-1000.
Shareholder Proposals for the 2024 Annual Meeting
In accordance with the rules established by the SEC, any shareholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act intended for inclusion in the proxy statement for next year’s annual meeting of shareholders must be received by the company no later than 120 days before the anniversary of the date of this proxy statement (e.g., not later than September 13, 2023). Such proposals should be sent in writing to Raymond James Financial, Inc., Attn: Jonathan N. Santelli, General Counsel and Company Secretary, 880 Carillon Parkway, St. Petersburg, Florida 33716. To be included in the Proxy Statement, the proposal must comply with the requirements as to form and substance established by the SEC and our By-laws, and must be a proper subject for shareholder action under Florida law.
A shareholder may otherwise propose business for consideration or nominate persons for election to the Board in compliance with SEC proxy rules, Florida law, our By-laws and other legal requirements, without seeking to have the proposal included in Raymond James’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Under our By-laws, notice of such a proposal must generally be provided to our company secretary not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. The period under our By-laws for receipt of such proposals for next year’s meeting is thus from October 26, 2023 to November 27, 2023. (However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, any notice by a shareholder of business or the nomination of directors for election or reelection to be brought before the annual meeting to be timely must be so delivered (i) not earlier than the close of business on the 120th day prior to such annual meeting and (ii) not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the 10th day following the day on which public announcement of the date of such meeting is first made.)
Under Rule 14a-4 under the Exchange Act, proxies may be voted on matters properly brought before a meeting under these procedures in the discretion of the proxy holders, without additional proxy statement disclosure about the matter, unless Raymond James is notified about the matter not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting and the proponents otherwise satisfy the requirements of Rule 14a-4. The period under our By-laws for receipt of such proposals for next year’s meeting is from October 26, 2023 to November 27, 2023.

2023 PROXY STATEMENT	93

Additional Information

United States Securities and Exchange Commission Reports
A copy of the company’s Annual Report on Form 10-K, including financial statements, for the fiscal year ended September 30, 2022 (the “Annual Report”), is being furnished or made available concurrently herewith to all shareholders holding shares as of the Record Date. Please read it carefully.
Shareholders may also obtain additional copies of the Annual Report, without charge, by visiting the company’s website at www.raymondjames.com or by submitting a request to our general counsel and company secretary by writing Raymond James Financial, Inc., Attn: General Counsel and Company Secretary, 880 Carillon Parkway, St. Petersburg, Florida 33716. Upon request to our company secretary, the exhibits set forth on the exhibit index of the Annual Report may be made available at a reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits).
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for the Notice (or proxy materials in the case of shareholders who receive paper copies of such materials) with respect to two or more shareholders sharing the same address by delivering a single Notice, (or set of paper proxy materials), addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
A number of banks and brokers with account holders who are beneficial holders of the company’s shares will be householding the company’s Notice (or proxy materials). Accordingly, a single copy of the Notice (or proxy materials) will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. To receive a separate copy of the Notice (or proxy materials), or if, at any time, you no longer wish to participate in householding and would prefer to receive separate copies of any future notices (or proxy materials), please notify your bank or broker, or contact our general counsel and company secretary at 727-567-5185 or by mail to Raymond James Financial, Inc., Attn: Jonathan N. Santelli, General Counsel and Company Secretary, 880 Carillon Parkway, St. Petersburg, Florida 33716. The company undertakes, upon oral or written request to the address or telephone number above, to deliver promptly a separate copy of the company’s notices (or proxy materials) to a shareholder at a shared address to which a single copy of the applicable document was delivered. Shareholders who currently receive multiple copies of the Notice or proxy materials at their address and would like to request householding of their communications should contact their bank or broker or the company’s Investor Relations Department at the contact address and telephone number provided above.

94

Appendix A
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (Unaudited)
We utilize certain non-GAAP financial measures as additional measures to aid in, and enhance, the understanding of our financial results and related measures. These non-GAAP financial measures include adjusted net income available to common shareholders, adjusted earnings per diluted share, and adjusted return on common equity. We believe certain of these non-GAAP financial measures provide useful information to management and investors by excluding certain material items that may not be indicative of our core operating results. We utilize these non-GAAP financial measures in assessing the financial performance of the business, as they facilitate a meaningful comparison of current- and prior-period results. In fiscal 2022, certain of our non-GAAP financial measures were adjusted for additional expenses directly related to our acquisitions that we believe are not indicative of our core operating results, including acquisition-related retention, amortization of identifiable intangible assets arising from our acquisitions, and the initial provision for credit losses on loans acquired and lending commitments assumed as a result of the TriState Capital acquisition. In the following tables, the tax effect of non-GAAP adjustments reflects the statutory rate associated with each non-GAAP item. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of other companies. The following tables provide a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures for the periods indicated.
The three-year average Adjusted ROE applied to determine vesting of the 2019 awards was calculated using the Adjusted ROE figures set forth in the following Periodic Reports on Form 8-K: (i) fiscal 2022: filed October 26, 2022; and (ii) fiscal 2021 and 2020: filed October 27, 2021. The Adjusted ROE for fiscal 2022 reflected the aforementioned acquisition-related expense adjustments, while the Adjusted ROE for fiscal 2021 and 2020 was not revised to reflect such adjustments.

Year ended September 30,
$ in millions	2022
Net income available to common shareholders	$1,505
Non-GAAP adjustments:
Expenses directly related to acquisitions included in the following financial statement line items:
Compensation, commissions and benefits:
Acquisition-related retention(1)	58
Other acquisition-related compensation(2)	2
Total “Compensation, commissions and benefits” expense	60
Professional fees(2)	12
Bank loan provision/(benefit) for credit losses — initial provision for credit losses on acquired loans(3)	26
Other:
Amortization of identifiable intangible assets(4)	33
Initial provision for credit losses on acquired lending commitments(3)	5
All other acquisition-related expenses(2)	11
Total “Other” expense	49
Total expenses related to acquisitions	147
Pre-tax impact of non-GAAP adjustments	147
Tax effect of non-GAAP adjustments	(37)
Total non-GAAP adjustments, net of tax	110
Adjusted net income available to common shareholders	$1,615

2023 PROXY STATEMENT	95

Appendix A

Year ended September 30,
$ in millions	2022
Diluted earnings per common share	$—
Impact of non-GAAP adjustments on diluted earnings per common share:
Compensation, commissions and benefits:
Acquisition-related retention(1)	0.27
Other acquisition-related compensation(2)	0.01
Total “Compensation, commissions and benefits” expense	0.28
Professional fees(2)	0.06
Bank loan provision/(benefit) for credit losses — Initial provision for credit losses on acquired loans(3)	0.12
Other:
Amortization of identifiable intangible assets(4)	0.15
Initial provision for credit losses on acquired lending commitments(3)	0.02
All other acquisition-related expenses(2)	0.05
Total “Other” expense	0.22
Total expenses related to acquisitions	0.68
Tax effect of non-GAAP adjustments	(0.17)
Total non-GAAP adjustments, net of tax	0.51
Adjusted diluted earnings per common share(5)	$—

Average common equity(6)	$8,836
Impact of non-GAAP adjustments on average common equity:
Compensation, commissions and benefits:
Acquisition-related retention(1)	27
Other acquisition-related compensation(2)	1
Total “Compensation, commissions and benefits” expense	28
Professional fees(2)	6
Bank loan provision/(benefit) for credit losses — Initial provision for credit losses on acquired loans(3)	10
Other:
Amortization of identifiable intangible assets(4)	16
Initial provision for credit losses on acquired lending commitments(3)	2
All other acquisition-related expenses(2)	6
Total “Other” expense	24
Total expenses related to acquisitions	68
Tax effect of non-GAAP adjustments	(17)
Total non-GAAP adjustments, net of tax	51
Adjusted average common equity(6)	$8,887
Return on common equity(7)	17.0%
Adjusted return on common equity(7)	18.2%

96

Appendix A

	Year ended September 30,
$ in millions, except per share amounts	2021	2020
Net income	$1,403	$818
Non-GAAP adjustments:
Losses on extinguishment of debt(8)	98	—
Acquisition and disposition-related expenses(2) (4)	19	7
Reduction in workforce expenses(9)	—	46
Pre-tax impact of non-GAAP adjustments	117	53
Tax effect of non-GAAP adjustments	(28)	(13)
Total non-GAAP adjustments, net of tax	89	40
Adjusted net income	$1,492	$858

Earnings per diluted share	$6.63	$3.88
Non-GAAP adjustments:
Losses on extinguishment of debt(8)	0.46	—
Acquisition and disposition-related expenses(2)(4)	0.09	0.03
Reduction in workforce expenses(9)	—	0.22
Pre-tax impact of non-GAAP adjustments	0.55	0.25
Tax effect of non-GAAP adjustments	(0.13)	(0.05)
Total non-GAAP adjustments, net of tax	0.42	0.20
Adjusted earnings per diluted share(5)	$7.05	$4.08

Average common equity(6)	$7,635	$6,860
Impact on average equity of non-GAAP adjustments:
Losses on extinguishment of debt(8)	39	—
Acquisition and disposition-related expenses(2)(4)	6	1
Reduction in workforce expenses(9)	—	9
Pre-tax impact of non-GAAP adjustments	45	10
Tax effect of non-GAAP adjustments	(11)	(2)
Total non-GAAP adjustments, net of tax	34	8
Adjusted common average equity(6)	$7,669	$6,868
Return on common equity(7)	18.4%	11.9%
Adjusted return on common equity(7)	19.5%	12.5%
(1)Includes acquisition-related compensation expenses arising from equity and cash-based retention awards issued in conjunction with acquisitions in the current year and in prior years. Such retention awards are generally contingent upon the post-closing continuation of service of certain associates who joined the firm as part of such acquisitions and are expensed over the requisite service period.
(2)In fiscal 2022, we reclassified acquisition-related expenses which were previously reported in “Acquisition-related expenses” on our Consolidated Statements of Income into the respective income statement line items that align to their expense categories, including “Compensation, commissions, and benefits”, “Professional fees” (primarily legal fees), and “Other” expenses. Fiscal 2021 and 2020 periods have not been conformed to the fiscal 2022 presentation for purposes of NEO compensation vesting calculations.
(3)Our results for the twelve months ended September 30, 2022 included an initial provision for credit losses on loans and lending commitments acquired as part of our TriState Capital acquisition of $26 million (included in “Bank loan provision/(benefit) for credit losses”) and $5 million (included in “Other” expense), respectively. These provisions were required under U.S. generally accepted accounting principles to be recorded in earnings in the reporting period following the acquisition date.
(4)For fiscal 2022, amortization of identifiable intangible assets was included in “Other” expense and included amortization of identifiable intangible assets arising from our fiscal 2022 acquisitions as well as those in prior years. For fiscal 2021 and 2020, “Acquisition and disposition-related expenses” included amortization of identifiable intangible assets of those identifiable intangible assets with short useful lives arising from our acquisitions for fiscal 2021 and 2020.
(5)Earnings per diluted common share is computed by dividing net income (less allocation of earnings and dividends to participating securities) by weighted-average diluted common shares outstanding for each respective period or, in the case of adjusted earnings per diluted share, computed by dividing adjusted net income (less allocation of earnings and dividends to participating securities) by weighted-average diluted common shares outstanding for each respective period.
(6)For the fiscal year, average common equity is computed by adding the total common equity attributable to Raymond James Financial, Inc. as of each quarter-end date during the indicated period to the beginning of year total, and dividing by five. Adjusted average common equity is computed by adjusting for the impact on average common equity of the non-GAAP adjustments, as applicable for each respective period.
(7)Return on common equity is computed by dividing net income by average common equity for each respective period or, in the case of adjusted return on common equity, computed by dividing adjusted net income available to common shareholders by adjusted average equity for each respective period.
(8)Losses on extinguishment of debt include make-whole premiums, the accelerated amortization of debt issuance costs, and certain legal and other professional fees associated with the redemptions of our $250 million of 5.625% senior notes due 2024 and our $500 million of 3.625% senior notes due 2026, which occurred during our fiscal third quarter of 2021.

2023 PROXY STATEMENT	97

Appendix A

(9)Reduction in workforce expenses for the 12 months ended September 30, 2020, are associated with position eliminations that occurred in our fiscal fourth quarter of 2020 in response to the economic environment. These expenses were included in our Other segment and primarily consisted of severance and related payroll expenses, as well as expenses related to company-paid benefits.

98

Appendix B
RAYMOND JAMES FINANCIAL, INC.
AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN

(as amended through February 22, 2023)

(1)Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Independent Contractors and to promote the success of the Company’s business.
(2)Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.
(a)“Administrator” means the Board or the Committee.
(b)“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.
(c)“Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the legal requirements of any applicable stock exchange or national market system, and the legal requirements of any non-U.S. jurisdiction applicable to Awards granted to residents therein.
(d)“Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.
(e)“Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, Cash-Based Award or other right or benefit under the Plan.
(f)“Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.
(g)“Board” means the Board of Directors of the Company.
(h)“Cash-Based Award” means an award denominated in cash that may be settled in cash and/or Shares, which may be subject to restrictions, as established by the Administrator.
(i)“Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity (including, but not limited to, the Award Agreement for a particular Award), or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) continued failure to perform the duties and responsibilities of his or her position after there has been delivered to the Grantee a written demand for performance from the Company which describes the basis for the Company’s belief that the Grantee has not substantially performed his or her duties and the Grantee has not corrected such failure within thirty (30) days of such written demand; (ii) dishonesty, intentional misconduct, breach of a confidentiality agreement with the Company or a Related Entity or material breach of any other agreement with the Company or a Related Entity; (iii) breach of any fiduciary duty owed to the Company by the Grantee that has a material detrimental effect on the Company’s reputation or business; or (iv) conviction of, or plea of nolo contendere to, a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; provided, however, that with regard to any agreement that defines “Cause” on the occurrence of or in connection with a Corporate Transaction or a Change in Control, such definition of “Cause” shall not apply until a Corporate Transaction or a Change in Control actually occurs.
(j)“Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:
(i)the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

2023 PROXY STATEMENT	99

Appendix B
(ii)a change in the composition of the Board over a period of twelve (12) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.
provided that, for purposes of Awards granted hereunder that are subject to Section 409A and with respect to which payment or settlement of the Awards would occur in connection with the transaction, the transaction must also constitute a “change in the ownership or effective control, or in the ownership of a substantial portion of the assets” (as defined in Section 409A) of the Company.
(k)“Code” means the Internal Revenue Code of 1986, as amended.
(l)“Committee” means the Compensation and Talent Committee of the Board.
(m)“Common Stock” means the common stock of the Company.
(n)“Company” means Raymond James Financial, Inc. a Florida corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.
(o)“Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least twelve (12) months or (ii) have been Board members for less than twelve (12) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.
(p)“Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Independent Contractor is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Independent Contractor, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Independent Contractor can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Independent Contractor, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Independent Contractor (except as otherwise provided in the Award Agreement). Notwithstanding the foregoing, the Administrator may determine that, in the event of any spin-off of a Related Entity, service as an Employee, Director or Independent Contractor for such Related Entity following such spin-off shall be deemed to be Continuous Service for purposes of the Plan and any Award under the Plan. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.
(q)“Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:
(i)a merger or consolidation in which the Company is not the surviving entity or a share exchange in which the Company becomes a subsidiary of another entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;
(ii)the sale, transfer or other disposition of all or substantially all of the assets of the Company;
(iii)the complete liquidation or dissolution of the Company;
(iv)any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or
(v)acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; provided that, for purposes of Awards granted hereunder that are subject to Section 409A and with respect to which payment or settlement of the Awards would occur in connection with the transaction, the transaction must also constitute a “change in the ownership or effective control, or in the ownership of a substantial portion of the assets” (as defined in Section 409A) of the Company.

100

Appendix B
(r)“Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.
(s)“Director” means a member of the Board or the board of directors of any Related Entity.
(t)“Disability” means, unless such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity (including, but not limited to, the Award Agreement for a particular Award), a permanent and total disability as determined under the long-term disability plan of the Company or the Related Entity to which the Grantee provides services unless the Grantee is not a participant in such long-term disability plan or in the absence of such long-term disability plan, in which case, “Disability” means a mental or physical condition which totally and presumably permanently prevents the Grantee from engaging in any substantial gainful employment with the Company or the Related Entity to which the Grantee provides services prior to the inception of the disability; provided that, for purposes of Awards granted hereunder that are subject to Section 409A, “Disability” means a disability within the meaning of Code Section 409A(a)(2)(C) and Treasury regulation section 1.409A-3(i)(4), as each may be amended from time to time. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.
(u)“Dividend Equivalent Right” means aright entitling the Grantee to compensation measured by dividends paid with respect to Common Stock, provided that no such right may be granted with respect to Options or SARs. Dividend Equivalent Rights granted in connection with Restricted Stock or Restricted Stock Units that performance vest shall be held subject to the vesting of the underlying Restricted Stock or Restricted Stock Units.
(v)“Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.
(w)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(x)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The New York Stock Exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(iii)In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith; or
(iv)In lieu of the foregoing, the Administrator may, from time to time, select any other index or measurement that the Administrator determines in good faith represents an appropriate determination of the Fair Market Value per share of the Common Stock for purposes of the Plan.
(y)“Good Reason” means, with respect to the termination by the Grantee of the Grantee’s Continuous Service, that such termination is for “Good Reason” as such term (or word of like import) is expressly defined in a then- effective written agreement between the Grantee and the Company or such Related Entity (including, but not limited to, the Award Agreement for a particular Award), or in the absence of such then-effective written agreement and definition, a termination within ninety (90) days following the end of the Cure Period (as defined below) as a result of the occurrence of any of the following without the Grantee’s written consent: (i) a material diminution of the Grantee’s authority, duties, or responsibilities, relative to the Grantee’s authority, duties, or responsibilities in effect immediately prior to such reduction; provided, however, that a reduction of authority, duties, or responsibilities that occurs solely as a necessary and direct consequence of the Company undergoing a Corporate Transaction or Change of Control and being made part of a larger entity will not be considered material; (ii) a material diminution by the Company in the Grantee’s total cash and equity-based compensation as in effect immediately prior to such reduction; or (iii) the relocation of the Grantee to a facility or a location more than fifty (50) miles from his or her then present location that requires the Grantee to commute more than fifty (50) miles one way; provided, however, that the Grantee must provide written notice to the Company of the condition that could constitute a “Good Reason” event within ninety (90) days of the initial existence of such condition and such condition must not have been remedied by the Company within thirty (30) days (the “Cure Period”) of such written notice.
(z)“Grantee” means an Employee, Director or Independent Contractor who receives an Award under the Plan.
(aa)    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

2023 PROXY STATEMENT	101

Appendix B
(bb)    "Independent Contractor” means any person entering into a registered representative contractual relationship with the Company or a Related Entity.
(cc)    "Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
(dd)    "Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(ee)    "Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.
(ff)    "Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.
(gg)    "Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to, or the amount or entitlement to, an Award.
(hh)    "Plan” means this Amended and Restated 2012 Stock Incentive Plan.
(ii)    "Predecessor Plans” means the Company’s 1996 Stock Option Plan for Key Management Personnel, 2007 Stock Option Plan for Independent Contractors, 2002 Incentive Stock Option Plan, Stock Option Plan for Outside Directors, 2005 Restricted Stock Plan, and 2007 Stock Bonus Plan.
(jj)    "Related Entity” means any Parent or Subsidiary of the Company.
(kk)    "Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock or cash award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.
(ll)    "Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator. Dividends payable with respect to Restricted Stock subject to performance vesting shall be held subject to the vesting of the underlying Shares.
(mm)"Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.
(nn)    "Retirement” means, unless such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity (including, but not limited to, the Award Agreement for a particular Award), (i) in the case of an Employee or Independent Contractor, a Grantee’s voluntary Separation from Service or involuntary Separation from Service other than for Cause from the Company or any Related Entity after (A) attainment of age 65 or (B) attainment of age 60 after fifteen (15) years of service with the Company or a Related Entity either as an Employee or Independent Contractor, and (ii) in the case of a non-employee Director, a Grantee’s voluntary Separation from Service from the Company after attainment of age 72 or twelve (12) years of service as a Director with the Company.
(oo)    "Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.
(pp)    "SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.
(qq)    "Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.
(rr)    "Separation from Service” means a termination of Continuous Service from the Company and its Related Entities; provided that, for purposes of Awards granted hereunder that are subject to Section 409A, a “Separation from Service” means a Grantee’s death, retirement or other termination of employment or service with the Company and its Related Entities (as determined in accordance with Code Section 409A(2)(A)(i) and Treasury regulation section 1.409A(h), as each may be amended from time to time).
(ss)    "Share” means a share of the Common Stock.
(tt)    "Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.
(3)Stock Subject to the Plan.
(a)Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is 96,365,916 Shares, which includes the number of Shares that remained available for grants of awards under the Predecessor Plans as of the date the Plan was originally approved by the Company’s stockholders (8,843,944); provided, however, that the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options is 26,400,000 Shares. Notwithstanding the foregoing, any Shares issued in connection with Awards granted on or after the effective date of the Plan (as determined in accordance with Section 12) other than Options and SARs shall be counted against the limit set forth herein as 2.8 Shares for every one (1) Share issued in connection with such Award (and shall be counted as 2.8 Shares for every one (1) Share returned or deemed not

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have been issued from the Plan pursuant to Section 3(b) below in connection with Awards granted on or after the effective date of the Plan (as determined in accordance with Section 12) other than Options and SARs). The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.
(b)Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. Notwithstanding anything to the contrary contained herein: (i) Shares tendered or withheld in payment of an Option exercise price shall not be returned to the Plan and shall not become available for future issuance under the Plan; (ii) Shares withheld by the Company to satisfy any tax withholding obligation shall not be returned to the Plan and shall not become available for future issuance under the Plan; and (iii) all Shares covered by the portion of an SAR that is exercised (whether or not Shares are actually issued to the Grantee upon exercise of the SAR) shall be considered issued pursuant to the Plan.
(4)Administration of the Plan.
(a)Plan Administrator.
(i)Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by the Committee which shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3.
(ii)Administration With Respect to Independent Contractors and Other Employees. With respect to grants of Awards to Employees or Independent Contractors who are neither Directors nor Officers of the Company, the Plan shall be administered by the Committee which shall be constituted in such a manner as to satisfy the Applicable Laws. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.
(iii)Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.
(b)Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:
(i)to select the Employees, Directors and Independent Contractors to whom Awards may be granted from time to time hereunder;
(ii)to determine whether and to what extent Awards are granted hereunder;
(iii)to determine the number of Shares or the amount of cash or other consideration to be covered by each Award granted hereunder;
(iv)to approve forms of Award Agreements for use under the Plan;
(v)to determine the terms and conditions of any Award granted hereunder;
(vi)to amend or waive the terms of any outstanding Award granted under the Plan, as to any Grantee or class of Grantees, provided that (A) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Grantee (B) the reduction of the exercise price of any Option awarded under the Plan and the base appreciation amount of any SAR awarded under the Plan shall be subject to stockholder approval and (C) canceling an Option or SAR at a time when its exercise price or base appreciation amount (as applicable) exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, SAR, Restricted Stock, or cash buyout or other Award shall be subject to stockholder approval, unless the cancellation and exchange occurs in connection with a Corporate Transaction. Notwithstanding the foregoing, canceling an Option or SAR in exchange for another Option, SAR, Restricted Stock, or other Award with an exercise price, purchase price or base appreciation amount (as applicable) that is equal to or greater than the exercise price or base appreciation amount (as applicable) of the original Option or SAR shall not be subject to stockholder approval;
(vii)to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;
(viii)to grant Awards to Employees, Directors and Independent Contractors employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan;
(ix)to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate; and
(x)to establish or to cause to be established a trust for purpose of purchasing Shares on the open market, holding such Shares and using such Shares to satisfy the Company’s obligations under grants of Restricted Stock Units; provided that, if the trust is established to satisfy the Company’s obligations with respect to grants of Restricted Stock Units to Participants resident in

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Canada, such trust may be structured to qualify as an “employee benefit plan” within the meaning assigned by the Income Tax Act (Canada).
The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.
(c)Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.
(5)Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Independent Contractors. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Independent Contractor who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Independent Contractors who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.
(6)Terms and Conditions of Awards.
(a)Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Independent Contractor that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash, or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units or Dividend Equivalent Rights, Cash-Based Awards and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.
(b)Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option. In the event that the Code or the regulations promulgated thereunder are amended after the date the Plan becomes effective to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.
(c)Conditions of Award. Subject to the terms of the Plan, including Section 6(n), the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement. In addition, the performance criteria shall be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and any extraordinary, unusual or nonrecurring item, as determined by the Administrator.
(d)Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.
(e)Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares, cash or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of

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interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.
(f)Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.
(g)Individual Limitations on Awards.
(i)Individual Limit for Options and SARs. The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in each successive twelve (12) month period shall be 300,000 Shares. In connection with a Grantee’s commencement of Continuous Service, a Grantee may be granted Options and SARs for up to a maximum of 600,000 Shares. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.
(ii)Individual Limit for Restricted Stock and Restricted Stock Units. For awards of Restricted Stock and Restricted Stock Units, the maximum number of Shares that may be issued to a Grantee pursuant to such Awards with respect to a successive twelve (12) month period shall be 300,000 Shares. In connection with a Grantee’s commencement of Continuous Service, up to a maximum of 600,000 Shares may be issued to the Grantee with respect to a successive twelve (12) month period relating to such commencement. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.
(iii)Individual Limit for Cash-Based Awards. For Cash-Based Awards, with respect to each twelve (12) month period that constitutes or is part of each Performance Period, the maximum amount that may be paid to a Grantee pursuant to such Awards with respect to a successive twelve (12) month period shall be $5,000,000. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10 below.
(h)Deferral. If the vesting or receipt of Shares or cash under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares or amount of cash subject to such Award will not be treated as an increase in the number of Shares or amount of cash subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).
(i)Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Independent Contractor to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.
(j)Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Option or SAR shall be no more than seven (7) years from the date of grant thereof and the term of an Award other than an Option or SAR shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.
(k)Transferability of Awards. Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.
(l)Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.
(m)Additional Restrictions and Conditions. Awards, and the Shares or cash issued or issuable thereunder, shall be subject to the restrictions and conditions set forth in the underlying contracts with the Grantee and/or set forth in the Award Agreement for such Awards.
(n)Minimum Vesting Requirement. Notwithstanding any other provision of the Plan to the contrary, any Award granted under the Plan shall vest no earlier than the first anniversary of the grant date of the Award; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: (a) Awards granted pursuant to Section 6(d) in connection with certain acquisitions and

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similar transactions; (b) Shares delivered in lieu of fully vested cash obligations; and (c) any additional Awards the Administrator may grant, up to a maximum of five percent (5%) of the Shares authorized for issuance under the Plan pursuant to Section 3(a) (subject to adjustment pursuant to Section 10); and provided further that the foregoing restriction shall not apply to the Administrator’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of termination without Cause, Retirement, death, Disability or in connection with or upon a Corporate Transaction or Change in Control, pursuant to the terms of the applicable Award Agreement, or otherwise. In addition, the vesting of Awards granted to Directors who are not Employees will be deemed to satisfy the one-year minimum vesting requirement to the extent the Awards vest on the earlier of (a) the one-year anniversary of the date of grant, or (b) the next annual meeting of the Company’s shareholders that is at least 50 weeks after the immediately preceding annual meeting.
(7)Award Exercise or Purchase Price, Consideration and Taxes.
(a)Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:
(i)In the case of an Incentive Stock Option:
(A)granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or
(B)granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(ii)In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(iii)In the case of SARs, the base appreciation amount shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(iv)In the case of other Awards, such price as is determined by the Administrator.
(v)Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.
(b)Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator.
(i)In the case of an Award other than an Incentive Stock Option, in addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:
(A)cash through the Grantee’s Raymond James brokerage account, which must contain sufficient funds or margin availability to cover the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award;
(B)surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;
(C)with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (1) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (2) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;
(D)with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the exercise price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or
(E)any combination of the foregoing methods of payment.
(ii)In the case of an Incentive Stock Option, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:
(A)cash through the Grantee’s Raymond James brokerage account, which must contain sufficient funds or margin availability to cover the consideration to be paid for the Shares to be issued upon exercise or purchase of the Incentive Stock Option; or

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(B)surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Incentive Stock Option shall be exercised.
The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.
(c)Taxes. No Shares or cash shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or cash. Upon exercise or vesting of an Award the Company shall withhold or collect from the Grantee an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award, if applicable, sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award (reduced to the lowest whole number of Shares if such number of Shares withheld would result in withholding a fractional Share with any remaining tax withholding settled in cash).
(8)Exercise of Award.
(a)Procedure for Exercise.
(i)Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.
(ii)An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(i)(C).
(b)Exercise of Award Following Termination of Continuous Service.
(i)An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.
(ii)Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.
(iii)Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.
(9)Conditions Upon Issuance of Shares.
(a)If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.
(b)As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.
(10)Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company and Section 11 hereof, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the numerical limits set forth in Section 6(g), as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In the event of any distribution of cash or other assets to stockholders other than a normal cash dividend, the Administrator shall also make such adjustments as provided in this Section 10 or substitute, exchange or grant Awards to effect such adjustments (collectively “adjustments”). Any such adjustments to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards. In connection with the foregoing adjustments, the Administrator may,

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in its discretion, prohibit the exercise of Awards or other issuance of Shares, cash or other consideration pursuant to Awards during certain periods of time. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.
(11)Corporate Transactions and Changes in Control.
(a)Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.
(b)Acceleration of Award Upon Corporate Transaction or Change in Control.
(i)Corporate Transaction. Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction and:
(A)for the portion of each Award that was granted in lieu of a cash payment for all or a portion of a Grantee’s annual bonus (as determined by the Administrator and designated in the Award Agreement) and that is Assumed or Replaced, then such Award (if Assumed), the replacement Award (if Replaced), or the cash incentive program (if Replaced) automatically shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares (or other consideration) at the time represented by such Assumed or Replaced portion of the Award, immediately upon the Grantee’s Separation from Service if such service is terminated by the successor company or the Company without Cause or voluntarily by the Grantee with Good Reason on or within eighteen (18) months after the Corporate Transaction; and
(B)for the portion of each Award that was not granted in lieu of a cash payment for all or a portion of a Grantee’s cash annual bonus and that is Assumed or Replaced, then a pro-rated amount of the unvested Shares or other consideration subject to such Award (if Assumed), the replacement Award (if Replaced), or the cash incentive program (if Replaced) automatically shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) immediately upon the Grantee’s Separation from Service if such service is terminated by the successor company or the Company without Cause or voluntarily by the Grantee with Good Reason on or within eighteen (18) months after the Corporate Transaction. For this purpose, the pro-rated amount will be determined by comparing completed, full months of service, if any, since the grant date of the Award to the vesting schedule or restricted period set forth in the Award Agreement; and
(C)for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares (or other consideration) at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction, provided that the Grantee’s Continuous Service has not terminated prior to such date. For Awards that have an exercise feature, the portion of the Award that is not Assumed shall terminate under subsection (a) of this Section 11 to the extent not exercised prior to the consummation of such Corporate Transaction.
(ii)Change in Control. Except as provided otherwise in an individual Award Agreement, in the event of a Change in Control and:
(A)for the portion of each Award that was granted in lieu of a cash payment for all or a portion of a Grantee’s annual bonus (as determined by the Administrator and designated in the Award Agreement), then such Award automatically shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares (or other consideration) at the time represented by such Award, immediately upon the Grantee’s Separation from Service if such service is terminated by the successor company or the Company without Cause or voluntarily by the Grantee with Good Reason on or within eighteen (18) months after the Change in Control; and
(B)for the portion of each Award that was not granted in lieu of a cash payment for all or a portion of a Grantee’s cash annual bonus, then a pro-rated amount of the unvested Shares or other consideration subject to such Award automatically shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) immediately upon the Grantee’s Separation from Service if such service is terminated by the successor company or the Company without Cause or voluntarily by the Grantee with Good Reason on or within eighteen (18) months after the Change in Control. For this purpose, the pro-rated amount will be determined by comparing completed, full months of service, if any, since the grant date of the Award to the vesting schedule or restricted period set forth in the Award Agreement.
(c)Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded.

108

Appendix B
(12)Effective Date and Term of Plan. The Plan originally became effective on November 22, 2011 and was extended for a term of ten (10) years from February 18, 2016. It shall continue in effect for a term of ten (10) years from February 22, 2023 unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.
(13)Amendment, Suspension or Termination of the Plan.
(a)The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, or if such amendment would lessen the stockholder approval requirements of Section 4(b)(vi) or this Section 13(a).
(b)No Award may be granted during any suspension of the Plan or after termination of the Plan.
(c)No suspension or termination of the Plan (including termination of the Plan under Section 11, above) shall adversely affect any rights under Awards already granted to a Grantee.
(14)Reservation of Shares.
(a)The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
(b)The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
(15)No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without cause including, but not limited to, Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.
(16)No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.
(17)Stockholder Approval. The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.
(18)Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.
(19)Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
(20)Non-exclusivity of the Plan. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

2023 PROXY STATEMENT	109

INTERNATIONAL HEADQUARTERS: THE RAYMOND JAMES FINANCIAL CENTER
880 CARILLON PARKWAY // ST. PETERSBURG, FL 33716 // 800.248.8863
RAYMONDJAMES.COM

RAYMOND JAMES

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. (5:00 P.M. Eastern Time, February 20, 2023 for ESOP Plan participants). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RJF2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed on your proxy card in hand when you access the virtual meeting room and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by RAYMOND JAMES FINANCIAL, INC. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. (5:00 P.M. Eastern Time, February 20, 2023 for ESOP Plan participants). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to RAYMOND JAMES FINANCIAL, INC., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D92371-P82458-Z83802

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RAYMOND JAMES FINANCIAL, INC.

The Board of Directors recommends you vote "FOR" all of the nominees listed, "FOR" Proposals 2, 4 and 5, and for "Every Year" on Proposal 3.

Vote on Directors

1. ELECTION OF DIRECTORS

Nominees:	**For**	**Against**	**Abstain**
1a. Marlene Debel	☐	☐	☐
1b. Robert M. Dutkowsky	☐	☐	☐
1c. Jeffrey N. Edwards	☐	☐	☐
1d. Benjamin C. Esty	☐	☐	☐
1e. Anne Gates	☐	☐	☐
1f. Thomas A. James	☐	☐	☐
1g. Gordon L. Johnson	☐	☐	☐
1h. Roderick C. McGeary	☐	☐	☐
1i. Paul C. Reilly	☐	☐	☐
1j. Raj Seshadri	☐	☐	☐

Vote on Proposals

	For	**Against**	**Abstain**
2. Advisory vote to approve executive compensation.	☐	☐	☐

	Every Year	**Every 2 Years**	**Every 3 Years**	**Abstain**
3. Advisory vote on the frequency of advisory votes on executive compensation.	☐	☐	☐	☐

In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). **If no direction is indicated, this proxy will be voted "FOR" the election of the nominees listed for the Board of Directors, "FOR" Proposals 2, 4 and 5, and for "Every Year" on Proposal 3.** If any other matters properly come before the meeting, this proxy is authorized to vote in accordance with his judgment.

Please sign your name(s) exactly as it appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

RAYMOND JAMES FINANCIAL, INC.

2023 Annual Meeting of Shareholders

www.virtualshareholdermeeting.com/RJF2023

If you plan to attend the meeting at www.virtualshareholdermeeting.com/RJF2023, you will be required to enter the control number found on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form you previously received. The Annual Meeting will be held in a virtual meeting format only, conducted via webcast.

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Shareholders.
The Notice and Proxy Statement and the 2022 Annual Report to Shareholders are available at:
www.raymondjames.com/investor-relations/news-and-events/shareholders-meeting

D92372-P82458-Z83802

Raymond James Financial, Inc.
ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The shareholder(s) hereby revoke(s) any proxy previously granted and hereby appoint(s) Paul C. Reilly and Thomas A. James, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Raymond James Financial, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 4:30 P.M., Eastern Time, on February 23, 2023, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, "FOR" PROPOSALS 2, 4 AND 5, AND FOR "EVERY YEAR" ON PROPOSAL 3.

NOTICE TO PARTICIPANTS IN THE RAYMOND JAMES FINANCIAL, INC. EMPLOYEE STOCK OWNERSHIP PLAN:

This card also constitutes confidential voting instructions for participants in the Raymond James Financial, Inc. Employee Stock Ownership Plan ("ESOP"). A participant who signs on the reverse side hereby instructs the trustee of the ESOP to vote all the shares of Common Stock of Raymond James Financial, Inc. allocated to his or her ESOP Account in accordance with the instructions on the reverse side. If no instructions have been received from the ESOP participant, the trustee will vote the shares allocated to the participant's ESOP Account in the same proportion as it votes the shares of ESOP participants who have instructed the trustee on how to vote. You cannot vote your ESOP shares at the meeting. Your voting instructions must be received by 5:00 P.M. Eastern Time, on February 20, 2023 to allow sufficient time for processing. The trustee of the ESOP will hold your voting instructions in complete confidence except as may be necessary to meet legal requirements.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE